================================================================================
                                                                    EXHIBIT 99.5

                               APPRAISAL REPORT
                                      OF
               THE PROPOSED FAIRWAY VILLAGE RESIDENTIAL SECTIONS
                 CONTAINING A TOTAL OF 3,346 RESIDENTIAL UNITS
               DESIGNATED AS 837 TOWNHOUSE UNITS, 922 LARGE LOT
          SINGLE-FAMILY DETACHED UNITS, 499 MEDIUM LOT SINGLE-FAMILY
           DETACHED UNITS, AND 252 SMALL LOT SINGLE-FAMILY DETACHED
                     UNITS, AS WELL AS 836 APARTMENT UNITS
                        TAX MAP 15, PART OF PARCEL 149
             CONTAINING A TOTAL OF APPROXIMATELY 1,288.85 ACRES OF
          PUD ZONED LAND, AND 38+/- ACRES OF NEIGHBORHOOD COMMERCIAL
                 LAND, EXCLUDED FROM VALUATION IN THIS REPORT
                 SIXTH (6TH) ELECTION DISTRICT, CHARLES COUNTY
                            WALDORF, MARYLAND 20602


                                  Value as of

                                 May 25, 1997


                                 Appraised for

                         Mr. Edwin L Kelly, President
                            Chief Operating Officer
                       Interstate General Company, L.P.
                               Executive Offices
                         222 Smallwood Village Center
                          St. Charles, Maryland 20602


                                 Appraised by

                                James B. Hooper
                             James B. Hooper, P.A.
                                 P.O. Box 125
                         Waldorf, Maryland 20604-0125

================================================================================

                             James B. Hooper, P.A.
                                 P.O. Box 125
                            Waldorf, Maryland 20604

                                ---------------
                               932-9410 870-5841

                                  May 25,1997


Mr. Edwin Kelly
President
Interstate General Company, L.P.
222 Smallwood Village Center
St. Charles, Maryland 20602

Dear Mr. Kelly:

    At your request, I have inspected and appraised the following described property:

              The Proposed Fairway Village Residential Sections designated as the Sheffield Neighborhood and Gleneagles Neighborhood
 containing a total of 3,346 residential units to be developed in five stages containing 837 townhouse units, 922 large lot single-family detached units 499 medium lot single-family detached units, and 252 small lot single-family detached lots as well as 836 apartment units
          located on the east and west sides of St. Charles Parkway
                       near the White Plains Golf Course
                        Tax Map 15, Part of Parcel 149
                         Part of Liber 454, Folio 21
       containing a total of approximately 1,288.85 acres of PUD zoned planned unit development acreage
                Sixth (6th) Election District, Charles County
                            Waldorf, Maryland 20602

     This appraisal is of the Fair Market Value for the fee simple interest in the property. The effective date of the valuation is May 25, 1997. I have considered the pertinent data affecting the valuation, including location, type, use and potential of the property, trends of the neighborhood and comparable sales. As a result of this study and analysis, I am of the opinion that the Fair Market Value of real estate as of May 25, 1997, is:

                   gross retail value of the apartment units

            SEVEN MILLION FIVE HUNDRED TWENTY-FOUR THOUSAND DOLLARS
                                ($7,524,000.00)
                   gross retail value of the townhouse units

                 ELEVEN MILLION THREE HUNDRED THOUSAND DOLLARS
                               ($11,300,000.00)


      gross retail value of the single-family detached residential units


            THIRTY-ONE MILLION THREE HUNDRED EIGHT THOUSAND DOLLARS
                               ($31,308,000.00)


                 TOTAL GROSS RETAIL VALUE OF ALL OF THE UNITS


             FIFTY MILLION ONE HUNDRED THIRTY-TWO THOUSAND DOLLARS
                               ($50,132,000.00)

              discounted or "as is" value of the apartment units

                    THREE MILLION FOURTEEN THOUSAND DOLLARS
                                ($3,014,000.00)

              discounted or "as is" value of the townhouse units

           FOUR MILLION EIGHT HUNDRED EIGHTY-EIGHT THOUSAND DOLLARS
                                ($4,888,000.00)

  discounted or "as is" value of the single-family detached residential units

            ELEVEN MILLION THREE HUNDRED SIXTY-ONE THOUSAND DOLLARS
                               ($11,361,000.00)


             TOTAL DISCOUNTED OR "AS IS" VALUE OF ALL OF THE UNITS

           NINETEEN MILLION TWO HUNDRED SIXTY-THREE THOUSAND DOLLARS
                               ($19,263,000.00)

     An appraisal report is attached hereto and made a part hereof. The valuations are expressly made subject to the conditions and comments appearing in this report. I certify that I have personally prepared this appraisal report.

     This appraiser certifies that to the best of his knowledge, this report meets all requirements as set forth by the Federal Home Loan Bank Board Memorandum dated February 3, 1992.

                                    Respectfully submitted,


                                    /s/ James B. Hooper

                                    James B. Hooper

JBH/tlw

                               TABLE OF CONTENTS
                               -----------------

TRANSMITTAL LETTER.......................................................    1
QUALIFICATIONS...........................................................    3
EXECUTIVE SUMMARY OF SALIENT FACTS AND CONCLUSIONS.......................    6
PURPOSE/FUNCTION OF THE APPRAISALS.......................................    8
UNDERLYING ASSUMPTIONS AND LIMITING CONDITIONS...........................    9
SCOPE OF THE APPRAISAL...................................................   11
ENVIRONMENTAL STATEMENTS.................................................   12
SITE IDENTIFICATION/LEGAL DATA...........................................   12
SALE/RENTAL HISTORY......................................................   13
ASSESSMENT AND TAXES.....................................................   13
ZONING...................................................................   14
PROPERTY LOCATION........................................................   15
REGIONAL ANALYSIS........................................................   16
COUNTY ANALYSIS..........................................................   17
NEIGHBORHOOD DATA........................................................   20
SITE DESCRIPTION.........................................................   21
PROPOSED IMPROVEMENTS....................................................   22
HIGHEST AND BEST USE ANALYSIS............................................   24
THE APPRAISAL PROCESS....................................................   30
VALUATION................................................................   31
VALUATION OF THE APARTMENT UNITS.........................................   32
VALUATION OF THE TOWNHOUSE UNITS.........................................   43
VALUATION OF THE SINGLE-FAMILY UNITS.....................................   70
CORRELATION AND CONCLUSION...............................................  105
CERTIFICATION............................................................  107
ADDENDUM

                                James B. Hooper
                                 P.O. Box 125
                            Waldorf Maryland 20604

                                ---------------
                               932-9410 870-5841


                                QUALIFICATIONS
                                --------------

MARYLAND            Certified General Status
LICENSE             License No. 1128
STATUS:

VIRGINIA            Certified General Status
LICENSE             License No. 4001-003745
STATUS:

EDUCATION:          B.S. Degree - Business Management
                    University of Maryland

                    Post Graduate Courses
                    American University

                    Continuing Education Courses
                    Charles County Community College


SPECIALIZED         AlREA - Course 1A - Appraisal Theory
APPRAISAL           AIREA - Course 1B - Basic Appraisal Tech.
COURSES:            AIREA - Course 2A - Capitalization Theory & Tech.1.
                    AlREA - Course 2B - Capitalization Theory & Tech.2.
                    AIREA - Course 2C - Capitalization Theory & Tech.3.
                    AIREA - Course 3A - Case Studies in Valuation
                    AIREA - Course 3B - Report Writing
                    AIREA - Course SPP - Standard Professional Practices
                    Appraiser Institute Course 550 - Advanced Valuation
                    Applications

EXPERIENCE:         President, Hooper & Associates, P.O. Box 125, Waldorf,
                    Maryland January 1989, to present

                    Staff Appraiser for Matthews Realty Corporation, P.O. Box 506, Waldorf, Maryland 1984 to 1988

                    Staff Appraiser for Delta Realty, Inc., P.O. Box 35, Waldorf, Maryland 1976 to 1984

                    Maryland Real Estate Salesman - 1975 to 1979

                    Maryland Real Estate Broker - 1979 to present

                    Qualified Expert Witness - United State Bankruptcy Court of Appeals; United States Bankruptcy Court; Maryland Tax Appeals Court; Prince George's and Charles Counties Tax Appeals Boards; and Circuit Court for Charles County; Circuit Court for St. Mary's County; and District Court of Charles County; Circuit Court for Calvert County; District Court for St. Mary's County

PARTIAL LIST        Mercantile Safe Deposit & Trust Company
OF CLIENTS:         1st National Bank of Maryland
                    I T & T Corporation
                    United Bank & Trust Company
                    Bank of Southern Maryland
                    Thomas C. Carrico, Esq.
                    Law Offices of Zanecki, Braddock & Silber
                    Law offices of Blumenthal & Delavan
                    Law Offices of Wechsler, Seizer & Gurvitch
                    Law Offices of Giordano, Bush & Villareale
                    Law Offices of Semmes, Bowen & Semmes
                    Law Offices of Loyd & Moreland
                    State of Maryland Department of General Services
                    Thomas F. Mudd, Esquire
                    1st Virginia Mortgage Corporation
                    Western Electric Corporation
                    Maryland Money Market Mortgage Corporation
                    Washington Savings Bank
                    State of Maryland, Department of General Services
                    State Highway Administration
                    Various Relocation Services
                    Security National Bank
                    Nations Bank
                    Southern Maryland Oil Company
                    Veterans Administration, Panel Appraiser
                    Norwest Mortgage, Inc.
                    Charles County Government
                    St. Mary's County Government
                    Federal Housing Administration, Panel Appraiser
                    1st National Bank of St. Mary's
                    First Virginia Bank
                    Developers and private individuals


ORGANIZATIONS:      Southern Maryland Board of Realtors
                    Prince George's County Board of Realtors
                    Institute of Real Estate Management (designated title of CPM)
                    Membership as candidate in the American Institute of Real Estate Appraisers MAI Program
                    Member International Right-of-Way Association
                    National Association of Real Estate Appraisers (CREA
                    Designation)

TYPES OF            Income producing properties such as office buildings,
APPRAISALS:         warehouses, other commercial establishments, condominiums, residential, subdivisions, houses, farms, vacant land, etc.

                                    PREFACE
                                    -------


     An appraisal is a type of research and analysis into the law of probabilities with respect to real estate valuation. Through the appraiser's education, training, experience, and professional philosophy, he/she is able to render an estimated value of real estate based on the activities of buyers, sellers, and other property owner. Because of the unique characteristics of each parcel of real estate, adjustments typically have to be made for differences between properties.

     A value estimate cannot be guaranteed and generally cannot be proved. However, the final estimate of value by a professional appraiser should be substantiated and justified by a detailed analysis of both the physical characteristics of the subject real estate and the social, economic, and governmental forces which exert pressure on the subject property.

     The final estimate of value in a professional appraisal report must not be considered to be absolute but rather an opinion of value resulting from reliable market data which was collected, analyzed, and adjusted to reflect the elements of comparison between and comparables and the subject. The professional appraiser cannot be an advocate, else he/she belies the principles of the profession.

     With the aforementioned in mind, you are encouraged to read this report which sets forth the purpose for which the appraisal was made and the appraiser's analysis and conclusions.

              EXECUTIVE SUMMARY OF SALIENT FACTS AND CONCLUSIONS
              --------------------------------------------------


Name of Property:                  The Proposed Fairway Village of the St.
                                   Charles Planned Unit Development

Date of Appraisal:                 May 25, 1997


Property Location:                 off of the east and west sides of St. Charles
                                   Parkway, Sixth (6th) Election District, Tax
                                   Map 15, Part of Parcel 149, Waldorf, Charles
                                   County, Maryland 20602

Census Tract No.:                  8509.02, 8509.03 and 8509.04

Property Type:                     residential planned unit development,
                                   townhouse, single-family detached and
                                   apartment usage

Property Size:                     1,288.85 acres (+/-) of residentially zoned
                                   property

Units:                               837 townhouse units
                                     922 single-family large lot detached units
                                     499 single-family medium lot detached units
                                     252 single-family small lot detached units
                                     836 apartment units
                                   -----
                                   3,346 total units

Assessment:                        As part of Tax Map 15, Parcel 149,
                                   $515,540.00

Taxes:                             $7,846.73

Zoning:                            PUD - Planned Unit Development -
                                   Residential/Commercial

Present Use:                       vacant land

Highest and Best Use:              Its ultimate development as a predominantly
                                   residential community featuring attached and detached units as part of the Planned Unit
                                   Development of St. Charles.

Property Rights Appraised:         fee simple interest subject to PUD
                                   restrictions

Defined Value:                     market value

Indicated Value by the:


Cost Approach:                                          N/A


Market Data Approach:

Gross Retail Value of the          $ 7,524,000.00 or $ 9,000.00 per unit
Apartment Units:
Gross Retail Value of the          $11,300,000.00 or $13,500.00 per unit
Townhouse Units:
Gross Retail Value of the
Single-Family Residential Units:   $17,518,000.00 or $19,000.00 per large unit
                                   $ 9,481,000.00 or $19,000.00 per medium unit
                                   $ 4,309,200.00 or $17,100.00 per small unit
                                   --------------
                                   $31,308,000.00 (rounded)

TOTAL GROSS RETAIL VALUE
  OF ALL OF THE UNITS:             $50,132,000.00

Discounted or "As Is" Value of
the Apartment Units:               $ 3,014,000.00 or $3,605.00 per unit
Discounted or "As Is" Value of
the Townhouse Units:               $ 4,888,000.00 or $5,840.00 per unit
Discounted or "As Is" Value of
the Single-Family
Residential Units:                 $11,361,000.00 or $6,791.00 per unit
                                   --------------
TOTAL DISCOUNTED OR "AS IS" VALUE
  OF ALL OF THE UNITS:             $19,263,000.00


Income Approach:                                        N/A

     It should be noted that the overall valuation of the subject property is in its current "as is" state of approved, but undeveloped units. Therefore, there currently exists no improvements or cash flow streams associated with the land that would offer any insight as to the value of the property. Therefore, the Cost Approach, as well as the Income Approach have been disregarded in the final valuation.

                       PURPOSE/FUNCTION OF THE APPRAISAL
                       ---------------------------------

     The purpose of this appraisal is to establish fair market value for the subject property as of May 25, 1997.

     The function of the appraisal is to establish market value for the subject property that will ultimately be used as collateral in a federally guaranteed loan transaction.

                                  DEFINITIONS
                                  -----------

     APPRAISAL ASSIGNMENT is defined as those appraisal services where the appraiser is employed or retained to act (or would be perceived by third parties or the public as acting) as a disinterested third party in rendering an unbiased estimate or opinion of the nature, quality, value, or specified interests in or aspects of identified real estate./1/

     MARKET VALUE is defined as the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is consummation of a sale as of a specified date and passing of title from seller to buyer under conditions whereby:

     --      Buyer and seller are typically motivated;
     --      Both parties are well informed or well advised and each
             acting in what he considers his own best interest;
     --      A reasonable time is allowed for exposure in the open
             market;
     --      Payment is made in terms of cash in U.S. dollars or in
             terms of financial arrangements comparable thereto: and
     --      The price represents the normal consideration of the
             property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale./2/

     FEE SIMPLE ESTATE is defined as absolute ownership unencumbered by any other interest and subject only to the governmental powers of taxation, police power, eminent domain and escheat.

___________________________

     1       Code of Professional Ethics & Standards of Professional Practice;
             ----------------------------------------------------------------
             American Institute of Real Estate Appraisers; 1/90.


     2       NCUA, OTS, OCC, FDIC, FRS, AND RTC.

                UNDERLYING ASSUMPTIONS AND LIMITING CONDITIONS
                ----------------------------------------------

     IDENTIFICATION OF THE PROPERTY: The legal description given to the
     ------------------------------
appraiser and found in the land records is presumed to be correct, but has not been confirmed by a survey. The appraiser assumed no responsibility for such a survey or for encroachments or overlapping that might be revealed thereby.

     The appraiser renders no opinion of legal nature, such as to ownership of the property or condition of the title.

     The appraiser assumed the title to the property to be marketable, that the property is an unencumbered fee, and that the property does not exist in violation of any applicable codes, ordinances, statutes, or other governmental regulations.

     Any other plats, maps or drawings shown in this report may show approximate dimensions and may not be drawn to scale. These are included strictly to assist the reviewer of this report in visualizing the property. Although I have made a physical inspection of the property, no precise survey was made by this appraiser.

     The appraiser assumes completion of the improvements in a workmanship-like manner within a reasonable period of the and in accordance with final plans and specifications, as summarized in this report.

     UNAPPARENT CONDITIONS:  The appraiser assumed that there are no latent
     ---------------------
defects or unapparent conditions of the property, subsoil or structures which would render it more or less valuable than otherwise comparable property. The appraiser assumed no responsibility for such conditions, or for engineering which might be required to reveal such things.

     INFORMATION AND DATA: Information and data supplied to the appraiser by
     --------------------
others, and which have been considered in the valuation, are from sources believed to be reliable, but no further responsibility is assumed for its accuracy.

     USE OF THE APPRAISAL: Possession of the appraisal report or a copy thereof
     --------------------
does not carry with it the right of publication. It should be considered a privileged document.

     The appraisal report may not be used for any purpose except substantiation of the value estimated without written permission from the appraiser. All valuations in the report are applicable only under the stated program of Highest and Best Use, and are not necessarily applicable under other programs of use. The valuations of a component part of the property are applicable only as part of the whole property.

     COURT TESTIMONY: Testimony or attendance in Court by reason of this
     ---------------
appraisal with reference to the property in question, shall not be required without prior agreement.

     It is assumed that current economic conditions will remain reasonably stable into the foreseeable future without major fluctuations both upward or downward in the overall economy.

     A diligent effort was made to verify each comparable sale used in the evaluation process in this report. However, since many of the sellers or purchasers are from areas outside of the immediate locality, or no agent could be contacted within a reasonable time for the completion of this report, certain sales may not have been verified through communication with the purchaser or seller.

     This appraiser has not been informed, nor has the appraiser any knowledge of the existence of any environmental or health implement which, if known, could have a negative impact on the market value of the subject property. Therefore, it is assumed by this appraiser that there are no hazardous waste storage or environmental hazards on the subject property The valuation herein contained is not valid if any hazardous items are found on the subject property; including, but not limited to, urea formaldehyde insulation, radon gas, asbestos products, lead or lead base products, toxic waste and other contaminants.

     It is assumed by this appraiser, unless otherwise noted in this appraisal report, that there do not exist any tidal or non-tidal wetlands that will hinder the overall development of the subject parcel.

     It is assumed by this appraiser that the proposed subdivision will be developed and completed according to site plans and overview plans as presented to this appraiser.

     It is assumed by this appraiser that all information pertaining to lot sizes, configurations, unit numbers and overall dimensions have been accurately portrayed in information supplied to this appraiser, and any substantial variation from these plans may substantially alter the final valuation of the property.

                            SCOPE OF THE APPRAISAL
                            ----------------------

     The purpose of this appraisal is to provide a full narrative manuscript report using the known conventional and accepted appraisal processes, practices and traditional approaches in existence as of the date of the valuation. Additionally, it is intended within the scope of this appraisal to report that the prepared appraisal be in compliance with all Federal banking and other related guidelines.

     This appraiser, within the scope of the appraisal, will endeavor to arrive at a Fair Market Value of the subject property in its "as is" condition using the three traditional approaches to value as outlined in the Valuation section of this report. Additionally, this appraiser will make a detailed investigation of the subject property and will report any actual or suspected evidence of environmental hazards or contaminants relative to the subject property.

     Included in the scope of the appraisal will be the overall valuation of the subject property as real property, as well as any fixed improvements, excluding, unless otherwise mentioned, any and all trade fixtures located on the property.

     Further included within the scope of the appraisal report, this appraiser will analyze the subject property in comparison to comparable sales or leases that have been found in the marketplace and have transpired within the past several years. Additionally, this appraiser will research the history of the subject property for the prior three years and report any transfers or transactions involved on the subject property that may offer any insight as to the overall Fair Market Value of the property.

     In summary, the scope of this appraisal includes, but is not limited to

     - an inspection of the property which is the subject of this appraisal assignment,

     - the searching, collection, verification, and analysis of relevant data,

     -       the Highest and Best Use conclusion,

     - the consideration of the Cost, Income Capitalization and Sales Comparison Approaches to Value and the implementation of the applicable approaches to value for estimating the market value of the property as a whole, and

     - the reconciliation of the applicable approaches to value and the final estimates of market value.

                           ENVIRONMENTAL STATEMENTS
                           ------------------------

     The market value conclusion in this report is based upon the presumption that there are no conditions of environmental concern which affect the value of
               --
the subject property, including, but not limited to, hazardous or toxic wastes, wetlands, buried storage tanks, PCB's, and radon gas.

     During my physical property inspection on May 25, 1997, I did not observe any signs of potential problems. However, as we have no expertise in environmental matters, we strongly recommend that any related questions or concerns be evaluated by a qualified expert prior to finalizing decisions regarding the subject property.

                              SITE IDENTIFICATION
                              -------------------
     The subject property is located on the east and west sides of St. Charles Parkway, near its southern terminus at the White Plains Regional Park. The subject parcel is designated as being found on Tax Map 15, Parcel 149, which according to the Tax Maps contains a total of 1,288.85 acres of land, more or less.

     This particular parcel is recorded in the Charles County Land Records at Liber 454, Folio 21. It should be noted that the residential portions of the property, according to information supplied to this appraiser, contains approximately 1,288.85 acres, with the remaining acreage designated as commercial use property, which has been excluded from the valuation of this report. Also, the subject property's census tract is designated to be found in Census Tract Numbers 8509.02, 8509.03 and 8509.04.

                               DATE OF APPRAISAL
                               -----------------

     The estimated value within this appraisal shall be as of May 25, 1997, the date upon which the assessor's full cash value and assessment is based.

                                  LEGAL DATA
                                  ----------

     Ownership to the subject property is currently vested in the name of the St. Charles Associates, 222 Smallwood Village Center, Waldorf, Maryland 20602. The deed indicating this ownership is dated April 28, 1981, and is recorded in the Charles County Land Records at Liber 454, Folio 21.

                             SALES/RENTAL HISTORY
                             --------------------

     In accordance with the Appraisal Institute, as well as the Federal Home Loan Bank Board, this appraiser has researched transfers of the subject property for the prior 5-year period and has noted no transfers within this period of time. It should be noted that the subject property is a portion of a considerably larger tract that over the past 25 to 30 years has been developed into the Carrington, Smallwood, Bannister, Wakefield, Huntington, Lancaster, Hampshire, Dorchester and St. Charles Industrial Park neighborhoods. Within these various neighborhoods, a considerable number of lots have transferred, the most recent and most pertinent sales will be found later in this report as part of the Market Data analysis of the various types of lots found in the designated subject parcel.

                             ASSESSMENT AND TAXES
                             --------------------

     The subject property is currently assessed as Part of Tax Map 15, Parcel
149. Current assessments on the subject property, as of the date of this appraisal report, are as follows:

               Land                          $515,440.00
               Improvements                      -0-
                                              ----------
               Total                         $515,440.00

     The subject property is currently assessed in the name of:

                            St. Charles Associates
                         222 Smallwood Village Center
                            Waldorf, Maryland 20601

     The subject property is assessed as 1,288.85 acres of land. Current real estate taxes are in the amount of $7,846.73. These taxes were paid on May 12, 1997.

     The current tax rate for Charles County is $2.65 per $100.00 of assessed value. The $2.65 is inclusive of all County, fire and State taxes associated with real estate revenues. Current assessments on the subject property are based on 40 percent of the assessors estimated Fair Market Value of the real estate property taxes in Charles County, and as in other portions of Maryland, are based on a tri-annual assessment period with base values of properties reassessed every 3 years and increases during this period of time based on market rates, which in the past few years have typically ranged from 6 to 8 percent but can increase upward to a 10 percent cap.

     Tax rates for the subject property are deemed typical of other properties located in the Charles County region and are not deemed to be excessive.

                                    ZONING
                                    ------

     The subject property is currently zoned for either commercial or residential development under the Planned Unit Development Overlay zone of the St. Charles Subdivision and in particular, the Fairway Village Neighborhood. The unit mix within the Fairway Village Subdivision, as proposed, has been approved by the appropriate governmental authorities, to the best of this appraiser's knowledge, and allows for the unit mix of residential development, as previously discussed, as well as approximately 38 acres of commercial developable acreage as well.

     The Planned Unit Development classification is a zoning intended to provide an environment suitable for both residential and commercial usage within the Fairway Village Neighborhood, that will not create appreciable nuisances, hazards, or threats to the natural environment or surrounding development. This zone provides for a variety of residential usages, as well as commercial support facilities for the neighborhood, and allows for considerable areas of open space, park land and recreational facilities.

     In addition to the predominantly residential activity found in this zone, the zone also permits limited commercial, retail and office usage complementary to the neighborhood. Additionally, areas are designated for recreational activities, as well as open space reserves. Some of the uses permitted within this zoning are residential, single-family attached and detached units, commercial retail centers, office buildings, day care centers, nursery schools, banks and financial institutions, etc.

     The subject property in its current form as a large tract of vacant acreage is well within the legal constraints of the planned unit zoning. The proposed usage of the subject property along unit guidelines as set forth in this appraisal, also appears to be a conforming use as well once completed.

     The minimum lot sizes for townhouses are approximately 1,500 square feet per interior units; minimum lot sizes for single-family dwellings are approximately 6,000 square feet.

     Please find in the Addendum of this appraisal, a list of appropriate sizes and densities as set forth for planned unit developments.

                              [MAP APPEARS HERE]

                               PROPERTY LOCATION
                               -----------------

     The subject property is located off of the east and west sides of St. Charles Parkway, near its southern terminus at White Plains Regional Park. Via St. Charles Parkway and several alternative routes, the subject property is within approximately 1 mile of both U.S. Route 301 and Maryland Route 5. U.S. Route 301 is considered the major north/south bisector of this portion of Charles County and affords the subject property easy access to major metropolitan market areas to the north and south of the subject neighborhood. Maryland Route 5 is considered the major east/west bisector of this portion of Charles County and affords the subject property access to major employment and population areas, as well as to other Southern Maryland jurisdictions.

     From the subject location, driving times to Washington, Annapolis, Baltimore and Richmond are 30 minutes, 45 minutes, 60 minutes and 90 minutes, respectively. However, for purposes of the trucking/warehousing industries, the subject location is less desirable than a location further north. The trucking industry considers thirty miles to be the perimeter from a major city. The subject is just outside that distance from Washington, D.C.; however, it is somewhat centrally located if one's market includes Washington, D.C., Baltimore, Richmond and Norfolk.

                          [LOCATION MAP APPEARS HERE]

                               REGIONAL ANALYSIS
                               -----------------

          The appraised property is located in Charles County, part of the Washington Metropolitan area which also includes Montgomery, Prince George's, Frederick and Calvert Counties in Maryland, and Fairfax, Loudon, Prince William and Arlington Counties in Virginia.

          The District of Columbia is surrounded by the Capital Beltway, which is crossed by a number of arterial highways radiating from the District. Maryland Routes 210 and 5 provide direct access from Charles County to the Beltway and the District. Three major airports serve the area: Dulles International, 40 miles northwest of Charles County, and Washington National, 25 miles to the northwest, both in northern Virginia, and Baltimore-Washington International, 50 miles to the north in Anne Arundel County. Baltimore Harbor, 60 miles north of Waldorf, has a channel depth of 42 feet and accommodates more than 100 steamship lines.

          The Washington Metropolitan Area leads the nation in the proportion of the professional, executive, managerial and administrative people. Among the colleges and universities in the Washington area are American, George Washington, Georgetown, Catholic and Howard Universities in the District of Columbia, the University of Maryland and Bowie State University in Prince George's County.

          The Federal Government is the largest employer in the region. Federal agencies in and around the District of Columbia provide more than 350,000 jobs. Nearly 200,000 state and local government jobs increase the non-military government payroll to more than 500,000. Private companies supplying contract services and related products employ about 30% of the civilian labor force. Services, retail trades, and the construction industry constitute a large part of the remaining work force.

          The Washington area has been one of the most rapidly developing regions in the nation. Current population estimates exceed 3,850,000. Federal officials have recently approved the consolidation of the Washington and Baltimore metropolitan areas, with a combined metropolitan population of over
6.7 million.

          The economic recession of the early 1990's affected all areas of the regional economy. However, in the past couple of years, there have been growing signs of recovery in all sectors of the economy with residential real estate showing the greatest strength. Surveys of land and housing prices in the metropolitan area show that these costs are typically lower in southern Maryland in general and Charles County in particular, than those of the more populous jurisdictions. This relative affordability is one of the primary conditions fueling growth in the county.

                                COUNTY ANALYSIS
                                ---------------

          Charles County is a 458 square mile peninsula with approximately 150 miles of shoreline. Although about 40% of the county's land is still devoted to agriculture, the Route 301 corridor through Waldorf has assumed a suburban character.

          A relatively low tax rate, plentiful land inventory, and good highway access, together with the administration's policy of encouraging growth and industry, have promoted residential and commercial expansion. Between 1980 and 1990, the county's population increased by 39% to 101,154 residents, with about 43% of the county's population concentrated in the 6th Election District, which includes Waldorf. Current population is estimated to be 111,200 and is expected to increase to 128,700 by 2005.

          La Plata and Indian Head are the only two incorporated towns in the county. La Plata, centered at the intersection of Routes 301 and 6 near the geographical center of the county, is the seat of county government. The town limits have recently extended northward along U.S. Route 301 to include about 1,000 acres slated for planned unit development. Indian Head, about 12 miles northwest of La Plata, is the site of a United States Naval Ordnance Station, recently renamed the Naval Surface Warfare Center, and is a major employer for the region. The most heavily populated part of the county is the Waldorf/St. Charles area located in the north central part of the county about seven miles north of La Plata. The Waldorf/St. Charles area contains about half of the county residents.

          The unemployment rate in Charles County has remained constant at about 3% until 1991 when it increased to more than 7%. However, there has been steady improvement during the last few years. As of December 1995 the rate was 2.7%. As of December 1994 the rate was 3.2%; and as of December 1993 the rate was 3.7%. Local industries that provide employment opportunities include the construction trade, government, health related professions, real estate and associated fields, power generation, lumbering and manufacturing of wood products, metal and steel fabrication, manufacture of concrete products, computer operations, engineering and research nurseries and harvesting of seafood.

          Five high schools, six middle schools and eighteen elementary schools serve more than 19,000 students in the county's public school system. Handicapped students attend the F.B. Gwynn Educational Center in La Plata, and vocational studies are provided by the Charles County Vocational-Technical Center in Pomfret. In addition, the county has 12 private schools. The Charles county Community College, about 15 miles south, has over 4,500 students and offers a two-year program leading to an Associate of Arts Degree. Other courses of study include transfer programs and certification in certain trade programs requiring less than two years of study. The college maintains an extension center in the Smallwood Village of St. Charles, with a selection of course offered there and at other nearby locations.

          Electricity for the county is supplied by Southern Maryland Electric Cooperative, Inc.; the Washington Gas Light Company provides natural gas to some parts of the county. The Charles County Department of Public Works provides water for St. Charles and other parts of Waldorf; many smaller communities have private water systems. The north part of the county is served by the Mattawoman Sewerage Treatment Plant, which was completed about 10 years ago, and has recently been expanded.

          U.S. Route 301 is the main thoroughfare through Charles County and a major traffic artery for the east coast. It parallels I-95 about 15 miles to the west and is the principal alternative to that heavily congested corridor between Richmond and Baltimore. Route 5, leading from St. Mary's County on the south through eastern Charles and Prince George's Counties into the District of Columbia, is a heavily-traveled commuter route. Route 5 is in the process of being re-routed around Waldorf. Route 6 connects with Route 5 in northern St. Mary's County about 16 miles east of La Plata, and is the county's primary east-west route connecting the development corridors east of La Plata with rural areas to the south and west. The only public transportation available is provided by private bus firms. Most residents commute in private vehicles.

          A comprehensive rezoning plan for Charles County, adopted in September of 1990 calls for much of the northern and central part of the county, including La Plata, to be rezoned for more intensive development, while most other areas of the county will stay in the "Rural Agricultural" zone. The plan assigns development districts designed to limit urban sprawl and concentrate growth in clearly defined development areas, projecting that the greatest concentration of growth through 2010 (68% of new residential units) will be in the Waldorf/St. Charles area and La Plata. The comprehensive plan was codified with the adoption of the new zoning ordinance in October of 1992. Despite generally declining economic conditions during the recent recession, growth in Charles County has remained stronger than in many other parts of the Washington area. In the past couple of years, there have been growing signs of recovery in all segments of the local economy.

          Because of the rapid growth in the past, the major problem confronting the Charles County region has been traffic gridlock, particularly along the major commuter routes to Washington, D.C., as well as on the secondary roads through the major employment centers of the area; namely, Waldorf, La Plata, and Indian Head. To help alleviate some of this traffic congestion, numerous road upgrades, as well as expansions, are currently being proposed or approved. In Waldorf, the western and eastern bypasses are designed to eliminate large amounts of traffic on U.S. Route 301 and Route 5 corridors, as well as in conjunction with the Prince George's County upgrade of Route 5 and Route 301 as they cross over through those jurisdictions. Additionally, the State Highway Administration is also expanding portions of Route 5, as well as Route 205, in the Waldorf area. Once these bypasses and upgrades are completed, a considerable amount of the traffic congestion is expected to be alleviated for a number of years.

          Charles County is fortunate enough to be located, as previously mentioned, near the Chesapeake Bay, or on the tributaries leading to the Chesapeake Bay, which offers numerous recreational opportunities to the residents of the County. The County has provided recreational services in the form of numerous parks. One is the White Plains Regional Park, which has an eighteen hole golf course. This enhances the livability and desirability of the County. Because of these facts, the County has enjoyed a steady population growth and riding on its coat-tails has been an increase in jobs, income levels of employment and property values in both the residential and commercial sectors throughout the area.

          The Charles county Government and other local jurisdictions in the area of Southern Maryland have avoided a large number of the problems associated with rapid growth. These local Governments continue to plan for and allocate resources to meet future needs. Therefore, it appears that the basis has been laid for the continuing orderly expansion of the area of Charles County, as well as the maintenance and preservation of the historic, recreational and service attributes required to maintain a high standard of living.

          Based on the aforementioned data, it is this appraiser's opinion that the Charles County area will continue to provide the services needed at reasonable levels to attract the quality growth it has seen in the past few years. Along these lines, Charles County should remain a desirable place both for residential, as well as commercial, expansion into the foreseeable future.

                         [INDEX TO MAPS APPEARS HERE]

                               NEIGHBORHOOD DATA
                               -----------------

          The subject property is located in the unincorporated township of Waldorf/White Plains, in the northern most portion of Charles County, Maryland. This area is the most densely populated and developed zone of the County. As it has in the recent past, the Waldorf area is experiencing both rapid residential and commercial growth.

          Well over a third of Charles County's population is located in the Sixth (6th) Election District, which encompasses Waldorf and the surrounding neighborhoods.

          "St. Charles," a very successful planned unit community, and in which the subject neighborhood is located, is in the southern portion of Waldorf, and along with Pinefield, another large cluster community located in the northern portion, serves as a basis for the rapid commercial expansion in the Waldorf area.

          Major commercial development in Waldorf has concentrated on the U.S. Route 301/Maryland Route 5 corridor. Several large shopping centers lie within a 1/4 mile of the Route 301/Route 5 intersection with other smaller retail strip shopping centers and individual stores expanding outward along the different highways from these large centers. In addition to retail centers, a good mix of office buildings, automobile dealerships, hotels, restaurants, service stations, banks and medical centers service the community and surrounding areas.

          Industrial and warehouse uses are located along Maryland Route 925, Old Washington Avenue. This road parallels U.S. Route 301 to the east and supplies suitable areas for the heavier retail and industrial needs of the neighborhood.

                               SITE DESCRIPTION
                               ----------------

          The subject site, in its entirety, contains approximately 1,288.85 acres of land, more or less, which encompasses the proposed Fairway Village Subdivision. The subject property will be divided into two residential neighborhoods, one designated as the Gleneagles Neighborhood, and the other the Sheffield Neighborhood.

          The subject property is irregularly shaped, though it appears to lend itself well to the proposed Fairway Village Neighborhood development concept plan. Please refer to a copy of the overall Concept Plan, as prepared by Whitman, Requart & Associates of Baltimore, Maryland for Interstate General Company, L.P. for an overview and conceptual plan of the proposed location and site of the subject property.

          This particular parcel is part of a larger parcel that has been developed as an ongoing Planned Unit Development over the past 25 to 30 years. The subject neighborhood will have direct access to St. Charles Parkway. The main portion of the site, which will house the residential development, will lie on both the east and west sides of St. Charles Parkway.

          The subject property is a level to moderately rolling topography and for the most part, the subject property is entirely wooded at time of inspection. Portions of the property have been recently timbered over the past few years, though this does appear to impact the overall valuation of the property.

          All utilities are available to the site, which include both public water and sewer, as supplied by the Charles County Department of Public Works. Electricity is furnished by the Southern Maryland Electric Coop. Local phone service is available through the Bell Atlantic Phone Company, with long distance service available through a number of competitive long distance companies. Gas is also available through the Washington Gas Company network.

          On the northern-most portion of the neighborhood, there currently exists a overhead high tension line power right-of way system, and also an underground gas utility right-of-way as well. These transmission lines for both electric and gas do not appear to adversely impact the subject property and the overall development plan has taken these into consideration and no major commercial or residential improvements lie within close proximity to these right-of-ways.

          No other adverse easements or encroachments were observed other than the standard utility easements that would effect the overall valuation of the subject property. It should be noted that for the most part, the subject property lies outside of any HUD designated flood plain as delineated on Flood Map No. 240059-0035B, Zone C.

          In terms of subsoil conditions, we have not been provided data relative to any subsoil conditions, nor did we observed any adverse subsoil conditions that would impact the overall valuation of the subject property or preclude development of the site as projected.

                         [SITE LOCATION APPEARS HERE]

                    [MAP OF SUBJECT PROPERTY APPEARS HERE]

                       [MAP OF ST. CHARLES APPEARS HERE]

          A detailed legal description of the subject property, as noted earlier in this report, may be found in the Charles County Land Records at Liber 454, Folio 21. It is further described as being found in the Charles County Tax Maps at Map 15, Parcel 149.

                             PROPOSED IMPROVEMENTS
                             ---------------------

          The Fairway Village section of the St. Charles Community, which contains approximately 1,288.85 acres of land, more or less, is proposed for development as a combination of commercial and residential planned unit development. The commercial portion, which contains approximately 38 acres, has been excluded from the overall valuation of this report.

          The residential section, as proposed, will be divided into 837 townhouse units, to be developed in four phases; 922 large single-family detached units, which will be developed in three phases; 499 medium single-family detached lots, which will be developed in four phases; 252 small single-family detached lots, which will be developed in two phases; and 836 total apartment units, which will be developed in two phases. The entire total density, as designated for the Fairway Village neighborhoods of Gleneagles and Sheffield, will contain a total of 3,346 residential units.

          As projected by the developer, finished townhouse lots will have an estimated market value of $32,000.00; single-family detached large lots will have an estimated value of $49,000.00; single-family detached medium lots will have an estimated value of $42,000.00; and single-family detached small lots will have an estimated value of $36,400.00. Apartment units are estimated to have a market value of $7,000.00 per unit.

          The Fairway Village Neighborhood will be developed with two community centers, one for the Gleneagles section and one for the Sheffield section. Additionally, an area has been designated as a location for an elementary school and as proposed, large areas of open space will be provided as well as a number of man-made lakes and ponds.

          Also, the Fairway Village Neighborhood is projected for office and retail needs. Two recreational community centers are proposed. In addition, it should be noted that the subject property, to a large extent, wraps around the White Plains Regional Park, which is the site of an 18-hole golf course. Access will be provided for both pedestrian and vehicular traffic to the golf course facilities.

          As proposed, residential townhouse units will range in size from a minimum of 1,500 square feet upwards; single-family detached units will range in size from 6,000 square feet upwards to 1/4 to 1/3 acre.

          Apartment densities are estimated to have minimum square footages per density unit of from 3,000 to 5,000 square feet per apartment type or an average of 4,000 square feet per development unit.

     As proposed, the Fairway Village Neighborhood will be developed in five stages, and is delineated as follows:

=======================================================================================
  UNIT PACE BY PHASE    PHASE I    PHASE 2    PHASE 3    PHASE 4    PHASE 5     TOTAL
=======================================================================================
  Townhouse             154        149        372        -0-        162         837
---------------------------------------------------------------------------------------
  Single-Family-70ft.   247        170        -0-        505        -0-         922
---------------------------------------------------------------------------------------
  Single-Family-60ft.   149         41        215        -0-         94         499
---------------------------------------------------------------------------------------
  Single-Family-52ft.    73        179        -0-        -0-        -0-         252
---------------------------------------------------------------------------------------
  Apartment             -0-        359        -0-        -0-        477         836
                        ---        ---        ---        ---        ---         ---
---------------------------------------------------------------------------------------
                        623        898        587        505        733       3,346
=======================================================================================

     Overall absorptions of the various lots in terms of unit pace will be discussed in the overall valuation section of this report.

     As proposed, townhouse lots, residential units and apartment units would be deemed typical of most competitive units found in the marketplace, though Fairway Village will offer more of a diverse single-family detached lot package, which will allow for a number of builders to be building homes in the neighborhood at varying price levels.

                              [MAP APPEARS HERE]

                              [MAP APPEARS HERE]

                         HIGHEST AND BEST USE ANALYSIS
                         -----------------------------

     Highest and best use is defined as:

     The reasonably, probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility and maximum profitability.

     When considering the highest and best use concept it is important to realize several essential factors. Typically, the purpose of an appraisal is to estimate market value. The highest and best use analysis identifies the most profitable, competitive use to which the property can be put. Therefore, the highest and best use concept is a market driven concept and as such is not dependent on subjective analysis by the owner, a developer, or the appraiser.

     Highest and best use may change with time and conditions. For example, a particular Site might be zoned for single family dwelling; however, because of shifting economic and social patterns, the highest present utilization of this site might be achieved by conversion to commercial uses; or it may be possible to anticipate developments which will bring about a change in highest and best permitted use, and endow a site with future value even though there is no current demand for such use.

     Uses permitted by zoning regulations may be less valuable than the potential use to which the land is adapted. Purchasers of land will sometimes pay more for a parcel for its potential use than could be supported by its legally permitted use. Such purchasers buy in anticipation of a reasonable expected change in the permitted use. Accordingly, a market value estimate takes into account not only current zoning, but the market's estimate of the added value with the probability of a zoning change permitting the highest and best use.

     The highest and best use of land, if vacant and available for use, may be different from the highest and best use of property, if improved. To render a sound estimate of highest and best use, the appraiser, in all cases, must consider the location and physical characteristics of the subject site, condition, and probable economic life of any existing improvements, character of the neighborhood, and zoning, in light of the basic economic principles of real property valuation.

     In estimating highest and best use, there are four criteria for analysis and they must be analyzed sequentially. They are:

     1. Physically Possible Use - What uses of the site are physically possible?

     2. Legally Permissible Use - What uses are permitted by zoning and deed restrictions on the site in question?

     3. Financially Feasible Use - Which possible and permissible uses will produce a net return to the owner of the site?

     4. Maximally Profitable Use - Among the feasible uses, which will produce the highest net return or the highest present worth or which use will maximally productive?

     Following are the tests for aforementioned criteria as applied to the subject property.

AS VACANT

PHYSICALLY POSSIBLE USE

     The subject property in its entirety is a tract of land containing approximately 1,288.85 acres of land, more or less. The subject site has a level to moderately rolling topography. All utilities are available to the site, and with the site's location within the St. Charles Community, the subject site would be suitable for a broad range of development activities, as allowable under the Planned Unit Development Overlay of the St. Charles Subdivision, and in particular the Fairway Village Neighborhood, which allows for both business, commercial, as well as residential activity.

LEGALLY PERMISSIBLE USE

     The zoning for the subject property is currently for either commercial or residential development under the Planned Unit Development zone of St. Charles. The overlay zoning of Planned Unit Development allows for a combination of residential, multi-tenant, industrial, commercial and office type usages. However, the area of the subject property has predominantly been designated for either residential or community commercial or office type development. Therefore, were the property vacant, the development of the subject property along the lines of a residential subdivision with appropriate commercial support would be deemed most appropriate. For further details on the Planned Unit Development zoning and appropriate usages, as well as land size, allocation, lot size and development densities. Please refer to the Zoning section of this report for further details.

     Furthermore, it should be noted that this appraiser is not aware of any private deed restrictions, which would limit the use of the subject property as proposed. Also, there are no anticipated changes in zoning or utility availability that would effect the overall valuation of the property at this time.

FINANCIALLY FEASIBLE USE

     This section of the highest and best use analysis pertains to development costs at the subject site, as well as the demand for uses physically and legally possible. The entire subject site will have a level to slightly rolling topography which should, in terms of residential development and road development, allow for the installation of these amenities at reasonable development cost levels. As proposed, residential lot development costs, as projected, will total approximately $41,962,000.00 or an average lot development cost of approximately $12,541.00. An additional $48,160,000.00 of community-wide development will also be incurred, though this allocation must be divided between the business park, the commercial parks, and infrastructure leading to additional future communities to be developed. Allowing for a 50 percent allocation of these services to the commercial business parks, as well as to adjoining neighborhoods, the added development costs per residential unit within the Fairway Village Neighborhood approximates $7,196.00 or $7,200.00 +/-, or development cost potentials of approximately S19,700.00 (+/-) per unit.

     This places the overall development costs of the subject property within development ranges as indicated by comparable subdivisions used as overall support, though somewhat to the higher scale of costs. However, the inclusion of neighborhood community centers, associated pool and recreational facilities, as well as the extensive road systems, trails, paths, park area, etc., which are included in these costs, in this appraiser's opinion, further enhance the overall marketability of the subject neighborhood.

MAXIMALLY PROFITABLE USE

     The maximally profitable use conclusion for the subject~property, as vacant, is equivalent to the highest and best use for the subject site. All the foregoing factors are distilled into a conclusion of use which would generate the highest net income to the site. The site size dictates significant development, although at present a single user, in all likelihood, would not be the purchaser of the site. As in the past sections of St. Charles, namely, the Bannister, Wakefield, Carrington, Westlake Neighborhoods, etc., the subject lots were marketed to a number of end-user or builders. At any given time, from a handful to upwards of 20 builders have developed houses in both attached and detached units in varying price ranges within previously developed neighborhoods of St. Charles. Although the extensive numbers as in the last 1980's are not expected in terms of builder diversity at this time, a number of major builders could market properties within the neighborhood in various sections and still maintain, in this appraiser's opinion, profitable levels of sale and absorption activity.

     The overall unit mix appears to be appropriate for the maximum yield of lots within the neighborhood, and this mix also allows for a modification of development plans if economic conditions call for development of one type of unit more quickly than another. This flexibility is important, particularly in regards to the amount of competition in the single-family detached and townhouse units in the northern portion of Charles County. Additionally, if apartment units require a quicker absorption, more units can be brought into the development mode quicker than projected in the aforementioned schedules.

     Because of this flexibility, it appears that the subject property should be considered a well planned and well thought out multi faced planned unit development community, which should be in a position to maximize profit and yields to the developer.

AS IMPROVED

     The subject property will be developed along traditional lot sizes and types as found in the previous sections of the St. Charles Planned Unit Development, as well as in other residential communities found in the Southern Maryland area. For the most part, St. Charles will be in direct competition with a number of single-family detached subdivisions along the Berry Road corridor, as well as townhouse communities found throughout the northern portion of Charles County.

     The added amenities associated with the community centers, parks and recreational facilities located throughout the Fairway Village Neighborhood as proposed should be considered on levels equal to, if not far surpassing those offered by most other residential communities in the marketplace. Also, the lot size and price range of residential detached lots will allow for the development of the subject property in different price ranges and thus a number of builders may be placed in the neighborhood, which will allow for higher absorption rates, but allow for sufficient enough difference in pricing such as not to be in direct competition with one another. The townhouse lots are also scattered throughout the neighborhood and thus several builders could market different price ranges of townhouse units within the Fairway Village Neighborhood and not be in direct competition to hamper one another's profitability to a large extent.

     Therefore, it is this appraiser's conclusion that the "as is" highest and best use of the site is the continuing development of the subject property on a proposed residential and commercial format as found in this report.

     The subject property will be improved into single-family attached and detached residential units, as well as commercial, retail and office facilities. This basic concept plan is the traditional concept plan found in the previous neighborhoods of the St. Charles Planned Unit Development Community and has been implemented, for the most part, successfully in all of the previous neighborhoods. The format allows for, as previously mentioned, considerable open space, park lands, recreational facilities, as well as easy access to the White Plains Regional Park, which is the location of an 18-hole golf course. The recreational facilities associated with the neighborhood and the White Plains Regional Park can only help facilitate the final development of the property. Once completed, the subject lots should be deemed traditional building lots similar to those found in the Southern Maryland community as a whole.

PHYSICALLY POSSIBLE

     The subject property will be completed as a multi-stage residential/commercial neighborhood within the Planned Unit Developed. As currently proposed, the subject site is well suited for this combined usage. The subject site could be further developed for a number of alternative residential/commercial designs, all of which would be considered alternative highest and best uses of the site. However, it appears that the product mix, in terms of residential attached and detached units, as well as commercial units will generate sufficient profit and return to the developers, such that it should be considered the highest and best use of the site.

LEGALLY PERMISSIBLE USE

     Those uses noted in the "as vacant" legally permissible section of the Highest and Best Use analysis remain pertinent. The subject zoning is somewhat restricted under the PUD of St. Charles, though the residential development units, both attached and detached as projected, as well as commercial usages are all allowed within the neighborhood. For the most part, however, the development of the Fairway Village will be predominantly residential in nature.

FINANCIALLY FEASIBLE USE

     The financial factors affecting the subject property are quite straight forward since there is a long term marketing plan associated with the uses of the property. The project itself will be developed as predominantly residential lots or units, which will be, for the most part, sold to individual builders or development companies and then ultimately developed as single-family improved units and sold to the retail clientele. Based on current market conditions, it appears that an absorption of lots within the neighborhood would be sufficient to achieve reasonable returns or profit levels to the developer, as well as to maintain consistent repayment of debt service. Additionally, as the neighborhood becomes more and more developed, the demand for the commercial components of the neighborhood will increase and additional profit levels will be achieved at this time as well. Therefore,based on absorption levels and profitability levels, which will further be discussed later in this report, the subject operation should be considered both a financially feasible, as well as economically viable undertaking in this appraiser's opinion.

MAXIMALLY PROFITABLE USE

     The maximally profitable use conclusion for the subject, as improved, is equivalent to the Highest and Best Use conclusion for the subject, as improved. The foregoing considerations indicate that: the subject property is designed and intended for a multi phase development, residential and commercial plan that is considered the highest and best use of the property. Should market conditions change, there is sufficient flexibility in the plan to allow for development of those phases or types of product that are in most demand at any given time.

     In light of these conditions, it is this appraiser's opinion that the maximally profitable use of the properly and hence the highest and best use of the subject property as improved is its continuing development as an attached and detached residential community with neighborhood commercial support facilities.

                             THE APPRAISAL PROCESS
                             ---------------------

     The appraisal process is a systematic method of gathering data regarding sociological, physical, economic and governmental forces for the purpose of analyzing and interpreting their influence, in terms of value, on a specific real properly. In this process, three basic valuation techniques are used: the Cost, Income Capitalization and Sales Comparison Approaches. A brief description of each approach and its relevance to the appraisal of the subject property is listed below.

     In the Cost Approach, the site is valued as if vacant and available to be put to its highest and best use. The reproduction costs new of the improvements is estimated less accrued depreciation from all causes, physical, functional and economic. The land value is estimated by the Market Approach which involves comparing the subject site with similar parcels which have recently sold. The depreciated value of the improvements is then added to the site value for an indication of value by the Cost Approach.

     In developing the Income Capitalization approach, the appraisers are concerned with the present worth of the future potential financial benefits anticipated through the ownership of real property. In this process, the potential gross income is estimated from market rentals less an allowance for vacancy and collection loss. The result is an effective gross income limo which the operation expenses are deducted to arrive at a net operating income. By using the appropriate method and rate, this net operating income is capitalized into an indication of value.

     The Sales Comparison Approach is essential in almost every appraisal of real property. This approach involves the collection and analysis of recent sales of similarly improved properties. These sale are then compared directly to the subject and are adjusted to value influencing elements of comparison, such as time, location, physical characteristics and other factors affecting value. The resulting adjusted sales indicate a range of value for the subject property. The reliability of this approach is predicated upon the acquisition of sufficient and relevant comparable sales data.

     All the possible approaches to value are essentially based on the "principle of substitution". This principle is predicated on the assumption that an informed prudent purchaser would pay no more for a property than the cost to him of acquiring an equally desirable substitute property with comparable utility. Substitution may assume the form of the purchase of an existing property with the same utility or of acquiring a substitute investment which will produce an equivalent income stream.

     The last step in the appraisal process is the reconciliation of value estimates derived by each approach into a final estimate of value for the subject property. Each approach will be discussed with respect to its relevancy to the appraisal problem at hand and developed where appropriate.

                                   VALUATION
                                   ---------

     The three traditional approaches to value have been considered in the final valuation of the subject property. These approaches are as follows:

          (1) the Cost Approach, where the land is considered as if vacant, plus the cost of improvements, less depreciation;

          (2) the Market Data Approach, which is otherwise known as the direct sales approach, where the appraiser compares the subject property to that of comparable sales; and

          (3) the Income Approach, where the appraiser capitalizes the potential income stream of the subject property.

     Because there is currently no income stream, nor improvements located on the subject property that would offer any appreciable insight as to the value of the property, the Cost Approach and Income Approach have been disregarded. The Cost Approach, however, will be used in the evaluation of the development costs in this report where appropriate.

                                  VALUATION

                                    OF THE

                                APARTMENT UNITS

                       VALUATION OF THE APARTMENT UNITS
                       --------------------------------

          The Market Data Approach is an approach to value wherein the appraiser seeks out sales of similar properties that have occurred recently. These sales are then adjusted for dissimilarities between sale properties and the subject property to arrive at an indication of value. Theoretically, the Market Data Approach reflects the actions of buyers and sellers in the marketplace.

                              COMPARABLE SALE #1

Grantor:                                Edward R. Curley, Jr.
Grantee:                                Prince Buzzuto, L.P.
Date of Sale:                           12/30/91
Location:                               south side of Armory Road
                                        Prince Frederick, Maryland
                                        Tax Map 24, Grid 10, Parcel 647
Legal:                                  Liber 585, Folio 446
Acreage:                                13.3847 acres
Units:                                  180
Price:                                  $1,080,800.00
Price per unit:                         $6,004.00

Comments: This is the purchase of a parcel of land zoned for apartments that has been developed into the Silverwood Farm Apartment complex. At the time of sale, approvals were in place for 180 multi-family residential apartment units. This property is serviced with public water and sewer and was zoned TC. The location of this comparable is deemed considerably inferior to the subject property's location in St. Charles.

Adjustments for comparison:
--------------------------
Location                   +30%
                           ----
Total adjustment           +30%
$6,004.00 x 1.30    =                   $7,805.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #2

Grantor:                              Patuxent Point Partnership
Grantee:                              Ashbury Methodist Homes, Inc.
Date of Sale:                         3/92
Location:                             off of Route 4, Solomons/Lusby
                                      Tax Map 44, Grid 9, Parcel 468
Legal:                                Liber ABE 777, Folio 395
Units:                                450
Price:                                $3,650,000.00
Price per unit:                       $8,111.00

Comments: This is a purchase by the Ashbury Methodist Homes, Inc., a retirement community organization that has purchased a total of 450 units, which are a combination of attached single-family townhouse units, as well as a portion of these units being commercial hotel/motel unit density. The intended development plan of the project is to convert these units into a 450 unit retirement/senior citizens community, featuring both independent, as well as assisted care facilities. It should be noted that although this is a waterfront parcel of land, it is the appraiser's opinion that the St. Charles location of the appraised property offsets the waterfront location of this comparable and no adjustments have been made.

Adjustments for comparison:
--------------------------
                        - 0 -
                        -----
Total adjustment        - 0 -
$8,111.00 x 1.00  =                   $8,111.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #3

Grantor:                              Resolution Trust Corporation
Grantee:                              Walker Mill Towne
                                      (Community Preservation Development)
Date of Sale:                         2/10/95
Location:                             off of Walker Mill Road
                                      Capital Heights, Maryland
Legal:                                Liber 10018, Folio 317
Acreage:                              27.814 acres (12 units per acre)
Units:                                211
Price:                                $1,340,000.00
Financing:                            $1,139,000.00, First Deed of Trust,
                                      Resolution Trust Company, fixed at 9.5%
                                      with a 20-year amortization
Price per unit:                       $6,350.00

Comments: Buyer is not a non-profit organization and intends to build low to moderate priced income housing on the subject site. This transaction was purchased from the RTC in raw, but engineered land form and set-up as the Addison Arm Apartments, Plat Book WWW47, Plat 94. Overall location of this sale in an older, somewhat lower income neighborhood is rated inferior to the subject.

Adjustments for comparison:
--------------------------
Location             +20%
                     ----
Total adjustment     +20%
$6,350.00 x 1.20  =                   $7,620.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #4

Grantor:                           Parcel U Associates Limited Partnership
Grantee:                           Washington Homes, Inc.
Date of Sale:                      12/31/94
Location:                          off the south side of Evergreen Parkway
                                   east of Everest Drive, Bowie, Maryland
Legal:                             Liber 9961, Folio 338
Acreage:                           14.450 acres
Units:                             262 proposed condominium units
Price:                             $3,100,000.00
Financing:                         $2,480,000.00, First Citizens Savings Bank
Price per unit:                    $11,832.06

Comments: This is the sale of 262 mid-rise condominium units in the Bowie Towne Center area of Prince George's County. Overall location in a rapidly expanding residential area, with both high quality and associated office and multi-tenant residences is rated superior to that of the subject property. Additionally, the close proximity to Maryland Route 50 and easy access to the metropolitan beltway is also rated superior.

Adjustments for comparison
--------------------------
Location            - 20%
                    -----
Total adjustment    - 20%
$11,832.06 x .80 =                 $9,466.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #5

Grantor:                              Bob Title XIX, Inc.
Grantee:                              Jefferson at College Park, L.P.
Date of Sale:                         6/2/97
Location:                             10203-10207 Baltimore Avenue
                                      College Park, Maryland
                                      Tax Map 18, Grid E4-A, Parcel 0298
Legal:                                Liber 11200, Folio 003
Acreage:                              9.624 acres
Units:                                299
Price:                                $2,025,000.00
Financing:                            $1,500,000.00, First Union National
                                      Bank, Credit Line Deed of Trust
Price per unit:                       $6,773.00

Comments: This is the recent re-sale of a property that was originally purchased on March 1, 1994 for $2,100,000.00. Overall location in the older, more commercially orientated area of College Park is rated somewhat inferior to the subject property. However, this is modulated somewhat due to the close proximity to the University of Maryland, which offers some additional market absorption potential.

Adjustments for comparison:
Location              +10%
                      ----
Total adjustment      +10%
$6,773.00 x 1.10  =                   $7,450.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #6

Grantor:                              Walter A. Straughan
Grantee:                              Henson Creek Manor II Associates
Date of Sale:                         11/1/96
Location:                             off the east side of Everhart Place
                                      at Brinkley Towers, Ft. Washington, MD
                                      Tax Map 97, Grid A2, Parcel 294
Legal:                                Liber 11097, Folio 451
Acreage:                              9.405 acres
Units:                                105 apartment units
Price:                                $1,045,000.00
Financing:                            100%, Seller
Price per unit:                       $9,952.00

Comments: This is the sale of a site in the Ft. Washington area of Prince George's County, which is rated to be a somewhat similar neighborhood as that of the subject property. Financing, which is 100 percent by Seller at an undisclosed interest rate, is rated slightly superior to normal market financing because of lack of down-payment. The buyers previously purchased and developed an adjoining site and had this property under option. This site is proposed for 45 three-bedroom units, 60 two-bedroom units, as well as a community building and swimming pool.

Adjustments for comparison:
--------------------------
Preferential Financing     - 10%
                           -----
Total adjustment           - 10%
$9,952.00 x .90   =                   $8,957.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #7

Grantor:                             Preference Homes
Grantee:                             JMG Development Corp.
Date of Sale:                        7/30/90
Location:                            off St. Barnabas Road
                                     Oxon Hill, Maryland
Legal:                               Liber 7716, Folio 715
Acreage:                             20.76 acres
Units:                               96 apartments
Price:                               $1,024,000.00
Price per unit:                      $10,667.00

Comments: This is the recent sale of a parcel off the northwest side of St. Barnabas Road in Prince George's County, just off the Beltway in Oxon Hill. Overall close proximity to the Washington Beltway and easy access to other metropolitan areas is rated slightly superior to that of the subject property. Overall location in a moderate priced residential neighborhood near shopping, is also rated similar to the subject.

Adjustments for comparison:
--------------------------
Location              - 20%
                      -----
Total adjustment      - 20%
$10,667.00 x .80  =                  $8,543.00 per unit

                              [MAP APPEARS HERE]

                            COMPARABLE SUMMARY GRID
                            -----------------------

================================================================================
COMP           LOCATION      PREF.           TOTAL     PRICE         ADJ.
                             FINANCING       ADJ.                    PRICE
================================================================================
#1              +30%                         +30%      $ 6,004.00    $7,805.00
--------------------------------------------------------------------------------
#2                                           -0-       $ 8,111.00    $8,111.00
--------------------------------------------------------------------------------
#3              +20%                         +20%      $ 6,350.00    $7,620.00
--------------------------------------------------------------------------------
#4              -20%                         -20%      $11,832.00    $9,466.00
--------------------------------------------------------------------------------
#5              +10%                         +10%      $ 6,773.00    $7,450.00
--------------------------------------------------------------------------------
#6                             -10%          -10%      $ 9,952.00    $8,957.00
--------------------------------------------------------------------------------
#7              -20%                         -20%      $10,667.00    $8,534.00
================================================================================

          Based on the aforesaid comparable sales, and weighing all comparable sales equally in the final valuation, it is this appraiser's opinion that the apartment units of the subject property, were they ready for immediate development, would have a market value of approximately $9,000.00 per unit. This places the valuation of the subject units in the mid-range of values as indicated by the comparable sales contained in this report.

          In reviewing the comparable sales, it should be noted that these sales reflect bulk purchases of residential attached units, either condominium or apartment type units, with sales ranging from 100 units (+/-) in a transaction well over 400 units in a transaction. For the most part, prices therefore are reflective of developers discounting for absorption during the final development, rental or sales periods of these transactions. Therefore, it is felt by this appraiser that the aforementioned value is reflective of internal absorption computations.

          Based on absorption trends in the multi-family unit purchases over the past few years, it does not appear that there is any evidence that supports any appreciation of property values in the recent past, nor is there any indication, in this appraiser's opinion, that the market is such that prices will increase substantially in the future. Therefore, in the overall valuation of the apartment units, this appraiser has computed overall appreciation of the units to be flat during the marketing period or holding period of the subject units.

          In referring to the development schedule by Interstate General Company, L.P., the apartment units will not be available until the third year of development of the Fairway Village Neighborhood, with 40 units being available in Year 3, 159 units coming on line in Year 4, 160 units in Year 5, 125 units in Year 8, 200 units in Year 9, and 152 units in Year 10. Because of the block nature of development of apartment type projects, it appears that this unit schedule would be appropriate and absorption of these units could occur in a reasonably timely manner.

          Along these lines, it should be noted that St. Charles Communities holds the preponderance of the apartment units in the northern portion of Charles County, and since their initial phase of apartment development within the St. Charles Communities, St. Charles has absorbed 2,047 units over 25 years.

          Given this absorption, it appears that the schedule as set forth for Fairway Village should meet expectations. Along these lines, based on a 2,047 unit absorption over the past 20 years, St. Charles has averaged an absorption of 89 units per year. Given the 836 units projected for the subject property, were it a 10-year absorption, this reflects to approximately 84 units per year or basically on-line with indicated historical absorptions.

          It should be further noted that apartment competition outside of St. Charles in the northern portion of Charles County is relatively limited, with only 2 or 3 major projects in competition inside of St. Charles, and with these projects, for the most part, maintaining 95 to 100 percent occupancy on a re-lease basis. There are several parcels of apartment zoned property located in the northern portion of Charles County that this appraiser is aware of. However, for the most part, none of these are expected to be developed in the immediate future, and nor would their development create an adverse impact on the market or create an oversupply in the marketplace, in this appraiser's opinion.

          Therefore, based on this analysis, it is this appraiser's opinion that the 836 units of the subject property have an overall gross retail value of $9,000.00 per unit, or $7,524,000.00.

          The current "as is" value of the units, however, must reflect the anticipated time for absorption or time to develop the units for the ultimate sale or use of these units. As noted currently, according to St. Charles Fairway Village development schedule, it is not expected for the initial units to be available until Year 3, when 40 apartment units are brought on line; 159 in Year 4160 in Year 5; 125 in Year 8, 200 in Year 9; and 152 in Year 10.

          Based on this development schedule, and based on the bulk lot configuration of most of the comparable sales, as well as market evidence in terms of absorption factors for the northern portion of Charles County, it appears that the overall number of units could be sold in the projected time frame.

          Regardless, the overall valuation of the apartment units or multi-family units must be discounted for the anticipated absorption time and carrying costs during the holding period. In referring to the Appraisal Institute's Valuation Insights and Prospective magazine, 2nd quarter 1997, Volume 2, No. 2,
----------------------------------
discount rates or internal rates of return for apartments have ranged from 10 to
12.5 percent in the first quarter of 1997, or an overall average of 11.23 percent. Internal rates of return, as extrapolated from the NationsBank Valuation Criteria, mid-year 1996, have ranged from 8.75 to 10.5 percent for apartment grade properties, with an overall average of approximately 9.75 percent. Typically, properties in raw land state command a higher return, with rates ranging from 14 to 17 percent.

          As part of the Fairway Village complex, the apartment units, to a large extent, share the amenities associated with the neighborhood and thus would be able to use the various community centers, hiking trails, etc. that will be built within the neighborhood. Thus, to a large extent, the Fairway Village Apartments have a competitive advantage over some of the other potential projects not located in St. Charles, since these amenities would not be intrinsic to this site development, but must be constructed and thus add to higher ultimate development costs.

          Based on this evidence, it is this appraiser's opinion that a 14 percent discount rate is appropriate in the overall determination 6f developer yields in the final "as is" value of the units.

          In developing the attached ARGUS format, a discounted cash flow analysis of the apartment units has been prepared. Real estate taxes of $95.00 per unit have been factored into the development holding period; 3 percent sales expense has been factor into the analysis; and administrative costs of 1/2 of 1 percent have also been factored into the overall analysis of the discounted cash flow. Based on a 14 percent discount rate or internal rate of return, the estimated "as is" market value of the apartment units is $3,014,172.00, rounded to $3,014,000.00.

                                FAIRWAY VILLAGE
                               ST. CHARLES PKWY.
                               WALDORF, MARYLAND

                           PROSPECTIVE PRESENT VALUE
                         Cash Flow Before Debt Service
      Discounted Annually (End-point on Cash Flow) over a 10-Year Period

 For the          Discounted        Total       Total
 Discount          Cash Flow        Value       Value
  Rates           Before Debt      per Unit    per Size
---------         -----------      --------    --------
  12.00%          $3,371,687       $4,033     $4,033.11
  12.50%           3,277,334        3,920      3,920.26
  13.00%           3,186,399        3,811      3,811.48
  13.50%           3,098,725        3,707      3,706.61
  14.00%           3,014,172        3,605      3,605.47
  14.50%           2,932,607        3,508      3,507.90
  15.00%           2,853,904        3,414      3,413.76
  15.50%           2,777,942        3,323      3,322.90
  16.00%           2,704,607        3,235      3,235.18

                                FAIRWAY VILLAGE
                               ST. CHARLES PKWY.
                               WALDORF, MARYLAND

                       SCHEDULE OF PROSPECTIVE CASH FLOW
          In Inflated Dollars for the Fiscal Year beginning 6/1/1997

                                   Year 1       Year 2      Year 3        Year 4        Year 5       Year 6         Year 7
For the Years Ending              May-1998     May-1999    May-2000      May-2001       May-2002    May-2003       May-2004
                                 ----------   ----------  ----------   -----------    ----------    --------       --------
UNIT SALES REVENUE
 Sales Revenue                                              $360,000    $1,431,000    $1,440,000
 Selling Costs                                               (10,800)      (42,930)      (43,200)
                                 ----------   ----------  ----------    ----------    ----------    --------       -------
NET SALES REVENUE                                            349,200     1,388,070     1,396,800

                                 ----------   ----------  ----------    ----------    ----------    --------       -------
TOTAL POTENTIAL REVENUE                                      349,200     1,388,070     1,396,800
                                 ----------   ----------  ----------    ----------    ----------    --------       -------

MISCELLANEOUS EXPENSES
REAL ESTATE TAXES                    9,530        9,530        9,287         8,097         6,278      5,438          5,438
MISC.& ADMIN.                        2,257        2,257        2,200         1,918         1,481      1,288          1,288

                                 ----------   ----------  ----------    ----------    ----------    --------       -------
TOTAL MISCELLANEOUS EXPENSES        11,787       11,787       11,487        10,015         7,765      6,726          6,726

                                 ----------   ----------  ----------    ----------    ----------    --------       -------
TOTAL REVENUE BEFORE COSTS         (11,787)     (11,787)    (337,713)    1,378,055     1,389,035     (6,726)        (6,726)

CASH FLOW BEFORE DEBT SERVICE
                                 ----------   ----------  ----------    ----------    ----------    --------       -------
  & INCOME TAX                    ($11,787)    ($11,787)    $337,713    $1,378,055    $1,389,035    ($6,726)       ($6,726)
                                 ==========   ==========  ==========    ==========    ==========    ========       =======
                                        Year 8       Year 9     Year 10
For the Years Ending                   May-2005     May-2006   May-2007
                                      ----------   ----------  ---------
UNIT SALES REVENUE
 Sales Revenue                        $1,125,000   $1,800,000  $1,368,000
 Selling Costs                           (33,750)     (54,000)    (41,040)

                                      ----------   ----------  ----------
NET SALES REVENUE                      1,091,250    1,746,000   1,326,960

                                      ----------   ----------  ----------
TOTAL POTENTIAL REVENUE                1,091,250    1,746,000   1,326,960
                                      ----------   ----------  ----------

MISCELLANEOUS  EXPENSES
 REAL ESTATE TAXES                         4,671        2,782         798
 MISC.& ADMIN.                             1,106          659         189

                                      ----------   ----------  ----------
TOTAL MISCELLANEOUS EXPENSES               5,777        3,441         987

                                      ----------   ----------  ----------
TOTAL REVENUE BEFORE COSTS             1,085,473    1,742,559   1,325,973

 CASH FLOW BEFORE DEBT SERVICE
                                      ----------   ----------  ----------
   & INCOME TAX                       $1,085,473   $1,742,559  $1,325,973
                                      ==========   ==========  ==========

                                FAIRWAY VILLAGE
                               ST. CHARLES PKWY.
                               WALDORF, MARYLAND

                     SCHEDULE OF SOURCES & USES OF CAPITAL
    Equity is Based on Property Value, Leverage and Operating Requirements

                                   Year 1      Year 2     Year 3     Year 4     Year 5     Year 6      Year 7     Year 8
For the Years Ending              May-1998    May-1999   May-2000   May-2001   May-2002   May-2003    May-2004    May-2005
                                 ----------   --------   --------  ----------  ---------- --------   ---------   ----------
SOURCES OF CAPITAL
 Net Operating Gains                                     $337,713  $1,378,055  $1,389,035                        $1,085,473
 Initial Equity Contribution     2,704,607
                                ----------    --------   --------  ----------  ---------- --------   ---------    ---------
DEFINED SOURCES OF CAPITAL       2,704,607                337,713   1,378,055   1,389,035                         1,085,473
                                ----------    --------   --------  ----------  ---------- --------   ---------    ---------
REQUIRED EQUITY CONTRIBUTIONS       11,787     11,787                                       6,726      6,726
                                ----------    --------   --------  ----------  ---------- --------   ---------    ---------
TOTAL SOURCES OF CAPITAL        $2,716,394    $11,787    $337,713  $1,378,055  $1,389,035  $6,726     $6,726     $1,085,473
                                ==========    ========   ========  ==========  ========== ========   =========    =========

USES OF CAPITAL
  Property Present Value        $2,704,607
  Net Operating Loss                11,787     11,787                                       6,726      6,726
                                ----------    --------   --------  ----------  ---------- --------   ---------    ---------
DEFINED USES OF CAPITAL         $2,716,394     11,787                                       6,726      6,726
                                ----------    --------   --------  ----------  ---------- --------   ---------    ---------
CASH FLOW DISTRIBUTIONS                                   337,713   1,378,055   1,389,035                         1,085,473
                                ----------    --------   --------  ----------  ---------- --------   ---------    ---------
TOTAL USES OF CAPITAL           $2,716,394    $11,787    $337,713  $1,378,055  $1,389,035  $6,726     $6,726     $1,085,473
                                ==========    ========   ========  ==========  ========== ========   =========    =========
UNLEVERAGED CASH ON CASH RETURN
 Cash to Purchase Price              (0.44%)    (0.44%)     12.49%      50.95%      51.36%  (0.25%)    (0.25%)        40.13%

                                   Year 9      Year 10
For the Years Ending              May-2006    May-2007
                                 ----------   --------
SOURCES OF CAPITAL
 Net Operating Gains
 Initial Equity Contribution    $1,742,559   $1,325,973
                                ----------    ---------

DEFINED SOURCES OF CAPITAL       1,742,559    1,325,973
                                ----------    ---------
REQUIRED EQUITY CONTRIBUTIONS
                                ----------    ---------
TOTAL SOURCES OF CAPITAL        $1,742,559   $1,325,973
                                ==========    =========

 USES OF CAPITAL
  Property Present Value
  Net Operating Loss
                                ----------    ---------
DEFINED USES OF CAPITAL
                                ----------    ---------
CASH FLOW DISTRIBUTIONS          1,742,559    1,325,973
                                ----------    ---------
TOTAL USES OF CAPITAL           $1,742,559   $1,325,973
                                ==========    =========
UNLEVERAGED CASH ON CASH RETURN
 Cash to Purchase Price              64.43%       49.03%

                                  VALUATION

                                    OF THE

                                TOWNHOUSE UNITS

                       VALUATION OF THE TOWNHOUSE UNITS
                       --------------------------------

          Once again, the Market Data Approach has been used in the establishment of value of the townhouse lots within the Fairway Village portion of St. Charles Communities.

          In referring to the proposed development schedule for townhouse units in the Fairway Village, as proposed, 50 townhouse units will be developed in Year 1; 54 units in Year 2; 50 units in Year 3; 74 units in Year 4; 104 units in Year 5; 201 units in Year 6; 141 units in Year 7; 48 units in Year 8; 60 units in Year 9; and 54 units in Year 10; for a total of 837 units.

          In the overall analysis of the townhouse units, this appraiser has selected sales of units in the same market area as that of the subject property. This appraiser has reviewed both sales of bulk, undeveloped units, as well as those of finished units, less the estimated costs to development to arrive at a final indication of value for the subject property. Once again, as found in the apartment unit valuation, there will be both a gross retail value, as well as a value allowing for the market indicated absorption rates.

          In the case of the townhouse units, as will be seen in the case of the single-family detached units, St. Charles over the past years has typically sold townhouse units to more than one builder. In Dorchester Neighborhood, for example, St. Charles built upscale models themselves in one area and then had the lots that were developed for lower end townhouse units sold to Oakridge Homes. In the Hampshire Neighborhood, St. Charles developed both high end, as well as low end units. In Westlake Village, Pulte and Oakridge, as well as St. Charles developed townhouse units within the same neighborhood at the same time, with some various in price range in townhouse size. In the older neighborhoods of Wakefield, Bannister and Carrington, similar types of transactions occurred. Therefore, in the overall analysis of absorption, it is this appraiser's opinion that absorption rates will be enhanced if a two pronged marketing schedule occurs, with say one builder targeting the three level higher end and larger units class of $130,000 upwards, while another builder develops a two-story smaller unit in the $100,000 to $125,000 class price range. This would not only allow the builders to take advantage of two different market segments that are available, but also allows a higher or quicker absorption for St. Charles.

          A number of communities are marketing townhouse lots as of the date of this report, and although competition levels have increased substantially, it still appears to be a viable alternative to market townhouse lots in the northern portion of Charles County. The Fairway Village, with the close proximity of the White Plains Regional Park, the inherent neighborhood amenities such as the tennis facilities, the pool facility and the community facilities associated with the Planned Unit Development, are all conducive to marketing townhouse type units, particularly with the off-site advantages associated with the community facilities. Additionally, the close proximity to shopping and other community needs should also enhance the salability of the units within the Fairway Village.

              VALUATION OF THE SUBJECT PROPERTY'S TOWNHOUSE UNITS
              ---------------------------------------------------
                                 AS PAPER LOTS
                                 -------------


                              COMPARABLE SALE #1

LOCATION:                        Lakewood Estates
                                 Waldorf, Maryland

GRANTOR:                         Lakewood Limited Partnership

GRANTEE:                         Equity Income Partners Limited Partnership

DATE OF SALE:                    October 12, 1989

LEGAL:                           Liber 1418, Folio 537

ACREAGE:                         33.59 acres

NUMBER OF LOTS:                  264 townhouse lots

FINANCING:                       $5,000,000.00, development acquisition loan,
                                 Scottish Her. Trust

PRICE:                           $3,400,000.00

UNIT PRICE:                      $12,879.00

COMMENTS: This is the original purchase of the land that has been developed into the Lakewood Estates Townhouse project. This property was purchased with 264 approved townhouse lots. This phase of the Lakeview project has been marketed for several years with unit prices from approximately $110,000 up to the mid $100,000's.

ADJUSTMENTS FOR COMPARISON:
--------------------------
                     - 0 -
                     -----
Total adjustment     - 0 -
$12,879.00 x 1.00 =              $12,879.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #2

LOCATION:                          Homestead Commons
                                   Waldorf, Maryland

GRANTOR:                           Tanglewood Joint Venture

GRANTEE:                           Oakridge Housing Corporation

DATE OF SALE:                      April 15, 1991

LEGAL:                             Liber 1542, Folio 177

ACREAGE:                           6.468 acres

NUMBER OF LOTS:                    56 townhouse lots

FINANCING:                         Cash

PRICE:                             $780,000.00

UNIT PRICE:                        $13,928.00

COMMENTS: This sale pertains to the sale of part of the Tanglewood project (Comparable Sale #3) off of Acton Lane. These were raw lots with an approved plan. The sale price included $700.00 per unit for tap fees which were paid by Seller. Since tap fees are not typically paid by Seller in the market area, the adjusted sales price equals $13,228.00.

ADJUSTMENTS FOR COMPARISON:
--------------------------
                  - 0 -
                  -----
Total adjustment  - 0 -
$13,228.00 x 1.00 =                    $13,228.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #3


LOCATION:                         Tanglewood
                                  Waldorf, Maryland

GRANTOR:                          Tanglewood Joint Venture

GRANTEE:                          FEFM, Inc.

DATE OF SALE:                     November 1989

LEGAL:                            Liber 1424, Folio 01

ACREAGE:                          14.24 acres

NUMBER OF LOTS:                   100 townhouse lots

FINANCING:                        $3,125,000.00, Maryland National Bank

PRICE:                            $1,350,000.00

UNIT PRICE:                       $13,500.00

COMMENTS: This is the sale of a 100 lot townhouse subdivision off of Acton Lane in the central portion of Waldorf. The purchaser was required to install feeder roadways, as well as subdivision roads.

ADJUSTMENTS FOR COMPARISON:
--------------------------
                     - 0 -
Total adjustment     - 0 -
$13,500.00 x 1.00 =                       $13,500.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #4

LOCATION:                       Capital View
                                Tax Map 67, Section 4, Blk. A
                                Lots 1-7; Blks. B, C, D Lots 1-7; Blks. G, H,
                                Lots 1-10 and Blk I, Lots 1-9

GRANTOR:                        Preference Home II Limited Partnership

GRANTEE:                        UTC Properties #6 Incorporated

DATE OF SALE:                   April 26, 1991

LEGAL:                          Liber 7931, Folio 55

ACREAGE:                        average lot size 1,875 sq. ft. per lot

NUMBER OF LOTS:                 33 townhouse lots

FINANCING:                      none reported

PRICE:                          $500,000.00

UNIT PRICE:                     $15,151.00

COMMENTS: This is the sale of a 10 house subdivision off of Hill Road near Hyattsville. Overall average lot size is approximately 1,875 square feet and townhouse prices ranged in 1991 from $89,800.00 to $105,000.00, and in 1992 from $84,900.00 $106,000.00. Overall location, utility availability and other physical characteristics are rated somewhat similar to the subject property.

ADJUSTMENTS FOR COMPARISON:
--------------------------
                    - 0 -
                    -----
Total adjustment    - 0 -
$15,151.00 x 1.00 =                       $15,151.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #5A

LOCATION:                   Forest Run
                            Tax Map 81, Lots 1-7, 125-126,129,
                            131-133, 138-142, 149 and 152-154

GRANTOR:                    Pennsylvania Avenue Associates


GRANTEE:                    Washington Homes

DATE OF SALE:               November 21, 1991

LEGAL:                      Liber 8125, Folio 223

ACREAGE:                    average lot size 2,250 sq. ft.

NUMBER OF LOTS:             15 townhouse lots

FINANCING:                  market terms and conditions, Charleston
                            National Bank

PRICE:                      $228,000.00

UNIT PRICE:                 $15,200.00

ADJUSTMENTS FOR COMPARISON:
--------------------------
                     -0-
                    -----
Total adjustment     -0-
$15,200.00 x 1.00 =         $15,200.00 per unit

                              COMPARABLE SALE #5B


LOCATION:                       Forest Run
                                Tax Map 81

GRANTOR:                        Pennsylvania Avenue Associates

GRANTEE:                        Washington Homes

DATE OF SALE:                   November 12, 1991

LEGAL:                          Liber 8116, Folio 157

ACREAGE:                        average lot size 2,250 sq. ft.

NUMBER OF LOTS:                 21 townhouse lots

FINANCING:                      market terms and conditions, Charleston
                                National Bank

PRICE:                          $252,000.00

UNIT PRICE:                     $12,000.00

ADJUSTMENTS FOR COMPARISON:
--------------------------
                      -0-
                      ---
Total adjustment      -0-
$12,000.00 x 1.00 =             $12,000.00 per unit

                              COMPARABLE SALE #5C


LOCATION:                          Forest Run
                                   Tax Map 81, Lots 8-15 and 25-32

GRANTOR:                           Pennsylvania Avenue Associates

GRANTEE:                           Washington Homes

DATE OF SALE:                      May 14, 1992

LEGAL:                             Liber 8308, Folio 852

ACREAGE:                           average lot size 2,250 sq. ft.

NUMBER OF LOTS:                    16 townhouse lots

FINANCING:                         market terms and conditions, Charleston
                                   National Bank and Signet Bank

PRICE:                             $192,000.00

UNIT PRICE:                        $12,000.00

ADJUSTMENTS FOR COMPARISON:
--------------------------
                   -0-
                   ---
Total adjustment   -0-
$12,000.00 x 1.00 =                $12,000.00 per unit

                              COMPARABLE SALE #5D


LOCATION:                          Forest Run
                                   Tax Map 81, Lots 33-100

GRANTOR:                           Pennsylvania Avenue Associates

GRANTEE:                           Washington Homes

DATE OF SALE:                      September 30, 1992

LEGAL:                             Liber 8468, Folio 312

ACREAGE:                           average lot size 2,250 sq. ft.

NUMBER OF LOTS:                    67 townhouse lots

FINANCING:                         none reported

PRICE:                             $816,000.00

UNIT PRICE:                        $12,178.00

COMMENTS: This is the sale of paper lots within the Forest Run Subdivision located just to the north of Penn Marr shopping center on the south side of Marlboro. Overall lot sizes are slightly larger than the subject property, though this does not appear to have a major impact on value. Overall location, utility availability and other physical characteristics are rates equal.

ADJUSTMENTS FOR COMPARISON:
--------------------------
                   -0-
                   ---
Total adjustment   -0-
$12,178.00 x 1.00 =                $12,178.00 per unit

                               [MAP APPEARS HERE]

                              COMPARABLE SALE #6A


LOCATION:                      Royal Plaza
                               Tax Map 80, Blk. B, Lots 46-48

GRANTOR:                       Royal Plaza Associates Limited Partnership

GRANTEE:                       Washington Homes

DATE OF SALE:                  April 20, 1992

LEGAL:                         Liber 8277, Folio 499

ACREAGE:                       average lot size 2,250 sq. ft.

NUMBER OF LOTS:                23 townhouse lots

FINANCING:                     none reported

PRICE:                         $310,500.00

UNIT PRICE:                    $13,500.00

ADJUSTMENTS FOR COMPARISON:
--------------------------
                       -0-
                       ---
Total adjustment       -0-
$13,500.00 x 1.00 =            $13,500.00 per unit

                              COMPARABLE SALE #6B


LOCATION:                    Royal Plaza
                             Tax Map 80, Block B, Lots 69-101

GRANTOR:                     Royal Plaza Associates Limited Partnership

GRANTEE:                     Washington Homes

DATE OF SALE:                April 28, 1992

LEGAL:                       Liber 8286, Folio 959

ACREAGE:                     average lot size 2,250 sq. ft.

NUMBER OF LOTS:              33 townhouse lots

FINANCING:                   none reported

PRICE:                       $445,500.00

UNIT PRICE:                  $13,500.00

COMMENTS:   These are the sales of townhouse lots in the Prince George's County area. This particular subdivision is located off of Silver Hill Road in the Forestville area. Lot sizes average approximately 2,250 square feet and overall price range of dwellings within the subdivision range from $100,000.00 to $128,000.00 in 1991, and from $10l,000.00 to $125,000.00 in 1992. The physical characteristics and location of this subdivision are rated similar to the subject.

ADJUSTMENTS FOR COMPARISON:
--------------------------
                   -0-
                   ---
Total adjustment   -0-
$13,500.00 x 1.00 =          $13,500.00 per unit

                               [MAP APPEARS HERE]

                              COMPARABLE SALE #7


LOCATION:                      Highgrove Subdivision
                               off Billingsley Road, Waldorf

GRANTOR:                       David H. Posey Associates

GRANTEE:                       Robert Schick, et al.

DATE OF SALE:                  7/96

LEGAL:                         contract purchase

NUMBER OF LOTS:                100 townhouse lots

PRICE:                         $1,450,000.00 or $14,500.00 per unit

COMMENTS:    This is the current contract on the townhouse portion of
Highgrove Estates for the takedown of 100 units. Overall location and physical features are identical and therefore no adjustment is warranted.


ADJUSTMENTS FOR COMPARISON:
--------------------------
                    -0-
                    ---
Total adjustment    -0-
$14,500.00 x 1.00 =            $14,500.00 per unit

                               [MAP APPEARS HERE]

                            COMPARABLE SUMMARY GRID
                            -----------------------

================================================================================
COMP         TOTAL       PRICE            ADJUSTED
             ADJUSTMENT                   PRICE
================================================================================
#1           -0-         $12,879.00       $12,879.00
--------------------------------------------------------------------------------
#2           -0-         $13,228.00       $13,228.00
--------------------------------------------------------------------------------
#3           -0-         $13,500.00       $13,500.00
--------------------------------------------------------------------------------
#4           -0-         $15,151.00       $15,151.00
--------------------------------------------------------------------------------
#5A          -0-         $15,200.00       $15,200.00
--------------------------------------------------------------------------------
#5B          -0-         $12,000.00       $12,000.00
--------------------------------------------------------------------------------
#5C          -0-         $12,000.00       $12,000.00
--------------------------------------------------------------------------------
#5D          -0-         $12,178.00       $12,178.00
--------------------------------------------------------------------------------
#6A          -0-         $13,500.00       $13,500.00
--------------------------------------------------------------------------------
#6B          -0-         $13,500.00       $13,500.00
--------------------------------------------------------------------------------
#7           -0-         $14,500.00       $14,500.00
================================================================================

     Based on the aforesaid comparable sales, which have an overall mean average of approximately $13,421.00, it is this appraiser's opinion that the fair market value of the subject property as a typical paper lot is estimated to be $13,500.00 per unit. This places the subject property not only in the mid-range of values as indicated by the comparable sales, but also within the medium range of the most recent sales in the Southern Maryland area.

     Therefore, based on a paper lot basis, the total estimated market gross retail value of the 837 townhouse units is as follows: 837 units at $13,500.00 per unit equals $11,299,500.00, rounded to $11,300,000.00.

     As a further test of the overall value of the "as is" value of the paper townhouse lots, the residual technique is used to further support this value, taking the indicated value of finished units, less development costs, sales expense, and entrepreneur costs back to the paper lot valuation. The comparable sales used in this analysis are as follows:

                              COMPARABLE SALE #1


LOCATION:                              Aspen Woods

GRANTOR:                               Lenhart Development Corporation

GRANTEE:                               Pulte Homes Corporation

DATE OF CONTRACT:                      December 10, 1993

LEGAL:                                 contract

ACREAGE:                               34.01 acres

NUMBER OF LOTS:                        234 townhouse lots

FINANCING:                             n/a

UNIT PRICE:                            $19,000.00 for each recorded lot
                                        13,000.00 finishing allowance
                                        ---------
                                       $32,000.00 total sales price
                                        +6% increase per annum

COMMENTS: This is several contracts in the 234 townhouse development known as Ashford Oaks. This project is located off of Billingsley Road. The initial above price reflected an allocation of $13,000.00 for paper lots and $19,000.00 per lot finish allowance, making the base price $32,000.00. The original contract with Pulte Homes, who has since pulled Out of the contract, called for a 12 unit takedown per quarter and an annual escalator of 6 percent. Richmond American recently purchased 14 lots in June 1996 under similar terms, but a slightly higher lot cost, which reflects a total indicated value of $33,106.00. Richmond American has not taken any lots down in this project since.

ADJUSTMENTS FOR COMPARISON:
--------------------------
                   -0-
                   ---
Total adjustment   -0-
$33,106.OOx 1.00 =                     $33,106.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #2

LOCATION:                       Huntington Ridge Townhouses
                                St. Charles

GRANTOR:                        St. Charles Associates Limited Partnership

GRANTEE:                        Ryland Group

DATE OF SALE:                   May 8, 1996

LEGAL:                          varying

NUMBER OF LOTS:                 130 townhouse lots

FINANCING:                      all cash

UNIT PRICE:                     $32,000.00

COMMENTS: This is the sale of finished townhouse lots in the Huntington Ridge Subdivision off of Post Office Road. This is within the St. Charles Communities, and is one of the remaining townhouse subdivisions in St. Charles. This is in the older section, near more of a commercial development than townhouse development. Ryland Homes is taking down townhouse lots at a contract rate of 3 units per month or 12 per quarter. Financing is reported at all cash for finished lots. Townhouse prices range from $125,000.00 to $145,000.00. It should be noted that price increase of CPI of 6 percent per annum.

MOST RECENT TRANSFERS:
===========================================================================================================================
GRANTOR/GRANTEE                              DATE OF       LEGAL         # OF LOTS     PRICE
                                             SALE
===========================================================================================================================
St. Charles Associates to Ryland Group       05/08/96      2225/588      6 Lots        $192,000.00 or $32,000.00 per lot
===========================================================================================================================
St. Charles Associates to Ryland Group       0l/I5/96      2328/163      10 lots       $326,400.00 or $32,640.00 per lot
===========================================================================================================================

ADJUSTMENTS FOR COMPARISON:
--------------------------
                   -0-
                   ---
Total adjustment   -0-
$32,000.00 to $32,640.00 x 1.00 =           $32,000.00 to $32,640.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #3

LOCATION:                            Lakewood Estates
                                     Maryland Route 5, Waldorf

GRANTOR:                             Lakewood A-1 Limited Partnership

GRANTEE:                             NVR Homes, Inc.

DATE OF SALE:                        2/21/96

LEGAL:                               Liber 2190, Folio 287

NUMBER OF LOTS:                      7 townhouse lots

UNIT PRICE:                          $256,410.00

PRICE PER UNIT:                      $36,630.00 (current price w/increases)

COMMENTS: This is the most recent sale within the Lakewood Estates Subdivision off of Maryland Route 5. Overall lot size, location and type of townhouse units is rated similar to that of the subject property. Also within this property, Ryland has contracted to purchase 67 lots at a base price of $34,000.00, with a takedown scheduled at 9 lots per quarter or 1.5 percent per quarter increase.

MOST RECENT TRANSFERS:
===========================================================================================================================
GRANTOR/GRANTEE                              DATE OF   LEGAL     # OF LOTS  PRICE
                                             SALE
===========================================================================================================================
Lakewood A-I, L.P. to NVR Homes, Inc.                  2353/359  3 lots     $106,050.00 or $35,350.00 per unit
===========================================================================================================================
Lakewood A-I, L.P. to NVR Homes, Inc.        4/10/97   2360/366  6 lots     $214,221.00 or $35,704.00 per unit
===========================================================================================================================

ADJUSTMENTS FOR COMPARISON:
---------------------------
                         -0-
                         ---
Total adjustment         -0-
$35,350.00 to $36,630.00 x 1.00 =           $35,350.00 to $36,630.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #4

LOCATION:                  Somerset
                           Maryland Route 228, Waldorf

GRANTOR:                   E.K. Edelen Farm Limited Partnership

GRANTEE:                   Richmond American Homes

DATE OF SALE:              12/8/94 (under a phase contract)

LEGAL:                     contract purchase

NUMBER OF LOTS:            121 townhouse lots

FINANCING:                 commercial land acquisition thru a commercial lender

UNIT PRICE:                $32,000.00 base unit price
                           + 6% per annum or $5.26 per day escalator

COMMENTS: This is a contract purchase contract of 121 lots in the Somerset Subdivision featuring townhouse and single-family units off of Berry Road (Maryland Route 228). The initial takedown started on December 8, 1994, with a base price of lots established at $32,000.00, with $12,000.00 being lot cost and $20,000.00 construction allocation.

MOST RECENT TRANSFERS:
=================================================================================================================
GRANTOR/GRANTEE                         DATE OF     LEGAL       # OF LOTS   PRICE
                                        SALE
=================================================================================================================
E.K. Edelen LP to Richmond American     3/14/96     2195/370    8 lots      $114,473 ($14,309 + $ 20,000 for
Homes of Maryland                                                           completion, or $34,309 per unit)
=================================================================================================================
E.K. Edelen LP to Richmond American     5/21/96     2230/532    6 lots      $ 88,316 ($14,719 + $ 20,000 for
Homes of Maryland                                                           completion or $34,719 per unit)
=================================================================================================================
E.K. Edelen LP to Richmond AMerican     04/08/97    2359/87     8 lots      $130,716 ($16,340 + $ 20,000 for
Homes of Maryland                                                           completion or $36,340 per unit)
=================================================================================================================
E.K. Edelen LP to Richmond American     7/26/96     2257/590    4 lots      $60,350 ($15,088 + $20,000 for
Homes of Maryland                                                           completion or $35,088 per unit)
=================================================================================================================

ADJUSTMENTS FOR COMPARISON:
--------------------------
                     -0-
                     ---
Total adjustment     -0-
$34,309.00 to $36,340.00 x 1.00 =          $34,309 to $35,340.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #5

LOCATION:                       Victoria Park, located off the north side
                                of Western Parkway, north of Berry Road

GRANTOR:                        Hamilton, et al.

GRANTEE:                        Richmond American Homes

DATE OF SALE:                   4/97

LEGAL:                          contract purchase

NUMBER OF LOTS:                 100 townhouse units

FINANCING:                      conventional lender, market terms & conditions

PRICE:                          $36,500.00 per unit (finished)

TAKEDOWN:                       current negotiated takedown schedule calls
                                for 12 units per quarter

PROJECT DATE:                   summer of 1997

COMMENTS: This is a townhouse subdivision currently under construction. Contract has been signed by Richmond American to take down 12 units per quarter at $36,500.00. A contract, however, is currently being negotiated at a slightly lower takedown of 9 units per quarter due to current competition levels. The townhouse units are of typical size, and base price for finished units is from $125,000 to $145,000.

ADJUSTMENTS FOR COMPARISON:
--------------------------
                       -0-
                       ---
Total adjustment       -0-
$36,500.00 x 1.00 =                        $36,500.00 per unit

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #6


LOCATION:                         Wood/Deer Creek Subdivision
                                  Tax Map 8, Grid 11, Parcel 805

GRANTOR:                          Dreadnaught Limited Partnership

GRANTEE:                          Regency Homes Corporation

DATE OF SALE:                     4/16/97

LEGAL:                            Liber 2363, Folio 103

NUMBER OF LOTS:                   7 finished townhouse units

FINANCING:                        CASH

PRICE:                            $196,000.00

UNIT PRICE:                       $28,000.00

COMMENTS: This is a newer townhouse subdivision located near the Sam's Wholesale Warehouse house and other commercial establishments off of the west side of U.S. Route 301 in Waldorf. Overall location in this more commercial sector is rated inferior to that of the proposed neighborhood of the subject property. In terms of community improvements, this subdivision is also projected to have a clubhouse, pool, etc., which are rated similar to the subject.

ADJUSTMENTS FOR COMPARISON:
--------------------------
Location               +10%
                        ---
Total adjustment       +10%
$28,000.00 x 1.10 =                       $30,800.00 per unit

                               [MAP APPEARS HERE]

                              COMPARABLE SALE #7


LOCATION:                              Berry Valley Subdivision
                                       s/s of Bunker Hill Road and Davis Road
                                       Waldorf, Maryland
GRANTOR:                               Lewis R. and Barbara L. Vest
GRANTEE:                               Barry Steward L.P. Company
DATE OF SALE:                          3/13/97
LEGAL:                                 Liber 2348, Folio 594
NUMBER OF UNITS:                       6 townhouse units
PRICE:                                 $154,000.00
UNIT PRICE:                            $25,667.00

COMMENTS: This is the sale of 6 townhouse units in the Berry Valley Subdivision. This is a new, recently opened subdivision 3 to 4 miles west of U.S. Route 301 near Berry Road. Overall location in an older neighborhood with some commercial enterprises and close proximity is rated inferior to that of the subject property. Overall lot size and utility availability are rated similar. General geographic location is also rated equal.

ADJUSTMENTS FOR COMPARISON:
--------------------------
Location               +10%
                       ----
Total adjustment       +10%
$25,667.00 x 1.10  =                  $28,233.00 per unit

                              [MAP APPEARS HERE]

                            COMPARABLE SUMMARY GRID
                            -----------------------

================================================================================
COMPARABLE   LOCATION     TOTAL      PRICE                  ADJUSTED PRICE
SALE                    ADJUSTMENT
================================================================================
#1                         -0-       $33,106                $33,106
--------------------------------------------------------------------------------
#2                         -0-       $32,000 to $32,650     $32,000 to $32,640
--------------------------------------------------------------------------------
#3                         -0-       $35,350 to $36,630     $35,350 to $36,630
--------------------------------------------------------------------------------
#4                         -0-       $34,309 to $36,340     $34,309 to $36,340
--------------------------------------------------------------------------------
#5                         -0-       $36,500                $36,500
--------------------------------------------------------------------------------
#6            +10%         +10%      $28,000                $30,800
--------------------------------------------------------------------------------
#7            +10%         +10%      $25,667                $28,233
================================================================================

     Based on the aforesaid comparable sales, it is this appraiser's opinion that the fair market value of the proposed townhouse units. within the St. Charles Subdivision is estimated to be approximately $33,000.00 per unit. This places the subject property in the mid-range of value as indicated by the comparable sales, but several thousand dollars behind the higher priced unit in the market. A number of the higher priced units were negotiated prior to the added levels of competition and it appears that, for the most part, in this appraiser's opinion, price levels should remain consistent over the next few years and some modulation over the higher prices units should be expected.

     Based on estimated hard costs, as supplied by the developer, of approximately $15,579.00 per unit, and neighborhood overall development costs of approximately $7,200.00 per unit, sales and administrative expenses of $1,250.00, the indicated residual amount reflects a value per paper lot of approximately $8,971.00, rounded to $9,000.00. This is somewhat below the indicated value via the Market Data Approach and is reflective of what appears to be somewhat higher development costs in the St. Charles Neighborhood, due in part to the community centers and associated infrastructure.

     Because of an ongoing market for townhouses in the Southern Maryland area, it is this appraiser's opinion that the Market Data Approach should be weighted most heavily in the final valuation and thus the previously indicated value of $13,500.00 should be construed as the market value for the subject property's proposed 837 townhouse units.

     In regards to the higher development costs of the subject property, it appears that some profitability levels would be effected by these costs, however, the overall land acquisition costs for Interstate General and St. Charles Associates is extremely low and thus profitability levels should be achieved even though development costs are somewhat higher than normal, as indicated for townhouse lots in the marketplace.

             DISCOUNTED VALUE OF THE SUBJECT PROPERTY'S PAPER LOTS
             -----------------------------------------------------

     The discounted or "as is" value of Fairway Village's 837 single-family attached townhouse units must also take into consideration the time to development and market the units during the phased development of the Fairway Village. The gross retail value of the townhouse units in paper lot form must be discounted to reflect the anticipated development time, carrying costs and sales period, as well as carrying expenses during the holding period.

     The absorption rate to determine the development and sales rates for the subject subdivision has been extrapolated using sales of other competitive subdivisions in the same market area as that of the subject property. Along these lines, there are a number of competitive townhouse subdivisions in the immediate market area, these include townhouse units being developed in St. Charles, Lakewood Estates, Aspen Woods, Somerset, etc. The subdivisions used in the overall ascertation of the subject property's potential absorption are as follows:

     Somerset Subdivision: This particular subdivision has been developed by the same developers as that of the subject property. Takedown schedules within this subdivision are 10 units per quarter for both single-family and townhouse or 3.3 units per month. The initial price for lots within this subdivision are $12,000.00 each, plus $20,000.00 finishing allowance or $32,000.00 as a base price, with an overall price increase per day of $5.26 or 6 percent annual increase over the total sales price. This particular subdivision features townhouses from $115,000.00 on up to approximately $135,000.00. Overall quality of construction of this subdivision is rated similar to that of the subject. Recent sales in the subject subdivision for the first 6 months of 1997 are reflective of 8 units that have settled and 5 that are under contract, for a total of 13 units in the first 6 months, or an absorption of slightly over 2 units per month. There are 28 remaining townhouse units in the Somerset Subdivision.

     Lakewood Estates Subdivision: This subdivision is located off of Maryland Route 5. Two builders, both Ryan Homes, as well as NVR Homes, Inc. are located in the project. NVR Homes is almost sold out of units and has only 1 remaining unit. Based on lot contracts written in 1993, takedowns within this subdivision for Ryland Homes is based on a 9 unit per quarter takedown or 3 units per month. It should be noted that Ryan Homes' tract record, with sales starting in January 1995, reflect a total of 85 units sold in a 27 month period, or an absorption of approximately 3.15 units per month.

     Aspen Woods, which is located off of Billingsley Road and is currently being developed by the Lenhart Group, has sold lots to Pulte Homes over the past year. Pulte, commencing in June 1995, took down 39 lots and is contracted to take an additional 8 lots in April, for a total of 47 lots in 10 months, or an absorption of 4.7 units per month. Of these 47 lots, 11 have settled as finished townhouse units and an additional 15-17 are currently under contract, according to Mr. Lenhart. CPI are passed through within this subdivision at a rate of 6 percent per annum, and the most recent takedown in November 1995 reflects sales prices of $32,955.00 per unit, while the April takedown is scheduled at $33,450.00 per unit.

     Pulte has since vacated this subdivision. Richmond American and Mohier are two townhouse builders currently developing in the project. Over a 2 year span, total absorptions are at a rate of approximately 30 units per year average, or
2.5 units per month.

     Within St. Charles, the Ryland Group is currently marketing townhouses in the Hudson Ridge townhouse section. They Ryland Group has reported to this appraiser to have placed under contract or settled 30 units since original marketing commenced May 1996. This reflects to an overall average absorption of approximately 2.5 units per month. This particular subdivision features townhouses from the $125,000.00 to $140,000.00 price range, or what should be considered the upper end type unit, most of which have basements. The overall location from Post Office Road is within St. Charles itself and should be rated somewhat similar to that of the projected units.

     Makielski Soba Development Group in Acton Village off of Acton Lane, approximately 1 mile north of St. Charles, has marketed since the initial sales period of Phase 3, which commenced August 1995, a total of 100 units, of which 57 have settled, 9 are low priced units subject to a lottery, and 34 are under contract. This reflects to an overall absorption of approximately 4.55 units per month.

     Kingsview Subdivision, which currently markets a combination of both attached and detached units, has marketed since May 1996, 35 townhouse units, 20 of which are reported to have settled. This reflects to an overall absorption of approximately 2.69 units per month. Kingsview Subdivision is very similar to St. Charles in terms of community and neighborhood amenities, including pools, tennis courts, clubhouse, etc. Overall location in northern Charles County is also rated similar.

     For the most part, with the exception of Aspen Woods which now has two builders and Lakewood Estates, which has two builders, the subdivisions are reflective of one townhouse builder within the same subdivision. A large majority of the three level townhouse units are all being marketed in the $130,000 upwards price range, while only one of these particular subdivisions mentioned features smaller, two-story units and that is the Acton Village, which also has the highest absorption rate. It is this appraiser's opinion that two builders, one specializing in low end price range of dwelling, the other in a slightly higher price range of dwelling, and would be estimated that these builders should be able to absorb approximately 2.5 units per month per builder, or 5 units per month total. This is somewhat lower than the indicated absorptions of the competitive subdivisions, but also allows for some additional competition coming on line, which is occurring with one recently opened subdivision developed by Regency Homes, an 108 unit subdivision off of Hamilton Road and several other projected townhouse projects in the northern Charles County area.

     The subject townhouse units have therefore been discounted for an anticipated 5 units per month absorption, with allowances given for the projected development schedule as noted for the Fairway Village Center. The following ARGUS discounted cash flow analysis has been prepared to arrive at the final indicated "as is" value of the 837 proposed lots.

     Based on a $13,500.00 indicated market value of a paper lot, and with a tax rate of $2.65 per $100.00 of assessed value, the indicated real estate taxes for the subject paper lots is estimated at approximately $143.00 per year; miscellaneous and administrative are estimated at 1/2 of 1 percent; sales expense is estimated at 3 percent; and an absorption of 5 units per month when available. The overall discount rate or internal rate of return has been selected using the following criteria:

     BASED ON THE AFORESAID ANALYSIS AND PROJECTIONS, THE TOTAL ABSORPTION OF THE 837 LOTS WITHIN THE SUBJECT SUBDIVISION IS EXPECTED TO OCCUR OVER A 16-YEAR ABSORPTION PERIOD. THIS REFLECTS NOT ONLY THE MARKET INDICATED ABSORPTIONS PER YEAR, BUT ALSO THE DEVELOPMENT SCHEDULE AS PROJECTED FOR TOWNHOUSE LOTS WITHIN THE FAIRWAY VILLAGE SUBDIVISION.

     THE GROSS RETAIL VALUE OF THE 837 LOTS OR $11,300,000.00 HAS BEEN DISCOUNTED TO REFLECT THE ANTICIPATED TIME THAT WOULD BE REQUIRED TO MARKET ALL OF THE LOTS, AS WELL AS THE SALES EXPENSES AND SOFT COSTS INCURRED DURING THE HOLDING PERIOD.

     In reviewing the Appraisal Institute's Appraisal News Investment Guide, the
                                            -------------------------------
most recent volume dated August 1995, the 3rd quarter 1995, internal rates of return for residential class properties range from 11 percent to 13 percent. In addition, in speaking and reviewing regional data supplied by NationsBank's mid-year 1995 Washington, D.C. MSA Analysis estimates short term subdivision discount rates for those subdivisions that have an absorption period from 1 to 3 years to have an overall discount rate for finished lots of approximately 14 percent. Given these perimeters, it is this appraiser's opinion that the discount rate for the subject property based on its current condition and time frame of marketing should be estimated at approximately 14 percent.

     Please refer to the following ARGUS format prepared for the discounted cash flow analysis for the discounted or "as is" value of the 837 lots.

                                FAIRWAY VILLAGE
                               ST. CHARLES PKWY.
                               WALDORF, MARYLAND

                           PROSPECTIVE PRESENT VALUE
                         Cash Flow Before Debt Service
      Discounted Annually (End-point on Cash Flow) over a 20-Year Period

    For the       Discounted     Total     Total
    Discount      Cash Flow      Value     Value
      Rates      Before Debt    per Unit  per Size
   ---------   --------------  ---------- ------------
    12.00%       $5,589,926     $6,679    $6,678.53
    12.50%        5,401,743      6,454     6,453.70
    13.00%        5,222,339      6,239     6,239.35
    13.50%        5,051,220      6,035     6,034.91
    14.00%        4,887,923      5,840     5,839.81
    14.50%        4,732,013      5,654     5,653.54
    15.00%        4,583,084      5,476     5,475.61
    15.50%        4,440,755      5,306     5,305.56
    16.00%        4,304,670      5,143     5,142.97

                              FAIRWAY VILLAGE
                             ST. CHARLES PKWY.
                             WALDORF, MARYLAND

                       SCHEDULE OF PROSPECTIVE CASH FLOW
        In Inflated Dollars for the Fiscal Year beginning 6/1/1997

For the             Year 1    Year 2     Year 3     Year 4     Year 5     Year 6
Years Ending       May-1998  May-1999   May-2000   May-2001   May-2002   May-2003
                   --------  --------   --------   --------   --------   --------
UNIT SALES
REVENUE
 Sales Revenue               $702,000   $788,486   $759,283   $947,585   $969,064
 Selling Costs                (21,060)   (23,655)   (22,778)   (28,428)   (29,071)
                   --------  --------   --------   --------   --------   --------
NET SALES REVENUE             680,940    764,831    736,505    919,157    939,993
                   --------  --------   --------   --------   --------   --------
TOTAL POTENTIAL
REVENUE                       680,940    764,831    736,505    919,157    939,993
                   --------  --------   --------   --------   --------   --------
MISCELLANEOUS
EXPENSES
 REAL ESTATE
 TAXES               14,363    14,380     14,015     13,546     13,059     12,346
 MISC & ADMIN         6,830     6,838      6,664      6,441      6,210      5,871
                   --------  --------   --------   --------   --------   --------
TOTAL
MISCELLANEOUS
EXPENSES             21,193    21,218     20,679     19,987     19,269     18,217
                   --------  --------   --------   --------   --------   --------
TOTAL REVENUE
BEFORE COSTS        (21,193)  659,722    744,152    716,518    899,888    921,776
                   --------  --------   --------   --------   --------   --------
CASH FLOW
BEFORE DEBT
SERVICE &
INCOME TAX         ($21,193) $659,722   $744,152   $716,518   $899,888   $921,776
                   ========  ========   ========   ========   ========   ========
For the              Year 7        Year 8        Year 9       Year 10       Year 11       Year 12
Years Ending        May-2004      May-2005      May-2006      May-2007      May-2008      May-2009
                   ----------    ----------    ----------    ----------    ----------    ----------
UNIT SALES
REVENUE
 Sales
 Revenue           $1,024,908    $1,065,905    $1,108,541    $1,152,883    $1,218,981    $1,246,958
 Selling Costs        (30,747)      (31,977)      (33,256)      (34,586)      (36,569)      (37,409)
                   ----------    ----------    ----------    ----------    ----------    ----------
NET SALES
REVENUE               994,161     1,033,928     1,075,285     1,118,297     1,182,412     1,209,549
                   ----------    ----------    ----------    ----------    ----------    ----------
TOTAL POTENTIAL
REVENUE               994,161     1,033,928     1,075,285     1,118,297     1,182,412     1,209,549
                   ----------    ----------    ----------    ----------    ----------    ----------
MISCELLANEOUS
EXPENSES
 REAL ESTATE
 TAXES                 11,540        10,647         9,664         8,585         7,387         6,089
 MISC & ADMIN           5,488         5,063         4,595         4,082         3,513         2,896
                   ----------    ----------    ----------    ----------    ----------    ----------
TOTAL
MISCELLANEOUS
EXPENSES               17,028        15,710        14,259        12,667        10,900         8,985
                   ----------    ----------    ----------    ----------    ----------    ----------
TOTAL REVENUE
BEFORE COSTS          977,133     1,018,218     1,061,026     1,105,630     1,171,512     1,200,564
                   ----------    ----------    ----------    ----------    ----------    ----------
CASH FLOW
BEFORE DEBT
SERVICE &
INCOME TAX           $977,133     1,018,218    $1,061,026    $1,105,630    $1,171,512    $1,200,564
                   ==========    ==========    ==========    ==========    ==========    ==========

                                FAIRWAY VILLAGE
                               ST. CHARLES PKWY.
                               WALDORF, MARYLAND

                       SCHEDULE OF PROSPECTIVE CASH FLOW
          In Inflated Dollars for the Fiscal Year beginning 6/1/1997

                              Year 13      Year 14     Year 15     Year 16       Year 17      Year 18      Year 19      Year 20
For the Years Ending          May-2010     May-2011    May-2012    May-2013      May-2014     May-2015     May-2016     May-2017
                              --------     --------    --------    --------      --------     --------     --------     --------
UNIT SALES REVENUE
 Sales Revenue              $1,318,450   $1,078,968   $1,402,658   $826,633
 Selling Costs                 (39,553)     (32,369)     (42,080)   (24,799)
                            ----------   ----------   ----------   --------     ----------   ----------   ----------   --------
NET SALES REVENUE            1,278,897    1,046,599    1,360,578    801,834
                            ----------   ----------   ----------   --------     ----------   ----------   ----------   --------
TOTAL POTENTIAL
REVENUE                      1,278,897    1,046,599    1,360,578    801,834
                            ----------   ----------   ----------   --------     ----------   ----------   ----------   --------
MISCELLANEOUS EXPENSES
 REAL ESTATE TAXES               4,675        3,293        1,828        255
 MISC & ADMIN                    2,223        1,566          869        121
                            ----------   ----------   ----------   --------     ----------   ----------   ----------   --------
TOTAL MISCELLANEOUS
EXPENSES                         6,898        4,859        2,697        376
                            ----------   ----------   ----------   --------     ----------   ----------   ----------   --------
TOTAL REVENUE
BEFORE COSTS                 1,271,999    1,041,740    1,357,881    801,458
                            ----------   ----------   ----------   --------     ----------   ----------   ----------   --------
CASH FLOW BEFORE
DEBT SERVICE &
INCOME TAX                  $1,271,999   $1,041,740   $1,357,881   $801,458
                            ==========   ==========   ==========   ========     ==========   ==========   ==========   ========

                              FAIRWAY VILLAGE
                             ST. CHARLES PKWY.
                             WALDORF, MARYLAND

                   SCHEDULE OF SOURCES & USES OF CAPITAL
  Equity is Based on Property Value, Leverage and Operating Requirements

For the                              Year 1     Year 2     Year 3     Year 4     Year 5    Year 6
Years Ending                        May 1998   May 1999   May 2000   May 2001   May 2002  May 2003
                                   ==========  ========   ========   ========   ========  ========
SOURCES OF CAPITAL
 Net Operating Gains                           $659,722   $744,152   $716,518   $899,888  $921,776
Initial Equity Contributions        4,304,670
                                   ----------  --------   --------   --------   --------  --------
DEFINED SOURCES OF CAPITAL          4,304,670   659,722    744,152    716,518    899,888   921,776
                                   ----------  --------   --------   --------   --------  --------
REQUIRED EQUITY
 CONTRIBUTIONS                         21,193
                                   ----------  --------   --------   --------   --------  --------
TOTAL SOURCES OF CAPITAL           $4,325,863  $659,722   $744,152   $716,518   $899,888  $921,776
                                   ==========  ========   ========   ========   ========  ========
USES OF CAPITAL
 Property Present Value             4,304,670
 Net Operating Loss                    21,193
                                   ----------  --------   --------   --------   --------  --------
DEFINED USES OF CAPITAL            $4,325,863
                                   ----------  --------   --------   --------   --------  --------
CASH FLOW DISTRIBUTIONS                         659,722    744,152    716,518    899,888   921,776
                                   ----------  --------   --------   --------   --------  --------
TOTAL USES OF CAPITAL              $4,325,863  $659,722   $744,152   $716,518   $899,888  $921,776
                                   ==========  ========   ========   ========   ========  ========
UNLEVERAGES CASH ON CASH
 RETURN
  Cash to Purchase
   Price                                (0.49%)   15.33%     17.29%     16.65%     20.90%    21.41%


For the                              Year 7       Year 8       Year 9      Year 10      Year 11      Year 12
Years Ending                        May 2004     May 2005     May 2006     May 2007     May 2008     May 2009
                                    --------    ----------   ----------   ----------   ----------   ----------
SOURCES OF CAPITAL
 Net Operating Gains                $977,133    $1,018,218   $1,061,026   $1,105,630   $1,171,512   $1,200,564
 Initial Equity Contributions
                                    --------    ----------   ----------   ----------   ----------   ----------
DEFINED SOURCES OF CAPITAL           977,133     1,018,218    1,061,026    1,105,630    1,171,512    1,200,564
                                    --------    ----------   ----------   ----------   ----------   ----------
REQUIRED EQUITY CONTRIBUTIONS
                                    --------    ----------   ----------   ----------   ----------   ----------
TOTAL SOURCES OF CAPITAL            $977,133    $1,018,218   $1,061,026   $1,105,630   $1,171,512   $1,200,564
                                    ========    ==========   ==========   ==========   ==========   ==========
USES OF CAPITAL
 Property Present Value
 Net Operating Loss
                                    --------    ----------   ----------   ----------   ----------   ----------
DEFINED USES OF CAPITAL
                                    --------    ----------   ----------   ----------   ----------   ----------
CASH FLOW DISTRIBUTIONS              977,133     1,018,218    1,061,026    1,105,630    1,171,512    1,200,564
                                    --------    ----------   ----------   ----------   ----------   ----------
TOTAL USES OF CAPITAL               $977,133    $1,018,218   $1,061,026   $1,105,630   $1,171,512   $1,200,564
                                    ========    ==========   ==========   ==========   ==========   ==========
UNLEVERAGES CASH ON CASH RETURN
 Cash to Purchase Price                22.70%        23.65%       24.65%       25.68%       27.21%       27.89%

                                FAIRWAY VILLAGE
                               ST. CHARLES PKWY.
                               WALDORF, MARYLAND

                     SCHEDULE OF SOURCES & USES OF CAPITAL
    Equity is Based on Property Value, Leverage and Operating Requirements

For the                                Year 13     Year 14     Year 15    Year 16     Year 17     Year 18    Year 19     Year 20
Years Ending                           May-2010    May-2011    May-2012   May-2013    May-2014    May-2015   May-2016    May-2017
                                      ----------  ----------  ----------  --------   ----------  ----------  ----------  --------
SOURCES OF CAPITAL
 Net Operating Gains                  $1,271,999  $1,041,740  $1,357,881  $801,458
 Initial Equity Contributions
                                      ----------  ----------  ----------  --------   ----------  ----------  ----------  --------
DEFINED SOURCES OF CAPITAL             1,271,999   1,041,740   1,357,881   801,458
                                      ----------  ----------  ----------  --------   ----------  ----------  ----------  --------
REQUIRED EQUITY CONTRIBUTIONS
                                      ----------  ----------  ----------  --------   ----------  ----------  ----------  --------
TOTAL SOURCES OF CAPITAL              $1,271,999  $1,041,740  $1,357,881  $801,458
                                      ==========  ==========  ==========  ========   ==========  ==========  ==========  ========
USES OF CAPITAL
 Property Present Value
 Net Operating Loss
                                      ----------  ----------  ----------  --------   ----------  ----------  ----------  --------
DEFINED USES OF CAPITAL

CASH FLOW DISTRIBUTIONS                1,271,999   1,041,740   1,357,881   801,458
                                      ----------  ----------  ----------  --------   ----------  ----------  ----------  --------
TOTAL USES OF CAPITAL                 $1,271,999  $1,041,740  $1,357,881  $801,458
                                      ==========  ==========  ==========  ========   ==========  ==========  ==========  ========
UNLEVERAGED CASH ON CASH
 RETURN
  Cash to Purchase Price                   29.55%      24.20%      31.54%    18.62%

     Based on this analysis, and using a 14 percent discount rate, the indicated "as is" value of the 837 townhouse lots is $4,887,923.00, rounded to $4,888,000.00.

     It should be noted that in this analysis, the absorption rate is 5 units per month, assuming the units are available and if the units are not available as developed, absorptions will max-out at available units. It is also assumed by this appraiser that if units within any given development period are not absorbed, then the next phase of development will not occur until absorption has taken place.

     Therefore, based on the overall townhouse analysis and based on the aforesaid calculations, the indicated gross retail value of the townhouse lots is estimated at $11,300,000.00; and the discounted or "as is" value is estimated at $4,888,000.00.

                                  VALUATION

                                    OF THE

                              SINGLE-FAMILY UNITS

     As with the previous apartment units and townhouse units, the single-family detached units of the proposed Fairway Village will also be assigned an estimated value, both at a gross retail level, as well as a discounted "as is" value.

     As proposed, the single-family lots will be divided into three sale categories of basically small, medium and large lots, with the small lots being 52 foot width lots; the medium size lots in the 60 to 70 foot width category; and the larger lots 70 foot and up.

     Based on the proposed development schedules, there will be 252 designated small units; 499 designated medium units; and 922 designated larger lot sizes. Based on the projected development schedule, the units will be developed as follows:

============================================================================
SF-Units    YR1   YR2   YR3   YR4   YR5   YR6   YR7   YR8  YR9   YR10 TOTAL
============================================================================
60 Unit
Sales       15    75     79    21    30    122    63    24   36    36    499
----------------------------------------------------------------------------
70 Unit
Sales       59   112    126    80    40      0   101   242  162     0    922
----------------------------------------------------------------------------
52 Unit
Sales        0    60     43    75    74      0     0     0    0     0    252
============================================================================

     In the overall valuation of the subject property's detached lots, this appraiser uses both sales of paper lots in the Southern Maryland area, as well as the residual technique of establishing an "as is" value via the residual method using finished lots, less development costs and entrepreneur profit to arrive at a further indication of value for the subject property's single-family detached units.

     Sales of recorded, but undeveloped lots have been relatively few in the Southern Maryland area, with most developers either taking the communities to finished lot stage or developing the property themselves. The comparable sales of paper lots found in this report are the best available for comparison.

     The paper lot sales are a combination of lots that would characterized in sizes of categories and only minor differentials in size are noted at this level of development.

                VALUATION OF THE SUBJECT PROPERTY AS APPROVED.
                ----------------------------------------------
                         BUT YET DEVELOPED PAPER LOTS
                         ----------------------------

                              COMPARABLE SALE #1


Grantor:                      Tippett

Grantee:                      Mill Hill Limited Liability Company

Date of Sale:                 4/27/95

Location:                     off Mill Hill Road
                              Tax Map 7, Grid 2, Parcel 37

Legal:                        Liber 2154, Folio 252

No. of Lots:                  23 recorded lots

Financing:                    First Deed of Trust, given back at market
                              terms and conditions through Washington
                              Savings Bank

Price:                        $270,000.00

Price per lot:                $11,739.00

Comments: This is the sale of a tract of land west of the subject property off of Mill Hill Road, just to the south of Berry Road (Maryland Route
228). The original purchase of the property was for 23 units, with an additional 16 units included in the overall final development with transferrable development rights. This particular sale was purchased in unit form and requires upward adjustments for preliminary approvals and platting. Additionally, an upward adjustment is warranted for the proposed infrastructure/community centers that will be associated with the subject property.

Adjustments for comparison:
--------------------------
Engineering/
 Development          +25%
PUD Infrastructure    +10%
                       ---
Total adjustment      +35%
$ll,739.000 x 1.35 =            $15,848.00 per lot

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #2

Grantor:                      St. Charles Associates

Grantee:                      Community Homes Incorporated

Date of Sale:                 6/28/91

Location:                     St. Charles Subdivision
                              Tax Map 15, Parcel 695

Legal:                        Liber 1653, Folio 349

No. of Lots:                  62 purchased, final plat 56

Price:                        $1,302,000.00

Price per lot:                $21,000.00 for 62 lots
                              $23,250.00 for 56 lots

Comments: This is the sale of originally 62 paper lots in St. Charles, which were ultimately re- platted to be 56 lots. The purchase price was based on 62 lots at $21,000.00 per lot, though the ultimate yield reflects a tot value of $23,250.00. Portions of the infrastructure were in place, such as major access roads, recreational areas and green space, which requires a downward adjustment in comparison to the Fairway Village lots. These, for the most part, are medium size lots, similar to the "60's" as proposed for the subject subdivision.

Adjustments for comparison:
--------------------------
Infrastructure   - 10%
                   ---
Total adjustment - 10%
$21,000.00 x .90 =            $18,900.00 per lot

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #3


Grantor:                               St. Charles Associates

Grantee:                               Oakridge Housing Corp.

Date of Sale:                          7/90

Location:                              St. Charles Subdivision
                                       Tax Map 15, Grid 11, Parcel 728

Legal:                                 Liber 1479, Folio 379

No. of lots:                           100

Price:                                 $2,000,000.00

Price per lot:                         $20,000.00

Comments: This is the sale of 100 paper lots, approved, but undeveloped units in the Huntington Neighborhood of St. Charles. Overall lot sizes range from small to medium size lots, with the average being approximately 1/5th acre each. Overall location is rated equal to the subject property. A downward adjustment for site improvements, with the Huntington Neighborhood infrastructure, for the most part, in place.

Adjustments for comparison:
--------------------------
PUD Infrastructure - 10%
                    ----
Total adjustment   - 10%
$20,000.00 x .90 =                     $18,000.00 per lot

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #4


Grantor:                               FVC-IV Marshalls Landing LLC

Grantee:                               Oakridge Homes

Date of Sale:                          6/21/96

Location:                              off of Maryland Route 227,
                                       Marshall Hall Road
                                       Tax Map 5, Grid 12, Parcel 327

Legal:                                 Liber 2247, Folio 445

No. of Lots:                           34

Price:                                 $550,800.00

Price per lot:                         $ 16,200.00

Comments: This is a recent purchase of property by Oakridge Homes of 34 single-family detached lots in the Bryans Road area. Overall location in the Bryans Road area, where property values are lower, is rated inferior to the subject property. An additional upward adjustment for the PUD infrastructure associated with the community centers that will ultimately service the subject lots is warranted. Overall lots of approximately 1/4 acre each, is rated somewhat similar to the medium size lots in the subject subdivision. Estimated development costs for this subdivision ranged from $16,000.00 to $19,000.00, which is somewhat similar to that of the subject.

Adjustments for comparison:
--------------------------
Location           + 5%
PUD Infrastructure +10%
                    ---
Total adjustment   +15%
$16,200.00 x 1.15 =                    $18,630.00 per lot

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #5A


Grantor:                               Parker Meadows Associates

Grantee:                               Oak Fair Corporation

Date of Sale:                          6/27/96

Location:                              Hillantrae Subdivision
                                       Tax Map 133, Lots 122 & 124, Block B

Legal:                                 Liber 10866, Folio 0046

No. of Lots:                           2

Price:                                 $33,900.00

Price per lot:                         $16,995.00


                              COMPARABLE SALE #5B


Grantor:                               Parker Meadows Associates

Grantee:                               Oak Fair Corporation

Date of Sale:                          6/18/96

Location:                              Hillantrae Subdivision
                                       Tax Map 133, Lots 38, 44 & 153

Legal:                                 Liber 10846, Folio 0060

No. of Lots:                           3

Price:                                 $50,985.00

Price per lot:                         $16,995.00

                              COMPARABLE SALE #5C


Grantor:                               Parker Meadows Associates

Grantee:                               Oak Fair Corporation

Date of Sale:                          5/6/96

Location:                              Hillantrae Subdivision
                                       Tax Map 133, Lots 41-42, Block D

Legal:                                 Liber 10758, Folio 0506

No. of Lots:                           2

Price:                                 $33,990.00

Price per lot:                         $16,995.00

Comments: Sales 5A through 5C are located in the Clinton area of Prince George's County, just off of Piscataway Road. The lots have an average size of approximately 12,000 square feet or 1/4 acre (+/-). Although located in Prince George's County, location, topography and size are somewhat similar to the medium size lots in the subject subdivision. An upward adjustment is required for intrinsic neighborhood improvements associated with the lots of the subject property. This is a phase takedown of a number of units within the Hillantrae Subdivision.

Adjustments for comparison:
--------------------------
                   -0-
                   ---
Total adjustment   -0-
$16,995.00 x 1.00 =                    $16,995.00 per lot

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #6


Grantor:                               Realty Investment

Grantee:                               Joy Morgan

Date of Sale:                          9/27/91

Location:                              Cimarron Woods, Tax Map 106, Block A,
                                       Lots 1-8 and 48-50, and Blocks B & C
                                       with 13 lots and Outlot A

Legal:                                 Liber 8074, Folio 367

No. of Lots:                           24

Price:                                 $444,000.00

Price per lot:                         $ 18,500.00

Comments: This is a subdivision located off of Allentown Road in Temple Hills in the Camp Springs area of Prince George's County. Overall location, type of lot, and lot size are rated similar to the subject property. Upward adjustments are warranted for the intrinsic PUD amenities associated with the subject.

Adjustments for comparison:
--------------------------
Site Amenities     +10%
                    ---
Total adjustment   +10%
$18,500.00 x 1.10 =                    $20,350.00 per lot

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #7


Grantor:                          Ashford Joint Venture

Grantee:                          Chadwick American

Date of Sale:                     5/3/89

Location:                         Route 228
                                  Tax Map 7, Part of Parcel 152

Legal:                            Liber 1406, Folio 124

No. of Lots:                      124

Price:                            $2,480,000.00

Price per lot:                    $20,000.00

Comments: This is the original sale of Phase One of the Ashford Oaks Subdivision, which was sold in paper lot form. The phases thereafter were sold as finished lots. However, Phase One was purchased in paper lot form by Chadwick American. Overall development costs at the time averaged $12,000.00 to $14,000.00, which with regulation changes are considerably superior than those of today. Overall lot size is somewhat superior, with most being 1/4 to 1/3 acre. Neighborhood amenities are rated inferior to those proposed for the subject.

Adjustments for comparison:
--------------------------
Lot Size            - 10%
Infrastructure      + 10%
                      ---
Total adjustment      -0-
$20,000.00 x 1.00 =               $20,000.00 per lot

                              [MAP APPEARS HERE]

                            COMPARABLE SUMMARY GRID
                            -----------------------

===========================================================================================
COMP    ENG/DEV  PUD INTR.    LOC   SITE AMEN.   LOT SIZE   TOTAL ADJ.   PRICE   ADJ. PRICE
===========================================================================================
#1      +25%     +10%                                       +35%         $1l,739   $15,848
------------------------------------------------------------------------------------------
#2               -10%                                       -10%         $21,000   $18,900
------------------------------------------------------------------------------------------
#3               -10%                                       -10%         $20,000   $18,000
------------------------------------------------------------------------------------------
#4               +10%         +5%                           +15%         $16,200   $18,630
------------------------------------------------------------------------------------------
#5                                                          -10%         $16,995   $16,995
------------------------------------------------------------------------------------------
#6                                  +10%                    +10%         $18,500   $20,350
------------------------------------------------------------------------------------------
#7               +10%                            -10%       -0-          $20,000   $20,000
==========================================================================================

     For the most part, the comparable sales aforesaid are of paper lot sales purchased in bulk form, which in this appraiser's opinion, are reflective of some price adjustment for absorption. However, none of the sales are of the size or of the numbers associated with the total lots within the subject subdivision, and further discounting for absorption is required.

     Based on the aforesaid comparable sales, it is this appraiser's gross retail value is best estimated to be approximately $19,000.00 per unit for the large and medium size lots. This takes into consideration that the larger lots will probably command a higher premium at retail level as opposed to the unfinished state that they are currently in. The overall indicated price range of the smaller units is estimated at $36,400.00, allowing for the price deduction associated with these large lots, it is felt that the paper lot units associated with the smaller lots should be discounted a further 10 percent. Therefore, the indicated gross retail value of the lots are as follows: With the medium and larger lots, the indicated value is estimated to be at $19,000.00 per unit; for the smaller lots, taking into consideration a 10 percent deduction for size, the indicated value of the paper lots is $17,100.00. Therefore, based on the total number of proposed units, which amount to 252 small units, 499 medium units and 922 large units, the gross retail value of the paper lots is as follows:

     922  large units @ $19,000.00 per lot                   $17,518,000.00
     499  medium units @ $19,000.00 per lot                  $ 9,481,000.00
     252  small units @ $17,100.00 per lot                   $ 4,309,200.00
                                                             --------------
     Total                                                   $31,308,200.00
     Rounded to                                              $31,308,000.00

     As a further test of the current "as is" value of the subject property's detached units, please refer to the following sales of finished single-family detached lots in the market area of the subject property. The comparable sales of finished units are of comparable detached units serviced by water and sewer in the northern portion of Charles County, which is deemed to be the same market area as the subject property. These comparable sales reflect indicated values for finished lots as purchased by various builders and individuals in the Southern Maryland area. The comparable sales are as follows:

              VALUATION OF THE SUBJECT PROPERTY AS FINISHED LOTS
              --------------------------------------------------

                            SUBDIVISION PROFILE ONE


PROJECT NAME:                 St. Charles (various neighborhoods)

SITE DEVELOPER:               IGC - Interstate General Corp.

LOCATION:                     off of St. Charles and Smallwood Parkways
                              Waldorf, Charles County, Maryland
                              6th Election District

LEGAL DESCRIPTION:            Tax Map: 15, 24, 14, various parcels

TOTAL UNITS PROPOSED:         2,000 per neighborhood (+/-)

AVERAGE LOT SIZE:             less than 1/4 acre

ZONING:                       PUD

HOUSE PRICE:                  $150,000 to $200,000

LOT TO HOUSE PRICE RATIO:     25 to 28 percent

PROJECT DENSITY:              varying per neighborhood

DATE PROJECT OPENED:          1966

ABSORPTION PACE:              January 1, 1995 through October 1995 - 10
                              units per month

VERIFIED:                     Lusk, Charles County Assessment Records

DATE OF INSPECTION:           July 1996

REMARKS:
These are various neighborhoods in the St. Charles Planned Unit
Development, both in Dorchester, Huntington, as well as Hampshire
Neighborhoods. These are the three most recent neighborhoods in the Planned
Unit Development of St. Charles. Lot sales reflect purchases by multiple builders, of which there are five major builders within St. Charles, including Ryland, Washington Homes, Pulte, Royal Homes and American Dream
Homes. Lot sizes vary from as small as 1/6th of an acre to approximately
1/4 acre. Differentials and lot price are typically reflected in size, as well as location within specific neighborhoods. Upward adjustments are warranted for overall lot size in comparison to that of the proposed lots for the subject property. Recent absorption rates have slowed somewhat. However, this is due mainly to the limited amount of lots available until the new Fairway Village neighborhood is developed.

     A sampling of recent sales within the Dorchester and Hampshire Neighborhoods of St. Charles is as follows:


Grantor:  Interstate General Corporation

========================================================================================
# of Lots   Neighborhoods   Lot #       Date       Deed Ref.    Price/Lot    Total Price
========================================================================================
1           Dorchester      54          10/07/94   2020/474     $48,300      $ 48,300
----------------------------------------------------------------------------------------
2           Dorchester      39,43       09/19/94   2012/388     $49,410      $ 98,820
----------------------------------------------------------------------------------------
3           Dorchester      12,21,26    06/03/94   1939/139     $47,550      $142,650
----------------------------------------------------------------------------------------
4           Dorchester      17,22,30,   05/10/94   1963/018     $48,170      $192,680
                            47
----------------------------------------------------------------------------------------
3           Dorchester      24,32,46    04/12/94   1947/569     $47,860      $192,680
----------------------------------------------------------------------------------------
2           Dorchester      7,15        07/20/93   1816/570     $44,250      $ 88,500
----------------------------------------------------------------------------------------
3           Dorchester      19,23,35    08/27/93   1832/576     $46,000      $138,000
----------------------------------------------------------------------------------------
9           Dorchester      56,58,60,   05/25/93   1789/510     $46,000      $644,000
                            64,69,78,
                            80,82,83
----------------------------------------------------------------------------------------
4           Huntington      15,17,18,   02/05/93   1748/390     $34,079      $136,314
                            32
----------------------------------------------------------------------------------------
2           Huntington      14,44       10/15/93   1855/427     $35,179      $ 70,737
----------------------------------------------------------------------------------------
7           Hampshire       73,74,75,   10/16/91   1592/554     $40,833      $245,000
                            76,77,78,
                            79
----------------------------------------------------------------------------------------
2           Hampshire       105,106     11/13/91   1599/388     $37,000      $ 74,000
----------------------------------------------------------------------------------------
2           Hampshire       58,68       10/16/91   1592/552     $40,000      $ 80,000
----------------------------------------------------------------------------------------
1           Dorchester      22          10/17/94   2023/496     $40,000      $ 40,000
----------------------------------------------------------------------------------------
3           Dorchester      34,36,42    10/05/94   2019/515     $40,000      $120,000
----------------------------------------------------------------------------------------
1           Dorchester      57          09/24/94   2013/386     $45,000      $ 45,000
----------------------------------------------------------------------------------------
2           Dorchester      39,43       09/19/94   2012/388     $49,410      $ 98,820
----------------------------------------------------------------------------------------
1           Dorchester      18          12/10/93   1887/092     $45,500      $ 45,500
----------------------------------------------------------------------------------------
2           Dorchester      25,48       07/16/93   1815/364     $46,000      $ 92,000
----------------------------------------------------------------------------------------
1           Dorchester      16          03/14/94   1923/073     $46,000      $ 46,000
----------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
6           Dorchester      11,19,22,        01/24/95   2055/487     $34,227      $205,362
                            25,31,37
------------------------------------------------------------------------------------------
1           Dorchester      15               02/15/95   2062/339     $47,500      $ 47,500
------------------------------------------------------------------------------------------
1           Dorchester      51               02/16/95   2062/542     $46,000      $ 46,000
------------------------------------------------------------------------------------------
1           Dorchester      86               02/13/95   2061/483     $45,500      $ 45,500
------------------------------------------------------------------------------------------
1           Dorchester      51               02/24/95   2064/533     $49,500      $ 49,500
------------------------------------------------------------------------------------------
1           Dorchester      50               03/16/95   2070/329     $49,800       $49,800
------------------------------------------------------------------------------------------
1           Dorchester      54               03/13/95   2069/274     $44,500       $44,500
------------------------------------------------------------------------------------------
1           Dorchester      47               03/31/95   2074/246     $49,000       $49,000
------------------------------------------------------------------------------------------
1           Dorchester      48               04/07/95   2077/330     $50,100       $50,100
------------------------------------------------------------------------------------------
2           Dorchester      37, 38           04/06/95   2076/553     $40,000       $80,000
------------------------------------------------------------------------------------------
1           Dorchester      10               05/23/95   2090/356     $45,500       $45,500
------------------------------------------------------------------------------------------
1           Dorchester      46               07/07/95   2106/521     $50,400       $50,400
------------------------------------------------------------------------------------------
1           Dorchester      37               07/20/95   2110/296     $50,400       $50,400
------------------------------------------------------------------------------------------
1           Dorchester      40               09/15/95   2133/493     $50,400       $50,400
------------------------------------------------------------------------------------------
1           Dorchester      11A              03/12/96   2199/20      $39,200       $39,200
------------------------------------------------------------------------------------------
1           Dorchester      67               03/20/96   2202/124     $48,000       $48,000
------------------------------------------------------------------------------------------
1           Dorchester      24               04/09/96   2213/1       $48,000       $48,000
------------------------------------------------------------------------------------------
1           Dorchester      1                04/29/96   2220/446     $47,500       $47,500
------------------------------------------------------------------------------------------
1           Dorchester      64               04/29/96   2220/362     $37,000       $37,000
------------------------------------------------------------------------------------------
1           Dorchester      35               05/09/96   2226/3       $46,000       $46,000
------------------------------------------------------------------------------------------
1           Dorchester      60               05/06/96   2224/43      $47,000       $47,000
------------------------------------------------------------------------------------------
1           Dorchester      68               05/06/96   2224/82      $47,000       $47,000
------------------------------------------------------------------------------------------
1           Dorchester      70               05/06/96   2224/94      $47,000       $47,000
------------------------------------------------------------------------------------------
1           Dorchester      43               05/30/96   2234/291     $50,400       $50,400
------------------------------------------------------------------------------------------
1           Dorchester      22               06/14/96   2241/560     $48,000       $48,000
------------------------------------------------------------------------------------------
1           Hampshire       62               04/22/96   2217/586     $35,000       $35,000
------------------------------------------------------------------------------------------
1           Hampshire       68               04/22/96   2218/13      $35,000       $35,000
------------------------------------------------------------------------------------------
1           Hampshire       73               04/22/96   2218/1       $35,000       $35,000
------------------------------------------------------------------------------------------
8           Dorchester      1-4, Parcel B    05/13/97   2375/537     $39,938      $319,504
                            42, 44, 45 &
                            48
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
1           Dorchester      9, Parcel H      04/15/97  2362/503      $44,000      $44,000
------------------------------------------------------------------------------------------
1           Dorchester      33               04/04/97  2357/520      $50,400      $50,400
------------------------------------------------------------------------------------------
1           Dorchester      3, Parcel L      03/07/97  2347/96       $47,500      $47,500
------------------------------------------------------------------------------------------
2           Dorchester*     50 & 54          03/11/97  2348/249      $47,500      $95,000
------------------------------------------------------------------------------------------
1           Dorchester      49               11/06/96  2300/239      $47,000      $47,000
==========================================================================================
* Foltyn Brothers (Grantor)

Comments: Overall, the lots within the aforementioned neighborhoods are very similar to those as projected for the Fairway Village Neighborhood, with the smaller lots commanding the lower prices and obviously the higher lots receiving the upper prices. In reviewing the retail lot sales noted previously, for the most part, the lower units are indicative of sale prices from $35,000.00 to $37,000.00; the mid-sized lots have sold from $39,000.00 to approximately $45,000.00; and the larger lots have sold from $45,000.00 and up, with the preponderance of the value of the larger lots in the $47,500.00 to $50,000.00 price range. Based on the aforesaid comparables, it appears that the projected lot values for base lot prices for Fairway Village is consistent with those received in other neighborhoods within the St. Charles Community.

                              [MAP APPEARS HERE]

                            SUBDIVISION PROFILE TWO


PROJECT NAME:                           Sun Valley Estates

SITE DEVELOPER:                         Larson

LOCATION:                               Stavors Road, Waldorf
                                        Charles County, Maryland

LEGAL DESCRIPTION:                      Tax Map 8, Grid 13, Parcel 575 & 546

AVERAGE LOT SIZE:                       15,000 to 20,000 sq. ft.

ZONING:                                 RM

HOUSE PRICE:                            $160,000+

LOT TO HOUSE PRICE RATIO:               31 percent

PROJECT DENSITY:                        1.6556 units per acre

DATE PROJECT OPENED:                    January 1995

ABSORPTION PACE:                        11 lot sales since 6/94 or an average
                                        absorption .50 units per month +/-

VERIFIED:                               Lusk, Charles County Assessment Records

DATE OF INSPECTION:                     July 1996

REMARKS: This is the sale of lots ranging from 1/4 to 1/3 of an acre, of somewhat similar size to the larger components within the Fairway Village Neighborhood. This is somewhat reflective of an average price of $50,000.00. This developer originally marketed lots at $53,000.00 to $54,000.00, which was at the high end for typical tract home type lots and ultimately because of competition, revised the prices to the most recent sales of approximately $50,000.00 per unit. In terms of comparison to the subject lots, these lots are slightly larger than that of the subject, though the amenities in terms of clubhouses, pools, and tennis courts associated within the neighborhood offset some size differential on the lots.

========================================================================================
# of Lots   Grantee          Lot #     Legal        Date         Price/Lot   Total Price
========================================================================================
1           Lee Homes        1         2136/336     09/22/95     $53,000     $53,000
----------------------------------------------------------------------------------------
1           R.E. Miller      7         2217/367     04/02/96     $50,000     $50,000
----------------------------------------------------------------------------------------
1           R & R Dev. Co.   13        2144/151     10/11/95     $54,000     $54,000
----------------------------------------------------------------------------------------
1           Lee Homes        2         2171/448     12/21/95     $50,000     $50,000
----------------------------------------------------------------------------------------
1           Lee Homes        8C        249/323      12/30/94     $53,000     $53,000
----------------------------------------------------------------------------------------
1           Benefield        9C        2022/413     10/13/94     $53,000     $53,000
----------------------------------------------------------------------------------------
1           Gentile          lOC       2029/240     11/01/94     $53,000     $53,000
----------------------------------------------------------------------------------------
1           R.E. Miller      8H        1980/218     06/22/94     $53,000     $53,000
----------------------------------------------------------------------------------------
1           F&T Builders     9H        2018/377     10/03/94     $53,000     $53,000
----------------------------------------------------------------------------------------
1           R&R Dev. Co.     Sec. 4A   2202/184     03/20/96     $50,000     $50,000
                             Lot 10
----------------------------------------------------------------------------------------
1           R&R Dev. Co.     Sec. 4    2227/38      05/13/96     $50,000     $50,000
                             Lot 1
----------------------------------------------------------------------------------------
1           Lee Homes        Sec. 4    2226/115     05/09/96     $50,000     $50,000
                             Lot 42
----------------------------------------------------------------------------------------
1           R.E. Miller      Sec. 4A   2217/367     04/22/96     $50,000     $50,000
                             Lot 7H
----------------------------------------------------------------------------------------

                              [MAP APPEARS HERE]

                           SUBDIVISION PROFILE THREE

PROJECT NAME:            Springhaven Woods Subdivision

SITE DEVELOPER:          Barley, Schick Associates

LOCATION:                North side of Berry Road
                         Waldorf, Charles County, Maryland
                         6th Election District

LEGAL:                   Tax Map 8, Parcel 620 & 646
                         Springhaven Woods Subdivision

DESIGNER:                FSI Design Group - Fedco Systems

TOTAL SITE AREA:         41.2 acres

TOTAL UNITS PROPOSED:    78 Lots

AVERAGE LOT SIZE:        1/4th to 1/3rd acre

ZONING:   .              R-15

HOUSE PRICE:             $170,000s +

LOT TO HOUSE PRICE RATIO:26%

DATE PROJECT OPENED:     June 1993

NUMBER OF LOTS SOLD:     80 (1/94 thru 10/95)

ABSORPTION PACE OF LOTS: 3.14 units per month

VERIFIED:                Charles County Land Records, Lusk and Dennis Vaira

DATE OF INSPECTION:      July 1996

REMARKS: Springhaven Woods is located on the north side of Berry Road. The developers have sold lots from a low of $42,000.00 to its most recent high of $50,000.00 per unit. In reviewing the Lusk Reports from January 1994 through January 1995, 46 lots were sold or approximately an absorption of
1.84 units per month. This particular subdivision features homes in the $175,000 to $210,000 price range, with the predominance of homes in the $180,000 to $190,000 range. Location off of Berry Road is somewhat similar to that of the subject property and is located in the Waldorf area. Overall quality of construction of this subdivision is rated similar to the proposed subdivision of the subject property. In reviewing the Lusk Reports from January 1994 through October 1995, a total of approximately 80 lots have been sold, or in this 22-month period an average absorption.of 3.64 units per month. Initial lots were sold in this subdivision at $48,000 to a high of $50,000 per unit. Location is rated about similar to the subject property and overall lot sizes are just slightly smaller, which requires a slight upward adjustment for overall size. Lot sales slowed in 1996 due to the delay in opening Section 4, with basically just residual lots selling through the early part of 1996. The most recent sales are reflective of a price of $50,000.00 per unit. In speaking with Mr. Warren Barley, developer of the project, from initial marketing in June 1993, 17 lots were sold in the first year, 49 lots in 1994, 43 in 1995 and 4 lots through 1996, or an average absorption of slightly over 3 units per month. Absorption rates have slowed somewhat in 1996 through 1997 due to the fact that most of the premium lots have been sold in the subdivision and what is left are mostly flag lots, lots that back to Berry Road or are rougher topography lots. For the most part, the 1996-1997 are residual lot sales that reflect absorptions at the tail end of the sell-out period. Overall lot sizes are 1/4 to 1/3 acre, which are somewhat larger than that of the subject property, though this is offset by the superior amenities associated with the community centers, pools and tennis courts associated with the St. Charles Neighborhoods.

SUBDIVISION BREAKDOWN:

==========================================================================================================
# of              Grantee                     Lot #          Date         Price/ Lot       Total Price
Lots
==========================================================================================================
 1                Apex Builders                 9            06/22/93     $48,000          $48,000
----------------------------------------------------------------------------------------------------------
 1                Apex Builders                11            08/12/93     $48,000          $48,000
----------------------------------------------------------------------------------------------------------
 1                Apex Builders                26            09/01/93     $48,000          $48,000
----------------------------------------------------------------------------------------------------------
 1                R&R Developers               28            09/01/93     $48,000          $48,000
----------------------------------------------------------------------------------------------------------
 1                Cole Developers,Inc.         72            09/16/95     $50,000          $50,000
----------------------------------------------------------------------------------------------------------
 1                R & R Developers             75            05/94        $49,000          $49,000
----------------------------------------------------------------------------------------------------------
 1                Lee Homes                    84            12/94        $50,000          $50,000
----------------------------------------------------------------------------------------------------------
 1                Lee Homes                    85            09/94        $50,000          $50,000
----------------------------------------------------------------------------------------------------------
 1                New Colony Homes LLC         31            10/95        $50,000          $50,000
----------------------------------------------------------------------------------------------------------
 1                Richardson Homes,Inc.         5            01/01/95     $50,000          $50,000
----------------------------------------------------------------------------------------------------------
 1                R & R Developers             55            01/19/95     $50,000          $50,000
----------------------------------------------------------------------------------------------------------
 1                Lee Homes (2059/540)          8            02/06/95     $50,000          $50,000
----------------------------------------------------------------------------------------------------------
 1                Savage (2061/01)             44            02/08/95     $50,000          $50,000
----------------------------------------------------------------------------------------------------------
 1                Lee Homes (2070/413)        114            03/17/95     $50,000          $50,000
----------------------------------------------------------------------------------------------------------
 3                Lee Homes (2083/434)        20, 36, 62     05/01/95     $50,000          $150,000
----------------------------------------------------------------------------------------------------------
 2                R&R Developers (2096/505)   56, 124        06/13/95     $50,000          $100,000
----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
 2                Lee Homes (2103/303)               18,113         06/30/95     $50,000          $100,000
 1                Crown Construction (2119/51)       41             08/09/95     $50,000          $50,000
 1                Haynes Enterprises (2134/532)      97             09/19/95     $50,000          $50,000
 1                Richardson Homes,Inc. (2148/472)   111            10/23/95     $50,000          $50,000
 2                Lee Homes (2177/544)               16A/22         01/11/96     $50,000          $100,000
 1                Lee Homes (2307/563)               125            11/26/96     $42,000          $42,000
===========================================================================================================

                              [MAP APPEARS HERE]

                           SUBDIVISION PROFILE FOUR


PROJECT NAME:                         Ashford Oaks

SITE DEVELOPER:                       Metro Land Limited Partnership
                                      and Ashford Oaks Joint Venture

LOCATION: .                           S/S Berry Road
                                      Waldorf, Charles County, Maryland
                                      6th Election District

LEGAL DESCRIPTION:                    Tax Map: 7
                                      Grid: 12
                                      Ashford Oaks Subdivision

SUBDIVISION BREAKDOWN:

===========================================================================
Parcel    Lots   Plat Page  Sec  Plat  Lot       Street    Open   Total
                                       Area                       Size
===========================================================================
 376       19     40   306   1    1     7.2020    2.9782    0      10.1850
 376       24     40   307   1    2     8.9347    2.1198    0      11.0545
 376       18     40   308   I    3     6.6597    0.6448    3.58   10.8930
 376       25     40   309   1    4     9.0012    2.6680    0      11.6692
 376       20     40   310   1    5     7.7873    0.9649    0      08.7522
 376       15     40   311   1    6     6.1741    1.1046    2.56   09.8406
===========================================================================

 TOTAL SITE AREA:                 Lot Area               45.7592 Acres
                                  Street Area            10.4803 Acres
                                  Open Area               6.1504 Acres
                                                         --------------
                                  Total Area             62.3899 Acres

TOTAL UNITS PROPOSED:             122 Single Family Detached:
                                  Section 1

AVERAGE LOT SIZE:                 16,060 Square Feet (Net/Total Units)

ZONING:                           R-15

HOUSE PRICE:                      $180,000s +

LOT TO HOUSE PRICE RATIO:         .30: 1

PROJECT DENSITY:                  1.96 units per acre

DATE PROJECT OPENED:              November, 1990

ABSORPTION PACE:                  12-month period running January 1994 through
                                  December 1994, or 3.333 units per month

                                  January 1994 through October 1995 (53 lots) or an average of 2.41 units per month

VERIFIED:                         David Luecke, Salesperson

DATE OF INSPECTION:               June 1995

REMARKS: Ashford Oaks is located on the south side of Berry Road just west of the subject property. This subdivision will contain 289 single-family detached units contained within three phases. The homes that are being constructed in this subdivision are single-family detached dwellings selling in the $170,000 to $240,000 base price range. The total site area in Section 1 contains 62.3899 acres and the entire subdivision should contain 119 acres according to the two engineers, D.H. Steffens and F.S.I., both located in La Plata, Maryland. There are approximately 20 acres of open space associated with this site.

There are two builders constructing homes in the Ashford Oaks Subdivision. Chadwick American and Ryland Homes have been taking down lots and selling homes at this site. Section I consisted of 94 lots of which Ryland Homes sold 53 in 22 months for an absorption rate of 2.41 units per month. Below is a breakdown of the lots that have transferred in the subdivision. This is only a sample of the lots that have been taken down, but still indicate the current pricing and absorption pace. Overall absorption rates in the Ashford Oaks Subdivision is
1.833 lots per month. However, this is due in fact to a large extent that the lots in Section 1 have, for the most part, sold out. There has been some time delay in completing the next section of the project because of inclimate weather during the winter and therefore some lag in lot transfers during this period of time.

The first section of Ashford Oaks subdivision was, for the most part, sold out in 1993 and the second section in 1994. It is this appraiser's understanding that Phase 3 is being marketed as well.

The Ashford Oaks Subdivision has marketed from a high of $60,000.00 in 1992 to current most recent prices, which are reflective of the price range of most lot sales in the $50,000.00 to $52,000.00 price range. All lot sizes are 1/3 to 1/2 acre, which is rated about equal to the subject property. Within this subdivision, two main builders are developing most of the homes. These are Regency and Bozzuto Builders. However, Haynes Enterprises and Richard Homes are also marketing dwellings within this subdivision. Overall topography of these lots is rolling and rated somewhat similar to the subject. This community originally started with two builders and there are now 4 or 5 builders in this subdivision, Chadwick American, Bozzuto Builders, and Haynes Enterprises, Ryland Homes, along with Regency and Richards Homes have all been taking down and selling homes at this site. All lot sizes are from 1/4 to 1/2 acre, which are somewhat larger than the larger lots within St. Charles, but neighborhood facilities, which do not include a community center nor pools and tennis courts, are rated slightly inferior and offset.

Grantor:  Metro Land Limited Partnership

===================================================================================================
# of        Grantee        Lot #               Date       Deed Ref.     Price/Lot      Total Price
Lots
===================================================================================================
 2           Ryland         12, 24              08/91      1578/480      $49,920        $ 99,840
 4           Chadwick       7, 38, 109, 113     08/91      1577/464      $49,500        $198,000
 6           Chadwick       6, 87, 120          09/91      1588/88       $49,920        $149,760
 1           Chadwick       8                   11/91      1602/88       $50,880        $ 50,880
 4           Chadwick       49, 88, 90, 108     12/91      1605/1        $51,360        $205,440
 1           Chadwick       115                 03/92      1631/421      $53,320        $ 53,320
 1           Ryland         117                 04/92      1641/463      $53,280        $ 53,280
 2           Chadwick       89, 101             04/92      1641/380      $53,280        $106,560
 4           Ryland         2-14, 23, 79, 68    04/92      1646/605      $54,360        $217,440
 1           Chadwick       89, 101             04/92      1641/380      $53,280        $106,560
 1           Ryland         117                 04/92      1641/463      $53,280        $ 53,280
 1           Ryland         115                 05/92      1631/421      $52,320        $ 52,320
 1           Ryland         115                 05/92      1631/421      $52,320        $ 52,320
 1           Ryland         115                 05/92      1631/421      $52,320        $ 52,320
 1           Ryland         25                  07/92      1677/454      $54,720        $ 54,720
 3           Chadwick       70, 86, 93          08/92      1688/377      $57,866        $173,600
 2           Chadwick       62, 73              08/92      1683/582      $59,200        $118,400
 5           Ryland         15, 36, 37, 63, 66  09/92      1691/454      $56,064        $280,320
 2           Chadwick       91, 92              09/92      1699/223      $55,680        $111,360
 2           Chadwick       18, 59              12/92      1730/230      $58,200        $116,400
 1           Chadwick       100                 12/92      1733/520      $57,600        $ 57,600
 1           Ryland         50                  12/92      1724/112      $61,120        $ 61,120
 1           Chadwick       95                  02/93      1753/124      $58,080        $ 58,080
 1           Ryland         228, 250            02/93      1749/247      $47,500        $ 95,000
---------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
1    Ryland         53             03/93     1759/525  $55,000   $ 55,000
-------------------------------------------------------------------------
1    Chadwick       72             03/93     1758/534  $62,080   $ 62,080
-------------------------------------------------------------------------
2    Ryland         41, 256        03/93     1758/560  $47,500   $ 95,000
-------------------------------------------------------------------------
3    Ryland         44, 52, 77     03/93     1757/572  $55,000   $165,000
-------------------------------------------------------------------------
1    Chadwick       110            05/93     1653/171  $53,760   $ 53,760
-------------------------------------------------------------------------
3    Ryland*        229,237,246    01/94     1901/085  $47,500   $142,500
-------------------------------------------------------------------------
1    Ryland*        242            02/94     1914/222  $50,000   $ 50,000
-------------------------------------------------------------------------
1    Ryland*        243            11/93     1877/241  $47,500   $ 47,500
-------------------------------------------------------------------------
1    BCH Partners   11             07/94     1990/204  $60,000   $ 60,000
     LP
-------------------------------------------------------------------------
1    Curtis Regency 12             10/94     2022/377  $60,000   $ 60,000
     LLC
-------------------------------------------------------------------------
1    Ryland Group   2              07/94     1993/419  $60,000   $ 60,000
-------------------------------------------------------------------------
1    Am. Building   51             01/94     1901/038  $55,000   $ 55,000
     Systems
-------------------------------------------------------------------------
1    Am. Building   96             04/94     1952/161  $55,000   $ 55,000
     Systems
-------------------------------------------------------------------------
8    Ryland*        226,227,234,   06/94     1978/575  $48,000   $384,000
                    235,236,240,
                    245,258
-------------------------------------------------------------------------
5    Ryland*        231,238,239,   06/94     1978/574  $48,000   $240,000
                    255,259
-------------------------------------------------------------------------
2    Am. Building   244,254        04/94     1952/165  $50,000   $100,000
     Systems
-------------------------------------------------------------------------
1    BCH Partners   244            07/94     1990/206  $60,000   $ 60,000
     LP**
-------------------------------------------------------------------------
1    Ryland**       254            07/94     1993/420  $55,000   $ 55,000
-------------------------------------------------------------------------
4    BCH Partners   180,182,209,   11/94     2033/298  $52,000   $208,000
     LP**           221
-------------------------------------------------------------------------
5    BCH Partners   210,211,219,   07/94     1990/202  $52,000   $260,000
     LP**           220, 260
-------------------------------------------------------------------------
4    Ryland*        213,214,218,
                    264            08/94     2002/526  $50,000   $200,000
-------------------------------------------------------------------------
1    BCH Partners   222            11/94     2035/455  $52,000   $ 52,000
     LP*
-------------------------------------------------------------------------
1    BCH Partners   185            02/95     2059/351  $52,121   $ 52,121
     LP*
-------------------------------------------------------------------------
12   Curtis Regency 12,42,43,      01/95     2056/297  $52,500   $630,000
     LLC            75,80,82,
                    83,84,85,
                    94,97 & 102
-------------------------------------------------------------------------
1    BCH Partners   181            03/95     2069/294  $52,412   $ 52,412
     LP*
-------------------------------------------------------------------------

-------------------------------------------------------------------------
1    BCH Partners   183            05/95     2088/141  $52,640   $ 52,640
     LP*
-------------------------------------------------------------------------
1    BCH Partners   262            06/95     2094/547  $52,982   $ 52,982
     LP*
-------------------------------------------------------------------------
1    BCH Partners   273            06/95     2094/549  $53,075   $ 53,075
     LP*
-------------------------------------------------------------------------
1    Curtis Regency 189            08/95     2122/508  $52,000   $ 52,000
     LLC
-------------------------------------------------------------------------
1    Curtis Regency 187            09/95     2131/484  $52,000   $ 52,000
     LLC
-------------------------------------------------------------------------
1    Curtis Regency 270            01/96     2182/428  $52,000   $ 52,000
     LLC
-------------------------------------------------------------------------
1    BCH Partners   215            02/96     2187/41   $52,000   $ 52,000
     LP*
-------------------------------------------------------------------------
4    BCH Partners   186/205/       03/96     2198/251  $52,000   $208,000
     LP*            274/275
-------------------------------------------------------------------------
2    Regency Homes  190/199        03/96     2194/118  $52,000   $104,000
     Corp.
-------------------------------------------------------------------------
1    Hayne          259            05/96     2227/250  $50,000   $ 50,000
     Enterprises***
-------------------------------------------------------------------------
1    Richardson     277            06/96     2236/296  $52,000   $ 52,000
     Homes, Inc.*
-------------------------------------------------------------------------
4    Regency Homes  Sec.3A,        06/96     2241/263  $52,000   $208,000
     Corp.          Lot 271
-------------------------------------------------------------------------
1    BCH Partners   Sec. 3B,       04/97     2358/286  $51,500   $ 51,500
     L.P.           Lot 35
-------------------------------------------------------------------------
1    Richardson     Sec. 3B,       04/97     2368/26   $52,000   $ 52,000
     Homes, Inc.    Lot 11
-------------------------------------------------------------------------
2    Richardson     Sec. 3B,       03/97     2344/564  $52,000   $104,000
     Homes, Inc.    Lots 8 & 38
-------------------------------------------------------------------------
1    Regency        Sec. 3B,       03/97     2349/18   $52,000   $ 52,000
     Frederick LLC  Lot 45
-------------------------------------------------------------------------
1    Richardson     Sec. 3B,       02/97     2339/364  $52,000   $ 52,000
     Homes, Inc.    Lot 43
-------------------------------------------------------------------------
1    Richardson     Sec. 3B,       11/96     2306/518  $52,000   $ 52,000
     Homes, Inc.    Lot 49
-------------------------------------------------------------------------
1    Richardson     Sec. 3B,       11/96     2306/533  $52,000   $ 52,000
     Homes, Inc.    Lot 10
-------------------------------------------------------------------------
*    Grantor: Ashford Oaks Joint Venture
**   Grantor: American Building Systems
***  Grantor: Ryon Group

                              [MAP APPEARS HERE]

                           SUBDIVISION PROFILE FIVE


PROJECT NAME:            Rolling Meadows

SITE DEVELOPER:          Blynn Kuhstoss

LOCATION:                Raby Road
                         Waldorf, Charles County, Maryland
                         6th Election District

LEGAL DESCRIPTION:       Tax Map: 8
                         Parcel: 798
                         Rolling Meadows Subdivision

AVERAGE LOT SIZE:        1/4 to 1/3 acre

ZONING:                  RM

TOTAL SITE AREA:         49.66 acres

TOTAL UNITS PROPOSED:    Section I: 40 lots, 130 total lots

HOUSE PRICE:             $130,000+

DATE PROJECT OPENED:     January 1996

ABSORPTION RATE:         .44 units per month (+/-)

VERIFIED:                Lusk/Assessment Records/Center 21 H.T. Brown

DATE OF INSPECTION:      July 1996


REMARKS:

This is a subdivision location in an older neighborhood in Waldorf. Overall location is rated slightly inferior to that of the subject property, though overall topography and lot sizes, which average from 6,000 to 7,000 square feet, would be deemed similar to the medium size lots of the subject property. According to a representative from Century 21 - H.T. Brown, lots are currently not sold to any other builders other than Mil-Mar & Sons, and to date, 18 units have been marketed at an absorption of slightly over 1 unit per month. Overall house type, configuration, house design may have hurt overall absorptions of sales since the builder elected to pick styles of homes that are similar to those that were built in the mid-1980's and may be somewhat outdated.

=====================================================================================
# OF LOTS      GRANTEE           LOT #     DATE      LEGAL     PRICE/LOT  TOTAL PRICE
=====================================================================================
2              Mil-Mar & Sons    96 & 98   04/22/96  2218/38   $40,000    $ 80,000
-------------------------------------------------------------------------------------
1              Mil Mar & Sons    114       11/15/95  2157/534  $40,000    $ 40,000
-------------------------------------------------------------------------------------
1              Mil-Mar & Sons              12/27/95  2173/169  $40,000    $ 40,000
-------------------------------------------------------------------------------------
1              Mil-Mar & Sons    104       01/29/96  2183/19   $40,000    $ 40,000
-------------------------------------------------------------------------------------
5              Mil-Mar & Sons    6-8, 93
                                 & 94      04/09/97  2359/426  $40,000    $200,000

-------------------------------------------------------------------------------------
1              Mil-Mar & Sons    3         12/05/96  2312/103  $40,000    $ 40,000
-------------------------------------------------------------------------------------
1              Mil-Mar & Sons    1         11/08/96  2301/424  $40,000    $ 40,000
=====================================================================================

                              [MAP APPEARS HERE]

                            SUBDIVISION PROFILE SIX

PROJECT NAME:                 Misc. lots in the area

SITE DEVELOPER:               various

LOCATION:                     Waldorf area

LEGAL:                        various

DESIGNER:                     various

ABSORPTION:                   5.833 units per month

========================================================================================================
# of
Lots    Grantee                      Lot#         Legal        Date         Price/Lot       Total Price
========================================================================================================
1       Constitution Hills
        to Laverick                  11           1875/541     11/22/93     $52,775.00       $ 52,775.00
--------------------------------------------------------------------------------------------------------
1       Brookhaven-Crowder
        to Tri-Star
        Construction                 48           1940/448     03/30/94     $48,500.00       $ 48,500.00
--------------------------------------------------------------------------------------------------------
1       Eutaw Forest-Murphy
        to Eight Star Est.           56           1938/306     03/25/94     $47,500.00       $ 47,500.00
--------------------------------------------------------------------------------------------------------
4       Meadowland- FEH JV
        to Pulte                     4/53/60/64   1922/467     02/23/94     $42,500.00       $170,000.00
--------------------------------------------------------------------------------------------------------
4       Meadowland- FEH
        JV to Pulte                  54/55/56/57  1900/416     01/06/94     $42,500.00       $170,000.00
--------------------------------------------------------------------------------------------------------
2       Meadowland- FEH
        JV to Pulte                  1/3          1972/295     06/03/94     $42,500.00       $ 85,000.00
--------------------------------------------------------------------------------------------------------
7       Meadowland- FEH
        JV to Pulte                  16/17/18/    1986/78      07/07/94     $42,500.00       $297,500.00
                                     19/20/70/71
--------------------------------------------------------------------------------------------------------
1       Waldorf Estates
        to Tri-Star                  7A           1948/282     04/12/94     $38,500          $ 38,500
--------------------------------------------------------------------------------------------------------
2       Somerset- E.K.
        Edelen Farm LP to
        Richmond American            47, 54       2126/412     08/30/95     $53,323          $106,646
--------------------------------------------------------------------------------------------------------
3       Meadowland- FEH
        JV to Pulte                  33, 34, 32   2121/415     08/16/95     $45,217          $135,650
--------------------------------------------------------------------------------------------------------
1       Bel Air Acres-
        Moore & Martin to
        Tri Star Construction        11           2085/187     05/03/95     $47,500          $ 47,500
--------------------------------------------------------------------------------------------------------
1       Brookhaven- Gunston
        Road JV to
        Tri-Star Construction        47           2178/138     01/01/96     $44,000          $ 44,000
--------------------------------------------------------------------------------------------------------
1       Berkman Subdivision
        to Kerr                      4            2228/337     05/15/96     $47,500          $ 47,500
--------------------------------------------------------------------------------------------------------
1       Berkman Subdivision
        to Wilson                    6            2225/577     05/08/96     $48,000          $ 48,000
--------------------------------------------------------------------------------------------------------
1       Billingsley Park-
        Donovan to Buck              19           2225/295     05/08/96     $48,000          $ 48,000
--------------------------------------------------------------------------------------------------------
1       Fox Hall- Posey
        to Taylor                    20A          2224/21      05/06/96     $55,000          $ 55,000
--------------------------------------------------------------------------------------------------------
2       Kingsview
        (Kingsview Patriot I, LLC    69/70        2224/151     05/06/96     $51,000          $102,000
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
1    Billingsley Park.
     Donovan to Willett              17           2201/263     03/18/96     $42,500          $ 42,500
--------------------------------------------------------------------------------------------------------
1    Meadowland (Pulte
     Home Corp.)                     37           2200/207     03/14/96     $50,000          $ 50,000
--------------------------------------------------------------------------------------------------------
1    Berkman Subdivision
     to Leitner                      5            2186/73      02/07/96     $46,500          $ 46,500
--------------------------------------------------------------------------------------------------------
1    Brooks Haven to
     Benefield                       46           2173/267     01/11/96     $44,000          $ 44,000
--------------------------------------------------------------------------------------------------------
1    Brooks Haven to
     Tri-Star Const.                 47           2178/138     01/11/96     $44,000          $ 44,000
--------------------------------------------------------------------------------------------------------
1    Berry Valley-Vest
     to Haynes Enterprises           27, Blk A    2359/194     04/08/97     $46,000          $ 46,000
--------------------------------------------------------------------------------------------------------
1    Berry Valley-Vest
     to Haynes Enterprises           12, Blk A    2359/315     04/08/97     $46,000          $ 46,000
--------------------------------------------------------------------------------------------------------
3    Highgrove - Posey, et al.       17, 19 & 20  2355/384     04/01197     $47,000          $141,000
     to Lee Homes                    Blk A
--------------------------------------------------------------------------------------------------------
1    Greenmont - Custom Homes of     12           2362/486     04/15/97     $47,000          $ 47,000
     So. Md. to Carlson
--------------------------------------------------------------------------------------------------------
1    Berry Valley - Vest to          6, Blk B     2338/293     02/14/97     $46,000          $ 92,000
     Crystal Homes, Inc.             21, Blk C
--------------------------------------------------------------------------------------------------------
1    Covington - Covington           5            2359/212     04/08/97     $57,177          $ 57,177
     J.V. to J & G
     J.V. Company
--------------------------------------------------------------------------------------------------------
1    Covington - Covington           8            2315/98      12/11/96     $51,000          $ 51,000
     J.V. to Royal Homes
--------------------------------------------------------------------------------------------------------
1    Covington - Covington           10           2316/539     12/17/96     $51,000          $ 51,000
     J.V. to BCH Partners L.P.
--------------------------------------------------------------------------------------------------------
1    Kingsview - Miller              68, Blk B    228/344      05/15/96     $48,000          $ 48,000
     & Smith to Kingsview
     Patriot I, LLC
--------------------------------------------------------------------------------------------------------
1    Kingsview - Miller              69, 70       224/151      05/06/96     $51,000          $102,000
     & Smith to Kingsview            Blk B
     Patriot I, LLC
--------------------------------------------------------------------------------------------------------

REMARKS: These are sales of miscellaneous lot from various subdivisions in the Charles County area. Comparables are from Miller & Smith's Kingsview, Berry Valley, Meadowlands and Somerset, and are of lots that are deemed to be quite similar to that of the mid-size lots to be located in the subject subdivision. For the most part, all of the aforementioned sales are in the 1/5 to 1/2 acre lot size, which is in a size range similar to that of the subject property. For the most part, these lots are of similar class as that of the subject property, in terms of location, utility availability and price range potential of dwellings, though for the most part, most of the lots are larger than the subject property's indicated size, but once again the size differential is offset by the community amenities associated with the property. One exception to this is Miller & Smith's Kingsview where lot size, as well as neighborhood amenities are rated very similar to that of the subject property.

     Given the aforementioned subdivision profiles, it is this appraiser's opinion that the projected indicated market values for the various lots in the subject subdivision, namely, $36,400.00 for the smaller lots; $42,000.00 for the mid-size lots; and $49,000.00 for the larger lots should be considered as appropriate market values for the subject lots. It should be noted that the developers are projecting to sell a number of these lots with long term takedowns with 4 percent escalators attached to the schedules. In reviewing the marketplace, it appears that this appears to be somewhat of a common practice in the single-family market, and a number of subdivisions in the Southern Maryland area or north Waldorf area have had escalators attached to the base sales prices for lots on an elongated takedown schedule. These escalators have ranged from a low of 2 percent to a high of approximately 6 percent. Additionally, there are subdivision such as Springhaven Woods, Ashford Oaks, Rolling Meadows and others that have, for the most part, fixed prices at base levels which have kept the price range relatively flat. However, these particular subdivisions have sold to builders on a spot basis and it appears that the larger scale tract home builder takedown such as those to Ryland, Pulte, Ryan, Washington Homes, etc. prefer to set-up longer term marketing concepts that require large volumes of sales, and thus, are willing to pay increases in prices, assuming they are relatively moderate to compensate for the expenses incurred for marketing, particularly for relocation of sales offices, phone expenses, etc.

     Therefore, in the overall analysis of the discounted value, this appraiser has imputed a 4 percent escalator through the marketing period.

     Based on estimated hard costs of development of the single-family detached units of approximately $17,300.00, as projected by Interstate General Corporation, and additionally adding overall neighborhood development costs of $6,800.00 per unit, plus sales and administrative expenses of $1,250.00 per unit, the indicated residual reflects a value per paper lot of $19,550.00.

     Based on an average lot cost of small, medium and large lots of $45,000.00 (+/-), the indicated residual lot value is approximately $19,950.00. This is within approximately $1,000.00 of the indicated parameters as set forth by the bulk purchase of paper lots in the market area and is offered as further support for the indicated gross retail value of the paper lots within the subject subdivision.

     A discounted or "as is" value of the Fairway Village's 1,673 single-family detached units must take into consideration the time to develop and market the units during the phase development of Fairway Village. The gross retail value of the detached units in paper lot form must be discounted to reflect the anticipated time to market all of the units, as well as the carrying costs associated with the holding period.

     The absorption rate to determine development and sales rates for the subject property has been extrapolated using sales and absorption rates from other competitive subdivisions, as well as from previous neighborhoods in the subject property. Along these lines, information supplied to this appraiser reflects average lot sales from 1990 through 1996 to be approximately 200 units per year. Allowing a discount of 50 single-family attached units within this total, average monthly absorptions are approximately 12.5 units per month. Of the 6 years, 1996 appears to be the slowest years (please refer to the attached sales charts as supplied by IGC in the Addendum of this report). This is reflective of the Dorchester neighborhoods nearing sell-out and thus lot sales slowed because of lower inventories and as in the case of most subdivision, with the lots that have the worst topography being the remaining lots with builders, requiring longer sales periods to sell these lots.

     For the most part, in reviewing the past few years history, it appears that most major builders within the St. Charles Subdivisions have absorbed at a rate of approximately 2 units per month. Allowing for a minimum of 2 builders in each class of lot or price range of dwelling, which has been typical in the past few years in the St. Charles development. As an example, Community Homes and Oakridge Homes took down a number of smaller lots and marketed dwellings in a lower price range negotiated with these lots. At the same time, Oakridge, Washington Homes, and Ryland were selling units in the mid-price range on the mid-size lots in Dorchester and Hampshire Neighborhoods. Similarly, Royal Homes, Foltyn Brothers, Pulte, Washington Homes sold on the larger lots, the upper price range of dwellings for the St. Charles Communities.

     Allowing for sufficient quantities of inventory, it is this appraiser's opinion that an absorption per month should be established at approximately 14 units per month for the single-family detached, with a minimum of 2 builders in the lower to mid-priced range of dwellings, and a minimum of 3 builders in the larger or premium price range of dwellings.

     A further subdivision analysis of additional competitive subdivisions in terms of absorption are as follows:

     Comparable #1 - Northwood Subdivision: The remaining lots in this subdivision were purchased entirely by Ryland Homes. The absorption for fiscal year 1994, which completed the full sell-out of this subdivision, reflected a lot absorption of approximately 1.67 units. This subdivision featured homes in a similar price range as expected for the subject property.

     Comparable #2 - Sun Valley Subdivision: This subdivision is located off of the south side of Berry Road and has absorbed approximately .5 units per month. However, overall lot sales are reflective of somewhat higher priced lots in comparison to some of the competition, and with the dropping of lot prices in 1995 and early 1996, absorption rates have increased somewhat.

     Comparable #3 - Springhaven Woods Subdivision: January 1994 through October 1995, which was a major selling period for this subdivision, sold 3.14 units per month. This rate was down slightly for the remaining months of 1995 and the early months of 1996 due to limited lot inventory. However, a new section is currently being developed and it is reported by Mr. Warren Barley that additional interest and higher lot absorptions are being reflected.

     Comparable #4 - Rolling Meadows Subdivision: This is a new subdivision off of the west end of Raby Road. Through today's date, unit absorption within this subdivision is approximately 1.714 units per month.

     Comparable #5 - Ashford Oaks Subdivision: Overall absorption within this subdivision have averaged 2.41 units per month through October 1995, whereupon most of the marketable lots were sold, pending the spring completion of a new section. Absorption rates have increased since the opening of the new section to levels similar to those as projected previously.

     Comparable #6 - Constitution Hills Subdivision: In communicating with the developers of this subdivision, absorption rates within this subdivision from January 1994 through December 1995 were established at 64 units or just less than 3 units per month.

     Comparable #7 - Kingsview Subdivision: Within the Kingsview Subdivision, Miller & Smith and Patriot Homes have sold 51 units in the first 13-month period from May 1996 through May 1997. Of the 30 homes sold by Miller & Smith, approximately 20 have settled. A similar percentage has also occurred with Patriot Homes. This reflects to a total of 51 units sold in a 13-month period, or an absorption of 3.923 units per month for an average absorption of almost
2.0 units per builder within the subject subdivision.

     Of the comparable sales other than that of the older neighborhoods in the subject community, this subdivision is most similar to that of the subject property, both in terms of lot size, quality of construction, price range of dwellings, as well as community facilities, including clubhouse, pool, tennis courts, etc.

     For the most part, builders in the past have marketed homes on the smaller lots from $135,000.00 to $160,000.00, with the predominance of values falling in the $150,000.00; the mid-priced units typically sold from $150,000.00 to $180,000.00, with a large majority of the price range being in the $160,000.00 to $165,000.00 range; and the price range of the premium lots reflected sales from $170,000.00 to over $200,000.00, with $180,000.00 being a medium price range. Assuming builders market similarly in the future, then the projected absorptions should be obtained.

     It should be noted that the subject property obtained higher absorptions in the 1980's. However, due to a sewer moratorium in the Charles County area, the subject property had considerably less competition at that time and thus more builders purchased lots within the various communities of St. Charles and thus higher absorptions were achieved.

     It should also be noted at this time that for the most part, with the exception of a few remaining lots in the Dorchester Neighborhood, single-family detached units are completely sold out in the older neighborhoods of St. Charles.

     The subject property's single-family detached units have been discounted for the anticipated 14 units per month absorption, with allowances given for the projected development time schedule, as noted for Fairway Village. Throughout these calculations, this appraiser has made the assumption that two competitive builders will be in the small and mid-lot and price range of dwellings, while a minimum of three builders will be in the premium or larger lot section. This allows for a total of seven builders at approximately 2 units per builder or 14 units per month. It is assumed that the 14 unit per lot absorption will be maintained, assuming the development schedule allows for each class of lots to have sufficient quantities to market during each annual period.

     The following ARGUS Discounted Cash Flow Analysis has been prepared to arrive at a final indicated "as is" value for the 1,673 detached units.

     Based on a $19,000.00 indicated market value per paper lots, an indicated tax rate of $2.65 per $100.00 of assessed value, the indicated taxes for the mid to large paper lots are estimated at $201.00 per unit per annum; the indicated taxes for the smaller units, which have an indicated market value of $17,100.00, is $181.00 per annum (the overall average real estate tax for computation is $198.00 per lot); sales expenses are estimated at 3 percent of gross sales price; and miscellaneous and administrative are estimated at 1/2 of 1 percent. Base absorptions are for 2 units in the small and mid size lots or 4 units per month until sold out, and average absorption throughout the holding period of 14 units per month.

                                  ST. CHARLES
                              ST. CHARLES PARKWAY
                               WALDORF, MARYLAND

                           PROSPECTIVE PRESENT VALUE
                         Cash flow Before Debt Service
      Discounted Annually (End-point on Cash Flow) over a 20-Year Period

      For the         Discounted      Total        Total
     Discount          Cash Flow      Value        Value
       Rates          Before Debt    per Unit     per Size
     --------         -----------    --------    ---------
     12.00%           $12,931,471     $7,730     $7,729.51
     12.50%            12,512,684      7,479      7,479.19
     13.00%            12,112,037      7,240      7,239.71
     13.50%            11,728,574      7,011      7,010.50
     14.00%            11,361,397      6,791      6,791.03
     14.50%            11,009,661      6,581      6,580.79
     15.00%            10,672,573      6,379      6,379.30
     15.50%            10,349,385      6,186      6,186.12
     16.00%            10,039,395      6.001      6,000.83

                                  ST. CHARLES
                              ST. CHARLES PARKWAY
                               WALDORF, MARYLAND

                       SCHEDULE OF PROSPECTIVE CASH FLOW
          In Inflated Dollars for the Fiscal Year beginning 5/1/1997

                                      Year 1       Year 2      Year 3      Year 4      Year 5      Year 6      Year 7      Year 8
For the Years Ending                Apr-1998     Apr-1999    Apr-2000    Apr-2001    Apr-2002    Apr-2003    Apr-2004    Apr-2005
                                  ----------   ----------  ----------  ----------  ----------  ----------  ----------  ----------
UNIT SALES REVENUE
 Sales Revenue                                 $1,406,000  $3,100,800  $2,865,200  $3,335,330  $3,255,019  $3,494,133  $1,798,456
 Selling Costs                                    (42,180)    (93,024)    (85,957)   (100,061)    (97,650)   (104,824)    (53,954)
                                  ----------   ----------  ----------  ----------  ----------  ----------  ----------  ----------
NET SALES REVENUE                               1,363,820   3,007,776   2,779,243   3,235,269   3,157,369   3,389,309   1,744,502
                                  ----------   ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL POTENTIAL REVENUE                         1,363,820   3,007,776   2,779,243   3,235,269   3,157,369   3,389,309   1,744,502
                                  ----------   ----------  ----------  ----------  ----------  ----------  ----------  ----------
MISCELLANEOUS EXPENSES
 REAL ESTATE TAXES                   397,505      385,506     358,301     333,632     306,266     275,575     241,824     214,639
 MISC & ADMIN                        187,911      182,239     169,379     157,717     144,780     130,272     114,317     101,466
                                  ----------   ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL MISCELLANEOUS EXPENSES         585,416      567,745     527,680     491,349     451,046     405,847     356,141     316,105
                                  ----------   ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL REVENUE BEFORE COSTS          (585,416)     796,075   2,480,096   2,287,894   2,784,223   2,751,522   3,033,168   1,428,397
                                  ----------   ----------  ----------  ----------  ----------  ----------  ----------  ----------
CASH FLOW BEFORE DEBT SERVICE
 & INCOME TAX                      ($585,416)  $  796,075  $2,480,096  $2,287,894  $2,784,223  $2,751,522  $3,033,168  $1,428,397
                                  ==========   ==========  ==========  ==========  ==========  ==========  ==========  ==========

                                            Year 9      Year 10      Year 11     Year 12
For the Years Ending                      Apr-2006     Apr-2007     Apr-2008    Apr-2009
                                        ----------   ----------   ----------  ----------
UNIT SALES REVENUE
 Sales Revenue                          $2,884,927   $2,825,305   $3,094,334  $3,245,151
 Selling Costs                             (86,548)     (84,758)     (92,830)    (97,354)
                                        ----------   ----------   ----------  ----------
NET SALES REVENUE                        2,798,379    2,740,547    3,001,504   3,147,797
                                        ----------   ----------   ----------  ----------
TOTAL POTENTIAL REVENUE                  2,798,379    2,740,547    3,001,504   3,147,797
                                        ----------   ----------   ----------  ----------
MISCELLANEOUS EXPENSES
 REAL ESTATE TAXES                         195,717      167,849      136,084     101,115
 MISC & ADMIN                               92,521       79,347       64,331      47,800
                                        ----------   ----------   ----------  ----------
TOTAL MISCELLANEOUS EXPENSES               288,238      247,196      200,415     148,915
                                        ----------   ----------   ----------  ----------
TOTAL REVENUE BEFORE COSTS               2,510,141    2,493,351    2,801,089   2,998,882
                                        ----------   ----------   ----------  ----------
CASH FLOW BEFORE DEBT SERVICE
 & INCOME TAX                           $2,510,141   $2,493,351   $2,801,089  $2,998,882
                                        ==========   ==========   ==========  ==========

                                  ST. CHARLES
                              ST. CHARLES PARKWAY
                               WALDORF, MARYLAND

                       SCHEDULE OF PROSPECTIVE CASH FLOW
          In Inflated Dollars for the Fiscal Year beginning 5/1/1997

                                    Year 13      Year 14      Year 15     Year 16      Year 17      Year 18     Year 19     Year 20
For the Years Ending               Apr-2010     Apr-2011     Apr-2012    Apr-2013     Apr-2014     Apr-2015    Apr-2016    Apr-2017
                                 ----------   ----------   ----------  ----------   ----------   ----------  ----------  ----------
UNIT SALES REVENUE
 Sales Revenue                   $2,812,465   $2,105,973   $2,190,212
 Selling Costs                      (84,373)     (63,179)     (65,706)
                                 ----------   ----------   ----------  ----------   ----------   ----------  ----------  ----------
NET SALES REVENUE                $2,728,092   $2,042,794    2,124,506
                                 ----------   ----------   ----------  ----------   ----------   ----------  ----------  ----------
TOTAL POTENTIAL REVENUE          $2,728,092   $2,042,794    2,124,506
                                 ----------   ----------   ----------  ----------   ----------   ----------  ----------  ----------
MISCELLANEOUS EXPENSES
 REAL ESTATE TAXES                   64,890       38,406       12,553
 MISC. & ADMIN                       30,675       18,156        5,934
                                 ----------   ----------   ----------  ----------   ----------   ----------  ----------  ----------
TOTAL MISCELLANEOUS EXPENSES         95,565       56,562       18,487
                                 ----------   ----------   ----------  ----------   ----------   ----------  ----------  ----------
TOTAL REVENUE BEFORE COSTS        2,632,527    1,986,232    2,106,019
                                 ----------   ----------   ----------  ----------   ----------   ----------  ----------  ----------
CASH FLOW BEFORE DEBT SERVICE
 & INCOME TAX                    $2,632,527   $1,986,232   $2,106,019
                                 ==========   ==========   ==========  ==========   ==========   ==========  ==========  ==========

                                  ST. CHARLES
                              ST. CHARLES PARKWAY
                               WALDORF, MARYLAND

                     SCHEDULE OF SOURCES & USES OF CAPITAL
    Equity is Based on Property Value, Leverage and Operating Requirements

                                       Year 1        Year 2      Year 3      Year 4      Year 5      Year 6      Year 7      Year 8
For the Years Ending                 Apr-1998      Apr-1999    Apr-2000    Apr-2001    Apr-2002    Apr-2003    Apr-2004    Apr-2005
                                  -----------    ----------  ----------  ----------  ----------  ----------  ----------  ----------
SOURCES OF CAPITAL
  Net Operating Gains                            $  796,075  $2,480,096  $2,287,894  $2,784,223  $2,751,522  $3,033,168  $1,428,397
  Initial Equity Contribution      10,039,395
                                  -----------    ----------  ----------  ----------  ----------  ----------  ----------  ----------
DEFINED SOURCES OF CAPITAL         10,039,395       796,075   2,480,096   2,287,894   2,784,223   2,751,522   3,033,168   1,428,397
                                  -----------    ----------  ----------  ----------  ----------  ----------  ----------  ----------
REQUIRED EQUITY CONTRIBUTIONS         585,416
                                  -----------    ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL SOURCES OF CAPITAL          $10,624,811    $  796,075  $2,480,096  $2,287,894  $2,784,223  $2,751,522  $3,033,168  $1,428,397
                                  ===========    ==========  ==========  ==========  ==========  ==========  ==========  ==========

USES OF CAPITAL
 Property Present Value           $10,039,395
 Net Operating Loss                   585,416
                                  -----------    ----------  ----------  ----------  ----------  ----------  ----------  ----------
DEFINED USES OF CAPITAL           $10,624,811
                                  -----------    ----------  ----------  ----------  ----------  ----------  ----------  ----------
CASH FLOW DISTRIBUTIONS                             796,075   2,480,096   2,287,894   2,784,223   2,751,522   3,033,168   1,428,397
                                  -----------    ----------  ----------  ----------  ----------  ----------  ----------  ----------
TOTAL USES OF CAPITAL             $10,624,811    $  796,075  $2,480,096  $2,287,894  $2,784,223  $2,751,522  $3,033,168  $1,428,397
                                  ===========    ==========  ==========  ==========  ==========  ==========  ==========  ==========

UNLEVERAGED CASH ON CASH RETURN
 Cash to Purchase Price                 (5.83%)        7.93%      24.70%      22.79%      27.73%      27.41%      30.21%      14.23%


                                       Year 9     Year 10     Year 11      Year 12
For the Years Ending                 Apr-2006    Apr-2007    Apr-2008     Apr-2009
                                   ----------  ----------  ----------   ----------
SOURCES OF CAPITAL
  Net Operating Gains              $2,510,141  $2,493,351  $2,801,089   $2,998,882
  Initial Equity Contribution
                                   ----------  ----------  ----------   ----------
DEFINED SOURCES OF CAPITAL          2,510,141   2,493,351   2,801,089    2,998,882
                                   ----------  ----------  ----------   ----------
REQUIRED EQUITY CONTRIBUTIONS
                                   ----------  ----------  ----------   ----------
TOTAL SOURCES OF CAPITAL           $2,510,141  $2,493,351  $2,801,089   $2,998,882
                                   ==========  ==========  ==========   ==========

USES OF CAPITAL
 Property Present Value
 Net Operating Loss
                                   ----------  ----------  ----------   ----------
DEFINED USES OF CAPITAL
                                   ----------  ----------  ----------   ----------
CASH FLOW DISTRIBUTIONS             2,510,141   2,493,351   2,801,089    2,998,882
                                   ----------  ----------  ----------   ----------
TOTAL USES OF CAPITAL              $2,510,141  $2,493,351  $2,801,089   $2,998,882
                                   ==========  ==========  ==========   ==========

UNLEVERAGED CASH ON CASH RETURN
 Cash to Purchase Price                 25.00%      24.84%      27.90%       29.87%

                                  ST. CHARLES
                              ST. CHARLES PARKWAY
                               WALDORF, MARYLAND

                     SCHEDULE OF SOURCES & USES OF CAPITAL
    Equity is Based on Property Value, Leverage and Operating Requirements

                                     Year 13      Year 14      Year 15     Year 16     Year 17      Year 18     Year 19     Year 20
For the Years Ending                Apr-2010     Apr-2011     Apr-2012    Apr-2013    Apr-2014     Apr-2015    Apr-2016    Apr-2017
                                  ----------   ----------   ----------  ----------  ----------   ----------  ----------  ----------
SOURCES OF CAPITAL
 Net Operating Gains              $2,632,527   $1,986,232   $2,106,019
 Initial Equity Contributions
                                  ----------   ----------   ----------  ----------  ----------   ----------  ----------  ----------
DEFINED SOURCES OF CAPITAL        $2,632,527   $1,986,232    2,106,019
                                  ----------   ----------   ----------  ----------  ----------   ----------  ----------  ----------
REQUIRED EQUITY CONTRIBUTIONS
                                  ----------   ----------   ----------  ----------  ----------   ----------  ----------  ----------
TOTAL SOURCES OF CAPITAL          $2,632,527   $1,986,232   $2,106,019
                                  ==========   ==========   ==========  ==========  ==========   ==========  ==========  ==========
USES OF CAPITAL
 Property Present Value
 Net Operating Loss
                                  ----------   ----------   ----------  ----------  ----------   ----------  ----------  ----------
DEFINED USES OF CAPITAL
                                  ----------   ----------   ----------  ----------  ----------   ----------  ----------  ----------
CASH FLOW DISTRIBUTIONS            2,632,527    1,986,232    2,106,019
                                  ----------   ----------   ----------  ----------  ----------   ----------  ----------  ----------
TOTAL USES OF CAPITAL              2,632,527    1,986,232    2,106,019
                                  ==========   ==========   ==========  ==========  ==========   ==========  ==========  ==========

UNLEVERAGED CASH ON CASH RETURN
 Cash to Purchase Price                26.22%       19.78%       20.98%

     Based on the aforesaid analysis, using a 14 percent discount rate, the indicated "as is", value of the 1,637 lots is $11,361,397.00, rounded to $11,361,000.00. It should be further noted that in the analysis, the absorption rate is estimated at 6 units per month for the premium lots and 4 units per month on the medium and smaller lots, assuming the units are available. If the units are not available as developed, absorptions will max-out at the available units as projected. It is also assumed by this appraiser that if units within any given period are not absorbed, then the next phase will not occur until absorption has taken place.

     Therefore, based on the overall detached lot analysis and based on the aforesaid calculations, the estimated gross retail value of the single-family detached lots is $31,308,000.00, and the discounted or "as is" value is estimated to be $11,361,000.00.

                          CORRELATION AND CONCLUSION
                          --------------------------

     It appears that the Southern Maryland area will remain one of the fastest developing areas on the East Coast of the United States. With relatively easy access to both employment and recreational activities, Charles County development and demand for additional units should continue to remain strong.

     The subject property is within commuting distance of both metropolitan Washington, D.C. and Annapolis areas, as well as to many large military and governmental installations. Because of the country setting of the neighborhood of the subject property, as well as its relatively near proximity to employment, the location should remain popular to the buying public into the foreseeable future.

     With market interest rates projected to stabilize or to drop slightly, demand should remain constant and may improve in the very near future for added single-family dwellings.

     The existing and proposed subdivisions in the neighborhood of the subject property continue to sell well and therefore it is this appraiser's opinion that sales of residential lots should meet or exceed development expectations and demand for residential lots should remain extremely high.

     It should be noted that the St. Charles Community's various neighborhoods, whether they be Smallwood, Carrington, Bannister, Wakefield, Huntington, Dorchester, Lancaster or Hampshire, during their periods have been successful undertakings. It is expected that the Fairway Village will continue this tradition and although competition has stiffened somewhat over the 1980 levels, the amenities associated with the subject neighborhoods should help sales and generate absorptions as expected.

     Therefore, as of May 25, 1997, the Fair Market Value of the subject property is as follows:

                   gross retail value of the apartment units

            SEVEN MILLION FIVE HUNDRED TWENTY-FOUR THOUSAND DOLLARS
                                ($7,524,000.00)


                   gross retail value of the townhouse units


                 ELEVEN MILLION THREE HUNDRED THOUSAND DOLLARS
                               ($11,300,000.00)

      gross retail value of the single-family detached residential units

            THIRTY-ONE MILLION THREE HUNDRED EIGHT THOUSAND DOLLARS
                               ($31,308,000.00)

                 TOTAL GROSS RETAIL VALUE OF ALL OF THE UNITS

             FIFTY MILLION ONE HUNDRED THIRTY-TWO THOUSAND DOLLARS
                               ($50,132,000.00)

              discounted or "as is" value of the apartment units

                    THREE MILLION FOURTEEN THOUSAND DOLLARS
                                ($3,014,000.00)

              discounted or "as is" value of the townhouse units

           FOUR MILLION EIGHT HUNDRED EIGHTY-EIGHT THOUSAND DOLLARS
                                ($4,888,000.00)

   discounted or as is value of the single-family detached residential units

            ELEVEN MILLION THREE HUNDRED SIXTY-ONE THOUSAND DOLLARS
                               ($11,361,000.00)


             TOTAL DISCOUNTED OR "AS IS" VALUE OF ALL OF THE UNITS


           NINETEEN MILLION TWO HUNDRED SIXTY-THREE THOUSAND DOLLARS
                               ($19,263,000.00)

                                 CERTIFICATION
                                 -------------

     I, James B. Hooper, certify that to the best of my knowledge and belief:

          the statements of fact contained in this report are true and correct;

          the reported analysis, opinions, and conclusions are limited only by the reported Assumptions and Limiting Conditions and are my personal, unbiased professional analysis, opinions, and conclusions;

          I have no present nor prospective interest in the property that is the subject of this report and no personal interest or bias with respect to the parties involved;

          my compensation is not contingent on an action or event resulting from the analysis, opinions, or conclusions in, or the use of, this report;

          I have made a personal inspection of the property that is the subject of this report;

          no one provided significant professional assistance to the person signing this report, unless otherwise stated in this report.

          this appraisal assignment was not based upon a requested minimum valuation, a specific valuation, or the approval of a loan;

          my analysis, opinions and conclusions were developed, and this appraisal report has been prepared in conformity with the Code of Professional Appraisal Practice of the Appraisal Institute;

          I certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     In view of the foregoing, I estimate the Market Value of the subject property to be, as of May 25, 1997:

                   gross retail value of the apartment units

            SEVEN MILLION FIVE HUNDRED TWENTY-FOUR THOUSAND DOLLARS
                                ($7,524,000.00)
                   gross retail value of the townhouse units

                 ELEVEN MILLION THREE HUNDRED THOUSAND DOLLARS
                               ($11,300,000.00)

      gross retail value of the single-family detached residential units

            THIRTY-ONE MILLION THREE HUNDRED EIGHT THOUSAND DOLLARS
                               ($31,308,000.00)


                 TOTAL GROSS RETAIL VALUE OF ALL OF THE UNITS

             FIFTY MILLION ONE HUNDRED THIRTY-TWO THOUSAND DOLLARS
                               ($50,132,000.00)


              discounted or "as is" value of the apartment units

                    THREE MILLION FOURTEEN THOUSAND DOLLARS
                                ($3,014,000.00)

              discounted or "as is" value of the townhouse units

           FOUR MILLION EIGHT HUNDRED EIGHTY-EIGHT THOUSAND DOLLARS
                                ($4,888,000.00)

  discounted or "as is" value of the single-family detached residential units

            ELEVEN MILLION THREE HUNDRED SIXTY-ONE THOUSAND DOLLARS
                               ($11,361,000.00)


             TOTAL DISCOUNTED OR "AS IS" VALUE OF ALL OF THE UNITS

           NINETEEN MILLION TWO HUNDRED SIXTY-THREE THOUSAND DOLLARS
                               ($19,263,000.00)





                                        /s/ James B. Hooper
                                        -------------------
                                        James B. Hooper

                                A D D E N D U M

                                  Figure VII-2
  SCHEDULE OF ZONE REGULATIONS:  PLANNED RESIDENTIAL DEVELOPMENT (PRD) ZONE

                                   Minimum Lot Criteria
                                   --------------------
                              Sq.ft.    Width     Depth     Frontage
Uses                Area      per du    (feet)    (feet)     (feet)
====================================================================
Agricultural           3
1.00.000            acres               150       200
--------------------------------------------------------------------
Single-family
  detached          6,000
3.01.100            sq.ft.               55        75            30
--------------------------------------------------------------------
Lot Line            3,000
3.01.200            sq.ft.               45                      30
--------------------------------------------------------------------
Patio/Court/
Atrium              3,000
3.01.300            sq.ft.               45                      30
--------------------------------------------------------------------
Duplex              8,000
3.02.100            sq.ft.    4,000      50       100            30
--------------------------------------------------------------------
Townhouse           1,500
3.02.200            sq.ft.               18                      18
--------------------------------------------------------------------
Multiplex           10,000
3.02.300            sq.ft.    3,000      50       100            30
--------------------------------------------------------------------
Garden apartments
3.03.100                      5,000     400       400           400
--------------------------------------------------------------------
Mid-rise
3.03.200                      4,000     600       600           400
--------------------------------------------------------------------
Hi-rise
3.03.300                      3,000      50       100            30
--------------------------------------------------------------------
All other
permitted              1
uses                acre                100       150
--------------------------------------------------------------------

                                   Minimum Yard

                               Requirements (feet)        Max Height
                    --------------------------------------------------------
Uses                Front     Side Total     Rear      Feet      Stories
============================================================================
Agricultural
1.00.000             75        40   80        50       40
----------------------------------------------------------------------------
Single-family
  detached
3.01.100             20         8   20        20       36        3
----------------------------------------------------------------------------
Lot Line
3.01.200             20       0-6   15        15       36        3
----------------------------------------------------------------------------
Patio/Court/Atrium
3.01.300             20       0-6   15        15       36        3
----------------------------------------------------------------------------
Duplex
3.02.100             30        15   40        20       36        3
----------------------------------------------------------------------------
Townhouses
3.02.200             15         0    0        20       36        3
----------------------------------------------------------------------------
Multiplex
3.02.300             30        15   40        20       36        3
----------------------------------------------------------------------------
Garden apartments
3.03.100            100       100  200       100       40        3
----------------------------------------------------------------------------
Mid-rise
3.03.200            100       100  200       100       60        5
----------------------------------------------------------------------------
Hi-rise
3.03.300             30        15   40        20       60        5
----------------------------------------------------------------------------
All other
permitted uses       75        40   80        50       50        3
----------------------------------------------------------------------------

Abbreviations:
--------------

FAR - Floor area ratio. An intensity measured as a ratio derived by dividing the total floor area of a building by the base site area.

ISR - Impervious surface ratio. The ratio derived by dividing the area of impervious surface by the base site area. Impervious surfaces are those which do not absorb water.
      They consist of all buildings, parking areas, driveways, roads, and sidewalks.

                                                  Min.                Min.

                       Lot                        Open      Max       Tract

Uses                Coverage       Intensity      Space     ISR       Size
==============================================================================
Agricultural
1.00.000
------------------------------------------------------------------------------
Single-family
  detached
3.01.100              50%
------------------------------------------------------------------------------
Lot Line
3.01.200              60%                          30%       0.30
------------------------------------------------------------------------------
Patio/Court/
Atrium
3.01.300              60%                          30%       0.30
------------------------------------------------------------------------------
Duplex
3.02.100                                           35%       0.25
------------------------------------------------------------------------------
Townhouses
3.02.200              60%                          45%       0.35
------------------------------------------------------------------------------
Multiplex
3.02.300                                           45%       0.35
------------------------------------------------------------------------------
Garden apartments
3.03.100                                           55%       0.45
------------------------------------------------------------------------------
Mid-rise
3.03.200                                           60%       0.40
------------------------------------------------------------------------------
Hi-rise
3.03.300                                           70%       0.30
------------------------------------------------------------------------------
All other
permitted uses                      0.30 FAR                 0.70
------------------------------------------------------------------------------

                        INTERSTATE GENERAL COMPANY L.P.
                                FAIRWAY VILLAGE
                               ST. CHARLES, MD.
                              PROJECT ASSUMPTIONS

GENERAL

     Community Development(Off-site) and In-Tract Cost estimates provided by the professional engineering firm Whitman, Requart and Associates of Baltimore, Maryland.

     Phase cost and sales unit pace provided by the professional engineering firm Whitman, Requart and Associates of Baltimore, Maryland.

     Each phase is for approximately 36 months.

     All development cost is incurred in first 24 months of each phase.

     Annual 4% cost escalator begins in the second month of the project.

     Closing cost are $200 per unit

     Soft Cost include:  Engineering, Legal, Review & Permit fees, Bonding, Land
                         Planning Architecture, Inspections, Lot corners and as builts

     Operating Cost include: Property taxes, HOA subsidy, maintenance, PDRB

     Marketing Cost are     3.00%  of sales.

SALES
     Initial pricing for fully developed parcels
               Townhouse                $32,000
               Single Family - 70 ft.   $49,000
               Single Family - 60 ft.   $42,000
               Single Family - 52 ft.   $36,400
               Apartment                $ 7,000
               Commercial Acre Sq. ft.  $     5

Unit Pace by Phase  Phase 1   Phase 2    Phase 3    Phase 4    Phase 5    Total
                    -------   -------    -------    -------    -------    -----
Townhouse             154       149        372         0        162         837
Single Family-70ft.   247       170         0         505        0          922
Single Family-60ft.   149        41        215         0         94         499
Single Family-52ft.    73       179         0          0         0          252
Apartment              0        359         0          0        477         836
                    -----------------------------------------------------------
                      623       898        587        505       733       3,346

                    Year 3    Year 4     Year 5     Year 6               Total
                    ------    ------     ------     ------               -----
Commercial Acres      9.5       9.5        9.5        9.5                  38

     Unit sales begin in month seven of each phase

     Annual 4% sales escalator begins in the second month of the project.

FINANCING

     Prime plus 1% (Currently 10%)

     Community Development loan continues over project development and is released at approximately 110% of draw.

     In-Tract Development loans are paid off in each phase at approximately 110% of draw.

Fairway Village Proforma
Summary of All Phases
                 ---------------------------------------------------------------------------------------------------------------
             % of     TOTAL
            Revenue  PROJECT             Year1               Year2               Year3                Year4                Year5
                 ---------------------------------------------------------------------------------------------------------------
Units
-----
 Townhouse
 Unit Sales              837                50                  54                  50                   74                  105
 Single Family
  -60 Unit Sales         499                15                  75                  79                   21                   30
 Single Family
  -70 Unit Sales         922                59                 112                 126                   80                   40
 Single Family
  -52 Unit Sales         252                 0                  60                  43                   75                   74
 Apartments Unit
  Sales                  836                 0                   0                  40                  159                  160
                 ---------------------------------------------------------------------------------------------------------------
    Total Units        3,346               124                 301                 338                  409                  409

Revenue (includes 4%
-------
 escalator annually)
 Townhouse Sales
   Proceeds       33,114,545         1,646,480           1,832,050           1,763,917            2,720,094            4,024,766
 Single Family
   60's Sale
   Proceeds       25,547,413           648,732           3,339,026           3,669,516            1,014,141            1,520,661
 Single Family
   70's Sale
  Proceeds        56,049,176         2,974,409            5,82,261           6,140,067            4,497,061            2,331,911
 Single Family
   52's Sale
   Proceeds       10,395,890                 0           2,315,117           1,732,450            3,132,359            3,211,964
 Apartments
   Proceeds        7,602,643                 0                   0             312,501            1,261,251            1,325,111
 Commercial
  sale
  Proceeds         8,276,400                 0                   0           2,069,100            2,069,100            2,069,100
                 ---------------------------------------------------------------------------------------------------------------
Total Gross
 Sales           140,986,137         5,269,621          l3,207,484          16,387,620           14,701,714           14,495,034
Less:Closing
 Cost               (653,200)          (24,800)            (60,200)            (67,600)             (81,800)             (81,800)
                 ---------------------------------------------------------------------------------------------------------------
Net Sales
 Proceeds   100% 140,332,937         5,244,821          13,247,214          16,320,020           14,619,914           14,4l3,234

Construction Cost
-----------------
Community Wide
Development Cost
 Drive A
 ($260/LF)           361.000           270.000              91.000                   0                    0                    0
 Sheffield
 Circle
 ($225/LF)         1,892,000                 0             869,000             767,000              256,000                    0
 PS 2A Improve
 -ments              300,000           300,000                   0                   0                    0                    0
PS 5 Improve
-ments               245,000                 0             245,000                   0                    0                    0
Miscellaneous
 Sewer               154,000            50,000              20,000              64,000                    0                    0
 SCP Sewer
 for future
 PS 2A
 Deletion            275,000           275,000                   0                   0                    0                    0
 St.Pauls
 Lake Improv-
 ments               149,000           149,000                   0                   0                    0                    0
 SWM Ponds         3,339,000           313,000             620,000             766,000                    0              312,000
Wetland
 Pretreat
 -ment               221,000           100,000             121,000                   0                    0                    0
 Billingsley
 Rd.               4,194,000         1,700,000             891,000             570,000              553,000              590,000
Piney Church
 Rd                  152,000                 0             112,000                   0                    0                    0
Drive D              237,000                 0             237,000                   0                    0                    0
Drive F              334,000                 0                   0             334,000                    0                    0
P.O.RoadFM           521,000           525,000                   0                   0                    0                    0
PS3a Temp            310,000                 0                   0             350,000                    0                    0
PS 3b              2,100,000                 0                   0                   0                    0            1,250,000
Lagonn G             350,000                 0                   0             350,000                    0                    0
Lagoon Mit           550,000                 0                   0             550,000                    0                    0
SD Convey            150,000                 0                   0             150,000                    0                    0
I2"SCPwater          186,000                 0                   0                   0                    0              186,000
16"SCPSewer          460,000                 0                   0                   0                    0              230,000
20"SCPSewer          225,000                 0                   0                   0                    0                    0
St Charles
PkyInters.           959,000                 0                   0                   0                    0                    0
St.Charles
 Pkwy              4,300,000                 0                   0                   0                    0              775,000
Demar Rd.            118,000                 0                   0                   0                    0                    0
GleneaglesDr         714,000                 0                   0                   0                    0                    0
                 ---------------------------------------------------------------------------------------------------------------
Total Comm
Wide
Infra-
structure    17%  24,010,000         3,722,000           3,246,000           3,901,000              109,00             3,313,000

In-Tract Cost
Single Family
Minor and
Localroads        12,144,000         1,461,000           2,050,000           1,100,000            1,142,000            1,613,000
Lot Clearing
and Grading          199,000            77,000             164,000             169,000              119,000                    0
Single Family
Contingency        1,020,000                 0             223,000             160,000              230,000              107,000
Minor Collect        698,000                 0                   0                   0                    0              135,000
                 ---------------------------------------------------------------------------------------------------------------
 Total Single
 Family           14,461,000         1,145,000           2,437,000           1,429,000            1,961,000            1,155,000
Townhouse
Lot
development        6,520,000           550,000             351,000             645,000              481,000              713,000


Fairway Village Proforma
Summary of All Phases
                 -------------------------------------------------------------------------------------------
       % of            Year6             Year7               Year8               Year9               Year10
     Revenue     -------------------------------------------------------------------------------------------
Units
 Townhouse
 Unit Sales              201               141                  48                  60                   54

Single Family
  -60 Unit Sales         122                63                  24                  36                   34
 Single Family
  -70 Unit Sales           0               101                 242                 162                    0
 Single Family
  -52 Unit Sales           0                 0                   0                   0                    0
 Apartments Unit
  Sales                    0                 0                 125                 200                  152
                 --------------------------------------------------------------------------------------------
    Total Units          323               305                 439                 458                  240
 Revenue (includes
 4% escalator
 annually)
 Townhouse Sales
  Proceeds         7,995,273         5,831,690           2,092,303           2,691,670            2,516,202
  Single Family
   60's Sale
   Proceeds        6,370,470         3,421,749           1,271,363           2,119,690            2,071,427
  Single Family
  70's Sale
  Proceeds                 0         6,477,632          15,970,695          11,129,059                    0
 Single Family
   52's Sale
   Proceeds                0                 0                   0                   0                    0
 Apartments
 Proceeds                  0                 0           1,192,382           1,965,978            1,537,980
 Commercial
  sale
  Proceeds         2,069,100                 0                   0                   0                    0
                 -------------------------------------------------------------------------------------------
Total Gross
 Sales            16,434,843        15,731,071          20,626,743          17,906,398            6,125,609
Less:Closing
 Cost                (64,600)          (61,000)            (71,800)            (91,600)             (48,000)
                 -------------------------------------------------------------------------------------------
Net Sales
Proceeds
             100% 16,370,243        15,670,071          20,554,943          17,814,798            6,077,609
Construction Cost
Community Wide
Development Cost
 Drive A
 ($260/LF)                 0                 0                   0                   0                    0
 Sheffield
 Circle
 ($225/LF)                 0                 0                   0                   0                    0
 PS 2A Improve
 -ments                    0                 0                   0                   0                    0
PS 5 Improve
-ments                     0                 0                   0                   0                    0
Miscellaneous
 Sewer                20,000                 0                   0                   0                    0

 SCP Sewer
 for future
 PS 2A
 Deletion                  0                 0                   0                   0                    0
 St.Pauls
 Lake Improv-
 ments                     0                 0                   0                   0                    0
 SWM Ponds           194,000           246,000             470,000             338,000                    0
Wetland
 Pretreat
 -ment                     0                 0                   0                   0                    0
 Billingsley
 Rd.                 590,000                 0                   0                   0                    0
Piney Church
 Rd                        0                 0                   0                   0                    0
Drive D                    0                 0                   0                   0                    0
Drive F                    0                 0                   0                   0                    0
P.O.RoadFM                 0                 0                   0                   0                    0
PS3a Temp                  0                 0                   0                   0                    0
PS 3b              1,250,000                 0                   0                   0                    0
Lagonn G                   0                 0                   0                   0                    0
Lagoon Mit                 0                 0                   0                   0                    0
SD Convey                  0                 0                   0                   0                    0
I2"SCPwater                0                 0                   0                   0                    0
16"SCPSewer          230,000                 0                   0                   0                    0
20"SCPSewer          225,000                 0                   0                   0                    0
St Charles
PkyInters.                 0           959,000                   0                   0                    0
St.Charles
 Pkwy              2,000,000         1,525,000                   0                   0                    0
Demar Rd.                  0           118,000                   0                   0                    0
Gleneagles Dr              0           332,000             452,000                   0                    0
            17%  -------------------------------------------------------------------------------------------
Total Comm
Wide Infra
structure          4,509,000         3,250,000             922,000             338,000                    0

In-Tract Cost
Single Family
Minor and
Local roads                0         1,819,000           2,373,000             179,000                    0
Lot Clearing
and Grading                0                 0                   0                   0                    0
Single Family
Revenue Contingency         0           107,000             146,000              47,000                    0
Minor Collect         225,000                 0             135,000             203,000                    0
                 -------------------------------------------------------------------------------------------
Total Single
 Family              225,000         1,926,000           2,654,000             429,000                    0
Townhouse
Lot
development        1,500,000         1,056,000                   0             834,000              390,000

ST. CHARLES COMMUNITIES

Total Dwelling Units Sold

     YEAR       TOTAL    W/O APARTMENTS

     1970        236          236
     1971        194          194
     1972        132          132
     1973        131          131
     1974        248          144
     1975        249          145
     1976        462          366
     1977        692          456
     1978        873          649
     1979        635          295
     1980        214          214
     1981        224          224
     1982        522          522
     1983        310          310
     1984        425          425
     1985        391          391
     1986        526          422
     1987        566          390
     1988        775          519
     1989        524          420
     1990        200          200
     1991        216          216
     1992        170          170
     1993        372          250
     1994        371          317
     1995        153          153
     1996        144           90
     AVG         369          296

     [PIE CHART OF FAIRWAY PROFORMA DEVELOPMENT COST SUMMARY APPEARS HERE]

           [PIE CHART OF FAIRWAY PROFORMA REVENUE MIX APPEARS HERE]

                              HOOPER & ASSOCIATES

                                FAIRWAY VILLAGE


                            [PICTURE APPEARS HERE]


                            [PICTURE APPEARS HERE]

                              HOOPER & ASSOCIATES

                                FAIRWAY VILLAGE


                            [PICTURE APPEARS HERE]



                            [PICTURE APPEARS HERE]

                              HOOPER & ASSOCIATES

                                FAIRWAY VILLAGE


                            [PICTURE APPEARS HERE]



                            [PICTURE APPEARS HERE]

                              HOOPER & ASSOCIATES

                                FAIRWAY VILLAGE


                            [PICTURE APPEARS HERE]